Filed pursuant to Rule 424(b)(3)
Registration No. 333-111674

Hartman Commercial Properties REIT
Maximum Offering of 11,000,000 Common Shares of Beneficial Interest
Minimum Offering of 200,000 Common Shares of Beneficial Interest
Minimum Purchase of 100 Shares ($1,000) in Most States

Hartman Commercial Properties REIT is a Maryland real estate investment trust that was originally organized in 1998 as a Texas real estate investment trust under the name Hartman Commercial Properties REIT. We invest in and operate retail, industrial and office properties located primarily in the Houston and San Antonio, Texas metropolitan areas. We intend to expand our investments to retail, industrial and office properties located in major metropolitan cities in the United States, principally in the Southern United States. As of June 1, 2005, we owned 35 real estate properties.

This prospectus supersedes and replaces our prospectus dated September 15, 2004, as supplemented by Supplements No. 1 through 4 thereto, for this offering. We are offering up to 10,000,000 common shares of beneficial interest and a minimum of 200,000 common shares of beneficial interest on a best efforts basis at a price of $10.00 per share. We also are offering up to 1,000,000 common shares of beneficial interest to be issued under our dividend reinvestment plan at a purchase price of $9.50 per share. The shares will be offered to investors on a best efforts basis. This offering will terminate on or before September 15, 2006.

	Per Share	Total Minimum	Total Maximum
Primary Offering
Price to Public	$10.00	$2,000,000	$100,000,000
Selling Commissions*	.35	70,000	3,500,000
Dealer Manager Fee	.25	50,000	2,500,000
Proceeds to Us	$9.40	$1,880,000	$94,000,000
Dividend Reinvestment Plan
Price to Public	$9.50	—	$9,500,000
Selling Commissions*	__	—	__
Dealer Manager Fee	—	—	—
Proceeds to Us	$9.50	—	$9,500,000

* Selling commissions of up to 7.0% of gross offering proceeds will be paid for sales through participating broker-dealers; however, no selling commissions will be paid to D.H. Hill Securities, LLP, our dealer manager, with respect to shares sold by registered representatives or principals of D.H. Hill Securities, LLP who are affiliated with our company, and no selling commissions will be paid in connection with the purchases pursuant to our dividend reinvestment plan. We anticipate that approximately 50% of the shares sold pursuant to this offering will not be subject to selling commissions. A reduction in selling commissions will increase the amount of proceeds of this offering available for us to invest in real property.

Investing in our common shares involves a high degree of risk. You should purchase common shares only if you can afford a complete loss. See “Risk Factors” beginning on page 17. The most significant risks relating to your investment include the following:
No public market currently exists for our common shares. Our shares cannot be readily sold, and if you are able to sell your shares, you will likely have to sell them at a substantial discount. We intend to either liquidate our assets or list our shares for trading on an exchange within twelve years of the termination of this offering.
All of our properties are located in the Houston and San Antonio metropolitan areas. Our operations may be adversely impacted by an economic downturn in Houston and/or San Antonio. If we raise substantially less than the maximum offering, we may not be able to invest in a geographically diverse portfolio of properties.
We will rely on Hartman Management, L.P., our advisor, to select properties and other investments and conduct our operations. We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.
We may incur substantial debt, which could hinder our ability to pay dividends to our shareholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.
The amount of dividends we may make is uncertain.
We may not qualify as a REIT in a given taxable year. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The dealer manager of this offering is D.H. Hill Securities, LLP. The dealer manager is not required to sell any specific number or dollar amount of our common shares but will use its best efforts to sell the shares offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, N.A., and will be held in trust for your benefit, pending release to us.

The date of this prospectus is  June 27, 2005

RISK FACTORS	17
Risks Related to an Investment in Hartman Commercial Properties REIT	17
There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.	17
If we, through Hartman Management, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends.	17
We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.	17
Our accumulated deficit may negatively impact our ability to fund our working capital needs or our ability to pay dividends.	18
You will not have the opportunity to evaluate our investments before we make them.	18
Our shares in this offering are being sold by our dealer manager, D.H. Hill Securities, LLP, on a “best efforts” basis. Because of the “best efforts” nature of this offering, there is no guarantee that we will be able to raise substantially more than the minimum offering amount.	18
If we are unable to raise substantially more than the minimum offering amount, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.	18
Because of the lack of geographic diversification of our portfolio, an economic downturn in the Houston and San Antonio, Texas metropolitan areas could adversely impact our operations and ability to pay dividends to our shareholders.	18
This is the first publicly offered REIT sponsored by Mr. Hartman, and the prior performance of private real estate investment programs sponsored by affiliates of Mr. Hartman may not be an indication of our future results.	19
If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.	19
Our rights, and the rights of our shareholders, to recover claims against our officers, trustees and our advisor are limited.	19
We may need to incur borrowings to meet REIT minimum distribution requirements.	19
An increase in market interest rates may have an adverse effect on our ability to sell shares in this offering.	20
We expect to acquire or develop several properties with the proceeds of this offering that, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.	20
Our use of borrowings to fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing.	21

i

We operate in a competitive business and many of our competitors have greater resources and operating flexibility than we do.	21
Approximately 35.1% of our gross leasable area is subject to leases that expire prior to December 31, 2006.	21
We depend on tenants for our revenue and on anchor tenants to attract non-anchor tenants.	21
The bankruptcy or insolvency of major tenants would adversely impact our operations.	22
We may be subject to risks as the result of joint ownership of real estate with third parties.	22
We may have difficulty selling our real estate investments, which may have an adverse impact on our ability to pay dividends.	22
It is likely that you will not have the benefit of an independent due diligence review in connection with this offering.	22
We established the offering price on an arbitrary basis.	23
Provisions in our charter may discourage a takeover attempt.	23
You may experience immediate dilution and could suffer additional dilution as the result of the conversion of OP Units and issuances of additional shares.	23
Complying with REIT requirements may cause us to forego otherwise attractive opportunities.	24
Complying with REIT requirements may force us to liquidate otherwise attractive investments.	24
Risks Related to Conflicts of Interest	24
Hartman Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.	24
Our advisor may face a conflict of interest when allocating personnel and resources between our operations and the operations of other entities it manages.	25
Certain of our officers and trustees face conflicts of interests relating to the positions they hold with other entities.	25
Allen R. Hartman controls other entities that compete with us for his time as well as tenants and acquisition opportunities.	25
Hartman Management will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to a Hartman program or third party other than us.	25
Hartman Management will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our shareholders.	26
There is no separate counsel for our affiliates and us, which could result in conflicts of interest.	26
Our UPREIT structure may result in potential conflicts of interest.	27
We have acquired a majority of our properties from entities controlled by Mr. Hartman.	27
Risks Related to Our Business in General	27
Our charter permits our board of trustees to issue capital shares with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us.	27
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.	27
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.	28
You are bound by the majority vote on matters on which you are entitled to vote.	29
Shareholders have limited control over changes in our policies and operations.	29
You are limited in your ability to sell your shares pursuant to our share redemption program.	29
If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.	30
Payment of fees to Hartman Management and its affiliates will reduce cash available for investment and dividends.	30
There can be no assurance that we will be able to pay or maintain cash dividends or that dividends will increase over time.	30
Adverse economic and geopolitical conditions could negatively affect our returns and profitability.	30
We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.	31

General Risks Related to Investments in Real Estate	31
Your investment will be directly affected by general economic and regulatory factors we cannot control or predict.	31
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.	31
If we set aside insufficient working capital or are unable to secure funds for future tenant improvements, we may be required to defer necessary property improvements, which could adversely impact our ability to pay cash dividends to our shareholders.	32
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.	32
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.	32
Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment.	33
The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any dividends.	33
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.	33
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.	34
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for dividends.	34
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.	34
Risks Associated with Debt Financing	34
We may incur mortgage indebtedness and other borrowings, which may increase our business risks.	34
If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash dividends we can make.	35
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay dividends to our shareholders.	35
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.	35
Risks Associated with Section 1031 Exchange Transactions	35
We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Exchange Transactions.	35
We will be subject to risks associated with co-tenancy arrangements that otherwise may not be present in a real estate investment.	36
Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.	36
Our participation in the Section 1031 Exchange Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.	36
Federal Income Tax Risks	36
If we failed to qualify as a REIT, our operations and dividends to shareholders would be adversely impacted.	36
If Hartman OP was classified as a “publicly-traded partnership” under the Internal Revenue Code, our operations and dividends to shareholders could be adversely affected.	37
Dividends to tax-exempt investors may be classified as unrelated business tax income.	37
Investors subject to ERISA must address special consideration when determining whether to acquire common shares.	37
Certain fees paid to Hartman OP may affect our REIT status.	38
Recharacterization of the Section 1031 Exchange Transactions may result in taxation of income from a prohibited transaction, which would diminish our cash dividends to our shareholders.	38
You may have tax liability on dividends that you elect to reinvest in our common shares.	38
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for payment of dividends to our shareholders.	38

v

SUITABILITY STANDARDS

An investment in our company involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards:

Arizona, Michigan, New Jersey, New Mexico, North Carolina, Tennessee and Texas - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Kansas - Investors must have either (1) a net worth of at least $225,000 and a net worth of at least 10 times their investment in us, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

California, Ohio and Oklahoma - In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. See “Plan of Distribution - Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided answers to some of the more frequently asked questions relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:    What is a REIT?

         A:    In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	enables individual investors to invest in a professionally managed portfolio of real estate assets;

•	provided certain income tax requirements are satisfied, avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to shareholders; and

•	pays dividends to investors of at least 90.0% of its taxable income.

Q:    What is Hartman Commercial Properties REIT?

A:
Hartman Commercial Properties REIT is a Maryland real estate investment trust organized in December 2003 for the purpose of merging with Hartman Commercial Properties REIT, a Texas real estate investment trust organized in August 1998. On June 4, 2004, the shareholders of the Texas entity approved the merger, and on July 28, 2004, the reorganization was completed. We are the surviving entity as a result of the merger. The sole purpose of the reorganization was to change our state of domicile to Maryland. We acquire and manage retail, industrial and office properties in the Houston and San Antonio metropolitan areas. We owned 35 commercial properties on June 1, 2005, primarily consisting of retail centers, industrial and office properties.

Q:    What is the experience of your executive officers and trustees?

A:
Allen R. Hartman has been our president, secretary and member of our board of trustees since our formation in 1998. He is also the sole limited partner of our advisor and property manager, Hartman Management, L.P. (which we refer to as Hartman Management or the Management Company), as well as the President, Secretary, sole trustee and sole shareholder of the general partner of Hartman Management. Since 1984, Mr. Hartman, as an individual general partner, has been the sponsor of 17 private limited and general partnerships that have invested in commercial real estate in Houston, Texas. Mr. Hartman has over 30 years of experience in the commercial real estate industry. From 1978 to 1983, Mr. Hartman owned and operated residential rental properties.

Terry L. Henderson has been our Chief Financial Officer and a member of our board of trustees since April 27, 2005, when he was appointed by the board of trustees to replace Robert W. Engel, who resigned those positions effective April 26, 2005. Mr. Henderson has been the Chief Financial Officer of Hartman Management since 2003. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business Administration in Accounting from Texas Tech University. Prior to joining Hartman Management, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2003.

Chand Vyas has been a member of our board of trustees since 2002. Mr. Vyas is the Chairman and Chief Executive Officer of EPS Technology, a global information technology and business process outsourcing company that he founded in 2000. From 1982 until 1998, Mr. Vyas served as Chief Executive Officer of Ziegler Coal Holding Company, where he led a buyout of Ziegler from its parent company, Houston Natural Gas, in 1985. In subsequent years, under Mr. Vyas’ leadership, Ziegler grew many fold through acquisitions including the purchase of Old Ben Coal from British Petroleum as well as Shell Mining Company from Shell Oil. Ziegler Coal Holding Company went public in 1994 with the largest initial public offering underwritten during that year’s third quarter.

Jack L. Mahaffey has been a member of our board of trustees since 2000. Mr. Mahaffey served as the President of Shell Mining Co. from 1984 until 1991. Since his retirement in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Council.

Samuel C. Hathorn has been a member of our board of trustees since 2000. Mr. Hathorn has been in the home building and land development business for over thirty years. He has held both divisional and senior management positions with three different large publicly held home builders/developers during his real estate career. Since 1981, Mr. Hathorn has been a senior executive with Weyerhaeuser Company (NYSE). Since 1984, Mr. Hathorn has been President and Chief Executive Officer of Trendmaker Homes, the Houston, Texas based home building and land development subsidiary of Weyerhaeuser Company. Mr. Hathorn is a licensed CPA in the State of California and holds a Bachelor of Science degree in accounting. He currently serves as a director of National Beverage Corp. (AMEX).

Chris A. Minton has been a member of our board of trustees since 2000. Mr. Minton was employed by Lockheed Martin for 35 years and was a Vice-President of Lockheed’s Technology Services Group from 1993 until 1995. While employed at Lockheed, he supervised the business operations of six operating companies that employed over 30,000 people. Since his retirement from Lockheed in 1995, Mr. Minton has managed his personal investments and served as a consultant to a privately held aircraft mechanics school and to a Lockheed Martin subsidiary company. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.

Q:    Who is Hartman Management, L.P.?

A:
Hartman Management is our advisor and property manager. Hartman Management was organized as a Texas corporation in 1990 and reorganized as a Texas limited partnership in 2001. Hartman Management manages our day-to-day operations and our portfolio of properties. As of December 31, 2004, Hartman Management had sponsored or advised private real estate programs that had raised approximately $140 million from approximately 2,858 investors, including investors in us, and that owned and operated more than 5.4 million square feet of commercial real estate properties.

Q:    In what types of real property will you invest?

A:
We generally will seek to use the offering proceeds available for investment after the payment of fees and expenses to acquire commercial retail, office and industrial properties that we intend to hold for a period of seven to ten years from the date of acquisition. We will seek to invest in commercial properties in major metropolitan cities in the United States, principally in the Southern United States. We may invest in other property types or geographic areas in order to reduce overall portfolio risk or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so.

Q:    May you invest in anything other than real property?

A:
Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, if our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we may also provide mortgage loans to owners of commercial retail, office or industrial properties or purchase such mortgage loans or participations in mortgage loans from other mortgage lenders. Because there are significant limitations on the amount of non-real estate assets that a REIT may own without losing its status as a REIT, we will be significantly limited as to ownership of non-real estate investments. These limitations may limit our ability to maximize profits.

Q:    How are you different from your competitors who offer unlisted REIT shares to the public?

A:
We have a track record of acquiring properties for prices that provide us the ability to add value. Our REIT has an existing, growing portfolio of properties and we intend that growth trend to continue. One very important difference is that we use Hartman Management, our advisor, also as our property manager. Many of our competitors outsource that function to unaffiliated third parties or establish an affiliated property manager that also performs services for unaffiliated third-party developers. Hartman Management only manages properties in various Hartman programs. Other third-party managers work for multiple, unrelated owners. We believe Hartman Management is able to provide us more individualized service.

Q:    Who will choose the investments you make?

A:
Hartman Management is our advisor and makes recommendations on all investments to our board of trustees. Hartman Management is wholly owned by Allen R. Hartman, who is our President and a member of our board of trustees. Mr. Hartman has extensive experience investing in commercial real estate. In addition, various other officers and key employees of Hartman Management have extensive experience in the areas of commercial property management, leasing, development or investment. The officers, trustees and key employees of Hartman Management are Terry L. Henderson, John Crossin and Valarie L. King, and they will assist Mr. Hartman in making property acquisition recommendations on behalf of Hartman Management to our board of trustees. Our board of trustees, including a majority of our independent trustees, must approve all of our investments.

Q:    How will Hartman Management select potential properties for acquisition?

A:
Hartman Management will generally seek to acquire good quality retail, office and industrial buildings located in major metropolitan cities in the United States, principally in the Southern United States, and leased to creditworthy companies. Many factors enter into what we consider to be “good quality,” including a location that generates and retains tenants because it is good for their business, construction that is attractive, meets building codes and uses materials that withstand ordinary use, and sufficient tenancy to generate current returns on investment. Current tenants of our existing properties include Kroger Food Stores, National Oilwell, 99 Cents Only Stores Texas, Bally Total Fitness, Sears Homestore, Circuit City, Michael’s, PETsMART and Carrier. Some of the properties may be acquired from affiliated entities, such as the private real estate programs sponsored or advised by Hartman Management.

To find properties that best meet our selection criteria for investment, Hartman Management’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain practical knowledge of the regional economic and market dynamics. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to help ensure that each property meets our quality specifications.

Q:    How many properties do you currently own?

A.
As of June 1, 2005, we owned 35 commercial properties. These properties are retail, industrial and office properties located in the Houston and San Antonio metropolitan areas. Because we have not identified any specific properties to acquire with the proceeds from this offering, we are considered to be a partial blind pool.

Q:    Do you intend to acquire some of your properties in joint ventures?

A:
We may want to acquire properties in joint ventures if we determine it necessary in order to diversify our portfolio of properties in terms of geographic region, property type or tenant industry group. Also, a joint venture may enable us to invest net proceeds from this offering sooner than would be possible otherwise, since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. Such joint ventures may be with our affiliates or with third parties. In January 2004, we entered into a joint venture with an affiliate to acquire an office building in Houston, Texas. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q:    What steps do you take to make sure you invest in environmentally compliant property?

A:
We will obtain a Phase I environmental assessment of each property purchased. In addition, we expect that in most cases we will obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:    What will be the terms of your leases?

A:
We will seek to secure leases with creditworthy tenants before or at the time we acquire a property. We expect that our leases generally will be economically net leases, which means that the tenant would be responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In most of these leases, we will probably be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that our leases generally will have terms of three to five or more years, some of which may have renewal options.

Q:    How will you own your real estate properties?

A:
As an “UPREIT,” we expect to own substantially all of our real estate properties through Hartman REIT Operating Partnership, L.P., which we refer to as Hartman OP or the Operating Partnership. We organized Hartman OP to own, operate and manage real properties on our behalf. We are the sole general partner and own 55.84% of the outstanding units of partnership interest of Hartman OP. We may, however, own investments directly or through other entities.

Q:    What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:    If I buy shares, will I receive dividends and how often?

A:
Provided we have sufficient cash flow to pay dividends, we intend to declare dividends to our shareholders on a quarterly basis and to pay the dividends on a monthly basis during the following quarter. We intend to coordinate our dividend distribution dates with our monthly new investor admission dates so our investors will be entitled to be paid dividends in the next declaration of quarterly dividends following their admission. We have paid cash dividends ever since our operations commenced in 1999. Our board of trustees will make the determination of whether to authorize a dividend and the amount thereof consistent with its duties. We will not pay a dividend when we are unable to pay our debts as they become due in the usual course of business. However, in order to maintain our qualification as a REIT, we must make aggregate annual distributions equal to at least 90.0% of our taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)).

Q:    How do you calculate the payment of dividends to shareholders?

A:
We intend to calculate our dividends on a monthly basis to shareholders of record. As a result, any dividend payments will begin to accrue immediately upon our monthly admission of new shareholders. Such dividends will be paid to new shareholders beginning with the dividend payment made on the third month following their acquisition of our common shares.

Q:    May I reinvest my dividends in shares of Hartman Commercial Properties REIT?

A:
Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form, which we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be $9.50.

Q:    Will the dividends I receive be taxable as ordinary income?

A:
Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution to our shareholders. The portion of your dividend that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:    What will you do with the money raised in this offering?

A:
We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of retail, office and industrial properties leased to creditworthy companies. Assuming that approximately one-half of the shares we sell in this offering are sold by our dealer manager without the payment of commissions, we estimate that approximately $8.95 of per share proceeds will be available for the purchase of real estate, with the remaining proceeds to pay fees and expenses of this offering and an acquisition fee to our advisor.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

Holders of interests in Hartman OP have the right to exchange those interests for our shares. We expect few, if any, of the holders of interests in Hartman OP will elect to exchange such interests during this offering and that the loss of cash proceeds from any such exchange will be immaterial. See “The Operating Partnership Agreement — Exchange Rights” for a summary of these rights.

Q:    What kind of offering is this?

A:
We are offering to the public up to 10,000,000 common shares of beneficial interest on a “best efforts” basis. We are also offering up to 1,000,000 common shares of beneficial interest to be issued pursuant to our dividend reinvestment plan.

Q:    How does a “best efforts” offering work?

A:
When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:    How long will this offering last?

A:	The offering will not last beyond September 15, 2006.

Q:    Who can buy shares?

A:
An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Plan of Distribution - Suitability Standards” section of this prospectus.

Q:    May I make an investment through my IRA, SEP or other tax-deferred account?

A:
Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, decision makers should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:    Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:
Yes. Resources Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Resources Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Resources Trust Company has agreed to provide this service to our shareholders with annual maintenance fees charged at their standard rate. Resources Trust Company is a member of the Fiserv, Inc. family of financial services companies. Fiserv, Inc. is a publicly traded financial services company based in Brookfield, Wisconsin.

Q:    Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $1,000. Thereafter, you may purchase additional shares in $250 increments. Investors who already own our shares can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Plan of Distribution - Minimum Purchase Requirements” section of this prospectus.

Q:    How do I subscribe for shares?

A:
If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank, N.A., where your funds will be held, along with those of other subscribers, until we admit new investors, which we expect to do monthly. Separate escrow accounts will be established for subscriptions of residents of New York and Pennsylvania. See the section of this prospectus captioned “Plan of Distribution - Subscription Procedures” for a detailed discussion of how to subscribe for shares.

Q:    If I buy shares in this offering, how may I later sell them?

A:
At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we cannot be sure that any public market will ever develop for the shares. As a result, you may find it difficult to find a buyer for your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer only if the buyer satisfies the suitability standards applicable to him or her, including any suitability standards imposed by such potential buyer’s state of residence, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common shares. See the “Suitability Standards,”“Plan of Distribution - Suitability Standards” and “Description of Shares - Restrictions on Transfer” sections of this prospectus.

In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased shareholder. Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon death of a shareholder. The redemption price is set at $9.50 for the first three years following the termination of this offering. Thereafter, the redemption price will be set at 95.0% of the fair market value of the shares, as estimated by our advisor or by another firm we might choose for that purpose. See the “Description of Shares - Share Redemption Program” section of this prospectus.

Q:    What are your exit strategies?

A:
We will seek to return your investment to you by listing our shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange within twelve years from the termination of this offering or, if we do not obtain such a listing, by making an orderly disposition of our properties and distributing the net proceeds from such sales to you, unless a majority of the members of our board of trustees, including a majority of our independent trustees, in their relationship as fiduciaries to us and to our shareholders, approves otherwise and sets a future date for our listing and/or termination.

Q:    Who is the transfer agent?

A:	American Stock Transfer and Trust Co. 59 Maiden Lane New York, New York 10038 (212) 936-5100

To ensure that any account changes are made promptly and accurately, all account changes, including your address, ownership type and distribution mailing address, should be directed to Hartman Commercial Properties REIT, Attn: Investor Relations.

Q:    Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

                 •     monthly newsletters or dividend reports;
                 •     three quarterly financial reports, which are filed with the Securities and Exchange Commission and will be distributed to you upon request;
                 •     an annual report; and
                 •     an annual IRS Form 1099-DIV, if required; and
                 •     supplements to this prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

                 •     United States mail or other courier;
                 •     facsimile;
                 •     electronic delivery; and
                 •     posting on our affiliated website, at www.hartmanmgmt.com.

Q:    When will I receive my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:    Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Hartman Commercial Properties REIT
Attn: Investor Relations
1450 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043
(713) 467-2222

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, this section does not contain all of the information that is important to your decision whether to invest in our common shares. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Hartman Commercial Properties REIT

Hartman Commercial Properties REIT is a Maryland real estate investment trust. We invest in and operate retail, industrial and office properties located primarily in the Houston and San Antonio metropolitan areas. We intend to expand our investments to retail, office and industrial properties located in major metropolitan cities in the United States, principally in the Southern United States. We conduct substantially all of our operations and activities through Hartman REIT Operating Partnership, L.P., which we refer to elsewhere in this prospectus as Hartman OP or the Operating Partnership. We are the sole general partner of Hartman OP and, as of June 1, 2005, we owned 7,343,162.16 OP Units in Hartman OP, which represented 55.84% of all outstanding OP Units on such date. The term “OP Units” refers to the units of partnership interest of Hartman OP. We owned 35 commercial properties as of June 1, 2005, primarily consisting of retail centers, industrial and office properties. Our properties are typically leased to a variety of tenants under long-term leases. Some tenants are national companies; others are local businesses. Our business and properties are more fully described in the “Description of Real Estate and Operating Data” section of this prospectus.

We have made an election to be taxed as a REIT. Consequently, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income for all future years beginning with 2001. We refer to the Internal Revenue Code of 1986, as amended, as the “Internal Revenue Code” in this prospectus. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we continue to qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. We encourage you to read the section of this prospectus titled “Federal Income Tax Considerations” for more information about how we are taxed.

Our office is located at 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Our telephone number is (713) 467-2222.

Our Advisor

Our advisor is Hartman Management, a Texas limited partnership. Hartman Management manages our day-to-day operations and identifies acquisitions and investments on our behalf. Hartman Management also manages our portfolio of properties. We sometimes refer to Hartman Management as our property manager in this prospectus.

Our Management

We operate under the direction of our board of trustees, the members of which are accountable to our shareholders and us as fiduciaries. Our board of trustees, including a majority of our independent trustees, must approve certain matters set forth in our Articles of Amendment and Restatement (sometimes referred to herein as the “charter” or the “Declaration of Trust”). We have six members on our board of trustees. Four of the trustees are independent of Hartman Management and have responsibility for reviewing its performance. Our trustees are elected annually by our shareholders. Although we have executive officers who will manage our operation, we do not have any paid employees. Hartman Management has employees whom it compensates out of the fees we pay to it. Except with respect to share purchase rights and options to purchase common shares that may be granted to our executive officers, only our non-employee trustees are compensated for their services to us.

Terms of The Offering

We are offering up to 10,000,000 common shares of beneficial interest to the public at $10.00 per share. We are also offering up to 1,000,000 shares pursuant to our dividend reinvestment plan at $9.50 per share. We plan to offer common shares of beneficial interest until the earlier of September 15, 2006 or the date we sell all 11,000,000 shares in this offering. However, we may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. Funds in escrow will be invested in short-term, highly liquid or other authorized investments that can be readily sold or otherwise disposed of for cash without any dissipation of the offering proceeds invested. Since we now have met the requirement to sell a minimum of 200,000 shares, not including shares sold to residents of either New York or Pennsylvania, to the public for $10.00 per share, those funds held in escrow prior to the satisfaction of this condition have been released to us. We also have satisfied the requirements that subscriptions for at least $5,475,000 be received and accepted before we could accept subscriptions from any Pennsylvania residents, and that subscriptions for at least $2,500,000 (excluding subscriptions from residents of Pennsylvania) be received and accepted before we could accept subscriptions from any New York residents. Accordingly, at the present time all proceeds from subscriptions that we accept in the offering (including subscriptions from residents of New York or Pennsylvania) are held in escrow until investors are admitted as shareholders. We intend to admit new shareholders monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of investments, or the payment of fees and expenses.

Summary Risk Factors

An investment in our common shares is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus, which begin on pages 17 and 59, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our common shares:
  There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

  All of our properties are located in the Houston and San Antonio metropolitan areas. Because of the lack of geographic diversification of our portfolio, an economic downturn in the Houston and San Antonio metropolitan areas could adversely impact our operations and ability to pay dividends to our shareholders.

  We have not identified any investments that we will make with the proceeds of this offering. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon Hartman Management’s ability to select our investments.

   The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 11,000,000 shares being offered. If we do not sell substantially more than the minimum offering of 200,000 shares, we may buy only one property with the proceeds of this offering and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

  Our ability to achieve our investment objectives and to pay dividends depends on the performance of Hartman Management, our advisor, for the day-to-day management of our business and the selection of our real estate properties, mortgage loans and other investments.

  We will pay significant fees to Hartman Management and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.

  We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay dividends to our shareholders in the event that income on such properties, or their value, falls.

  We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our shareholders.

  We depend on tenants for our revenue and on anchor tenants to attract non-anchor tenants. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash dividends or appreciation of your investment.

  To ensure that we continue to qualify as a REIT, our charter prohibits any shareholder from owning more than 9.8% of our outstanding common shares.
  You will not have preemptive rights as a shareholder, so any shares that we issue in the future may dilute your interest in our company. In addition, our charter permits our board of trustees to issue capital shares that may subordinate the rights of holders of our common shares.

  Approximately 35.1% of our gross leasable area is subject to leases that expire prior to December 31, 2006.

   If we do not obtain listing of our common shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange by the twelfth anniversary of the termination of the offering, our charter provides that we must liquidate our assets unless a majority of our board of trustees, including a majority of our independent trustees, shall approve otherwise.

  The vote of shareholders owning a majority of our shares will bind all of the shareholders as to certain matters such as the election of trustees and any amendment to our charter.

  Potential liability as the result of environmental matters could adversely affect our operations.

  Allen R. Hartman controls other entities that compete with us for his time as well as for tenants and acquisition opportunities. Accordingly, Mr. Hartman will face conflicts of interest resulting from his duties to these other entities.

  We have acquired a majority of our properties from entities owned, in whole or in part, by Allen R. Hartman.

Description of Properties, Investments and Borrowing

As of June 1, 2005, we owned 35 commercial properties. We have not contracted to acquire any investments with the proceeds of this offering, nor has our advisor identified any assets in which there is a reasonable probability that we will invest. Although all of our properties are retail, industrial or office properties located in the Houston and San Antonio, Texas metropolitan areas, we will seek to invest in retail, office and industrial properties located in major metropolitan cities throughout the United States, principally in the Southern United States. All acquisitions of properties will be evaluated for tenant creditworthiness and the reliability and stability of the properties’ future income and capital appreciation within a seven to ten-year holding period. In addition, we may acquire interests in other entities with similar real property investments. Our properties may be acquired, developed and operated by us alone or jointly with another party. We may enter into one or more joint ventures for the acquisition of properties with certain of our affiliates, other third parties, including the present and future real estate limited partnerships sponsored by our advisor. We may also serve as mortgage lender to these joint ventures or other Hartman real estate programs.

Our charter permits us to incur indebtedness of up to 300.0% of our net asset value as of the date of any borrowing. However, our board of trustees has adopted a policy that we will generally limit our aggregate borrowing to 50.0% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 50.0% of the asset value of the property acquired. We expect to borrow up to 50.0% of our aggregate asset value if interest rates and loan terms are favorable. Our board of trustees must review our aggregate borrowing at least quarterly. Our charter further provides that we may borrow in excess of 300.0% of our aggregate asset value only if approved by our independent trustees, in which event we must disclose the justification for such excess borrowing in our next quarterly report to shareholders.

Estimated Use of Proceeds of This Offering

We estimate that we will use at least 89.5% of the proceeds of this offering to invest in properties and for general working capital purposes, but our estimate is based on the number of shares we sell in this offering through our dealer manager by registered representatives and principals of our dealer manager who are affiliates of the Company, since the commissions that would otherwise be payable for such sales will be retained and used to invest in properties. If actual sales are a lower proportion of total shares sold, then the percentage of the proceeds that will be so available will be lower. On the date of this prospectus, we had not identified any particular properties that we intend to acquire with the proceeds of this offering. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses related to this offering and fees and expenses related to the selection and acquisition of properties. You should read the “Estimated Use of Proceeds” and “Current Status of the Offering” sections of this prospectus for further detail regarding the use of the proceeds of this offering.

Investment Objectives

Our investment objectives are:
  to maximize cash dividends paid to you;

  to obtain and preserve long-term capital appreciation in the value of our properties to be realized upon our ultimate sale of such properties; and

  to provide you with a return of your investment by listing the shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange within twelve years of the termination of this offering or, if we do not obtain listing of the shares within twelve years of the termination of this offering, by making an orderly disposition of our properties and distributing the cash to you.
To achieve these objectives, we intend to increase net income from our operations through selective acquisitions and sophisticated and professional management of our properties. We intend to hold our properties until we determine that they should be sold, which we expect to be generally seven to ten years from the date of acquisition. To the extent that any of our properties are sold, we may reinvest the net proceeds of such sale in additional properties or distribute such net proceeds to equity holders. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Dividend Policy

We have paid regular dividends to our shareholders since our inception, and we intend to continue to pay regular dividends. Dividends will be determined by our board of trustees and will be dependent upon a number of factors. To maintain our qualification to be taxed as a REIT, we are required to distribute at least 90% of our taxable income. We expect to continue to declare dividends on a quarterly basis to be paid on a monthly basis, and to pay such dividends to investors in this offering after we have admitted them as shareholders. Please see the “Description of Shares — Dividends” section of this prospectus for a description of our dividend policy and a table showing all dividends we declared prior to March 31, 2005.

Conflicts of Interest

We have no paid employees. Hartman Management directs, supervises and manages our day-to-day activities in accordance with an advisory agreement. Hartman Management also supervises our property acquisitions. Allen R. Hartman is the president and sole owner of Hartman Management. Mr. Hartman is also our president and is a member of our board of trustees.

Hartman Management, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:
  Our board of trustees oversees our operations. We have six members on our board of trustees. Four of our trustees are independent of Hartman Management and have responsibility for reviewing its performance.

  We pay Hartman Management significant compensation for services it performs, the majority of which is not dependent on the quality of the service provided to us. We also reimburse Hartman Management for expenses it pays on our behalf.

   Hartman Management will experience conflicts of interest in connection with the management of our business and properties, such as:
-
Mr. Hartman and other employees of Hartman Management will need to allocate their time between our operations and the operations of other companies managed by Hartman Management that are affiliated with Mr. Hartman.

-	We compete for tenants with other companies affiliated with Mr. Hartman also managed by Hartman Management.

-	We may acquire properties from entities affiliated with Mr. Hartman but otherwise not affiliated with us.

-	Hartman Management must determine which properties we should acquire and which properties should be acquired by another Hartman program.

-
Hartman Management will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or service provided to us.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

The following chart shows the ownership structure of the various Hartman entities that are affiliated with Hartman Management:
__________________________
(1)	Allen R. Hartman is the sole shareholder of Hartman Property Management Holdings, LLC.
(2)
Allen R. Hartman owns 3.47% of the issued and outstanding common shares of Hartman Commercial Properties REIT. Units of Hartman REIT Operating Partnership, L.P. may be converted into common shares of Hartman Commercial Properties REIT. Assuming Mr. Hartman makes such a conversion, and assuming that he is deemed the beneficial owner of Houston R. E. Income Properties XIV, Mr. Hartman will own 25.41% of the issued and outstanding common shares of Hartman Commercial Properties REIT.

(3)
Allen R. Hartman is the sole limited partner of Hartman Management, L.P., which serves as the advisor and the property manager to Hartman Commercial Properties REIT. Hartman Property Management Holdings, LLC is the sole general partner of Hartman Management, L.P.

(4)	Hartman Commercial Properties REIT is the 55.84% owner and the general partner of Hartman REIT Operating Partnership, L.P.
(5)	Hartman REIT Operating Partnership II, L.P. is a wholly owned subsidiary of Hartman REIT Operating Partnership, L.P. and was formed in order to secure a loan from GMAC.

(6)
Hartman REIT Operating Partnership III, L.P. is a wholly owned subsidiary of Hartman REIT Operating Partnership, L.P. and was formed in order to secure a revolving line of credit facility with a consortium of banks led by KeyBank National Association.

Prior Offering Summary

Our founder, Allen R. Hartman, has previously sponsored 17 privately offered real estate limited partnerships over the last 20 years. As of December 31, 2004, Mr. Hartman had raised approximately $140 million from approximately 2,858 investors in these real estate programs. Neither Mr. Hartman, nor any of our other affiliates, have previously sponsored or organized a publicly offered REIT. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Hartman from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. Our prior performance, and the prior performance of the other programs previously sponsored by Mr. Hartman, are not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by our shareholders in the past or by investors in other prior Hartman real estate programs.

Compensation to Hartman Management and Its Affiliates

Hartman Management and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (11,000,000 shares - $109,500,000)
Offering Stage

Sales Commissions	Up to 7.0% of gross offering proceeds for sales made by participating broker-dealers and no selling commissions on sales through our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, which are anticipated to be approximately one-half of all sales (blended average of 3.5%); no selling commissions will be paid with respect to purchases under our dividend reinvestment plan	$3,500,000
Dealer Manager Fee	Up to 2.5% of gross offering proceeds; no dealer manager fee will be paid with respect to purchases under our dividend reinvestment plan	$2,500,000
Organization and Offering Expenses	Up to 2.5% of gross offering proceeds	$2,737,500

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (11,000,000 shares - $109,500,000)
Acquisition and Development Stage
Acquisition Fees	2.0% of gross offering proceeds	$2,190,000
Operational Stage
Property Management and Leasing Fees
Based upon the customary property management and leasing fees applicable to the geographic location and type of property (i.e., generally 2.0% to 4.0% of gross revenues for management of commercial office buildings and 5.0% of gross revenues for management of retail and industrial properties)
N/A
Asset Management Fee	Annual fee of 0.25% of our gross asset value. The fee is payable quarterly in an amount equal to 0.0625% of gross asset value as of the last day of the immediately preceding quarter	N/A
Real Estate Commissions	1.0% of contract price for properties sold for substantial assistance in connection with sale	N/A
Subordinated Participation in Net Sale Proceeds (payable only if our shares are not listed on an exchange)	15.0% of remaining amounts of net sale proceeds after return of capital plus payment to investors of a 7.0% annual, cumulative, noncompounded return on capital	N/A
Subordinated Incentive Listing Fee (payable only if our shares are listed on an exchange)
15.0% of the amount by which our adjusted market value exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 7.0% annual, cumulative, noncompounded return on capital
N/A

There are many additional conditions and restrictions on the amount of compensation that Hartman Management and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Hartman Management may receive. For a more detailed explanation of these fees and expenses payable to Hartman Management and its affiliates, see the “Estimated Use of Proceeds” section of this prospectus and the “Management Compensation” section of this prospectus.

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan, pursuant to which you may have the dividends you receive from us reinvested in our common shares. The purchase price per share under our dividend reinvestment plan will be $9.50. If you participate in our dividend reinvestment plan, you will be taxed on income attributable to the reinvested dividends. Your participation in our dividend reinvestment plan would mean that you would have to rely solely on sources other than our dividends from which to pay such taxes. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to plan participants.

Share Redemption Program

After you have held your shares for a minimum of one year, our share redemption program may provide an opportunity for you to redeem your shares. We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period; and (2) funding for the redemption of shares will be dependent upon whether we have sufficient excess cash to repurchase shares. Funds available for redemptions generally will be limited to 1.0% of our operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. The funds we may set aside for our share redemption program may not be sufficient to accommodate all requests made in any year. For three years after we complete this offering, the redemption price for purchases under our share redemption program will be $9.50 per share. Thereafter, the redemption price will equal 95.0% of our per share value as estimated by Hartman Management or another financial advisor evaluation firm we choose for this purpose. The share redemption program has different rules if shares are being redeemed in connection with the death of a shareholder. See “Description of Shares - Share Redemption Program” for more information about our share redemption program. Our board of trustees may amend or terminate the share redemption program at any time.

Hartman REIT Operating Partnership, L.P.

We own our existing investments, and generally intend to own our additional investments, through Hartman REIT Operating Partnership, L.P. (Hartman OP or the Operating Partnership) or subsidiaries thereof, or other operating partnerships. This structure is sometimes referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. We may, however, own investments directly or through other entities. We are the sole general partner of Hartman OP. As of June 1, 2005, Hartman OP had 416 limited partners. The UPREIT structure enables us to acquire real estate properties in exchange for limited partnership units in Hartman OP. This structure also enables sellers of properties to transfer their properties to Hartman OP in exchange for units of Hartman OP and defer gain recognition for tax purposes with respect to such transfers. At present, we have no plans to acquire any specific properties in exchange for units of Hartman OP. The holders of units in Hartman OP may have their units exchanged for cash or our common shares under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Shares

General

Generally, your investment will be recorded on our books only, and we will issue a certificate evidencing ownership of our common shares only to shareholders who make a written request to us. If you wish to transfer your shares, you will be required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of trustees. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations

We will hold annual meetings of our shareholders for the purpose of electing our trustees and conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each common share you own at any of these meetings.

Restriction on Share Ownership

Our charter contains a restriction on ownership of the shares that prevents any one person from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or number (whichever is more restrictive) of our outstanding common shares. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus.

RISK FACTORS

Your purchase of shares involves a number of risks. You should specifically consider the following before making your investment decision.

Risks Related to an Investment in Hartman Commercial Properties REIT

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for the shares. Therefore, you should purchase the shares only as a long-term investment. The suitability standards described in this prospectus also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her, including any suitability standards imposed by such potential purchaser’s state of residence. Our charter also imposes restrictions on the ownership of common shares that will apply to potential transferees that may inhibit your ability to sell your shares.  Moreover, except for requests for redemptions by the estate, heir or beneficiary of a deceased shareholder, our board of trustees may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It is also likely that your shares would not be accepted as the primary collateral for a loan. See “Suitability Standards,”“Plan of Distribution - Suitability Standards,”“Description of Shares - Restrictions on Transfer” and “- Share Redemption Program” elsewhere herein for a more complete discussion of the restrictions on your ability to transfer your shares.

If we, through Hartman Management, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hartman Management, our advisor, in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. You must rely entirely on the management ability of Hartman Management and the oversight of our board of trustees. We cannot be sure that Hartman Management will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through Hartman Management, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay dividends to our shareholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Hartman programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay dividends to our shareholders would be adversely affected. As of the date of this prospectus, we have not identified specific properties that we will purchase with the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be delayed in making investments due to delays in the sale of our shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments and other factors. We will invest all proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds for acquisitions. We expect that the income we earn on these temporary investments will be lower than the rate of return associated with our historical dividends. Therefore, the temporary investment of proceeds from this offering for an extended time may result in a lower rate of return for shareholders.

Our accumulated deficit may negatively impact our ability to fund our working capital needs or our ability to pay dividends.

As of March 31, 2005, we had an accumulated deficit of $6.2 million. Historically, we have paid dividends to our shareholders in excess of our cash flow. If this were to continue, we may be unable to fund our working capital needs. Alternatively, we may be required to reduce or suspend the payment of dividends to our shareholders.

You will not have the opportunity to evaluate our investments before we make them.

Because we have not identified any investments that we may make with the proceeds of this offering, this offering is considered to be a “blind pool” offering and we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of properties. In addition, we will make or invest in mortgage loans or participations therein if our advisor determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants, managers and borrowers, but our board of trustees will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria - Acquisition and Investment Policies.”

Our shares in this offering are being sold by our dealer manager, D.H. Hill Securities, LLP, on a “best efforts” basis. Because of the “best efforts” nature of this offering, there is no guarantee that we will be able to raise substantially more than the minimum offering amount.

Our dealer manager, D.H. Hill Securities, LLP, is selling our shares on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will be able to raise substantially more than the minimum offering amount.

If we are unable to raise substantially more than the minimum offering amount, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.

If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only are able to invest in one additional property, we would not achieve significant diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.

Because of the lack of geographic diversification of our portfolio, an economic downturn in the Houston and San Antonio, Texas metropolitan areas could adversely impact our operations and ability to pay dividends to our shareholders.

All of our assets and revenues are currently derived from properties located in the Houston and San Antonio, Texas metropolitan areas. Our results of operation are directly contingent on our ability to attract financially sound commercial tenants. If Houston or San Antonio experiences a significant economic downturn, our ability to locate and/or retain financially sound tenants may decrease. Likewise, we may be required to lower our rental rates to attract desirable tenants in such an environment. Consequently, because of the lack of geographic diversity among our current assets, if Houston or San Antonio experiences an economic downturn, our operations and ability to pay dividends to our shareholders could be adversely impacted.

This is the first publicly offered REIT sponsored by Mr. Hartman, and the prior performance of private real estate investment programs sponsored by affiliates of Mr. Hartman may not be an indication of our future results.

Although Mr. Hartman and other members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, this is the first publicly offered REIT sponsored by Mr. Hartman. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Hartman and our advisor may not be indicative of our future results. Presently, our advisor is funded by Mr. Hartman. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

To be successful in this market, we must, among other things:
  identify and acquire investments that further our investment strategies;

  increase awareness of the Hartman name within the investment products market outside of the Houston and San Antonio, Texas metropolitan areas;

  establish and maintain our network of licensed securities brokers and other agents;

  attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

  respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

  continue to build and expand our operations structure to support our business.
We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Allen R. Hartman. We do not have an employment agreement with Mr. Hartman, and we cannot guarantee that he will remain affiliated with us. If Mr. Hartman or any of the key personnel of Hartman Management were to cease their affiliation with us, our operating results could suffer. We have not purchased “key person” life insurance on the life of Mr. Hartman. We believe that our future success depends, in large part, upon our advisor’s ability to retain and hire highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our rights, and the rights of our shareholders, to recover claims against our officers, trustees and our advisor are limited.

Our charter limits the liability of our trustees and officers to us and our shareholders for monetary damages to the maximum extent permitted under Maryland law. In addition, our charter, in the case of our trustees, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our trustees, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. As a result, our shareholders and we may have more limited rights against our trustees, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our trustees, officers, employees and agents or our advisor in some cases. See the section captioned “Management - Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents” elsewhere herein.

We may need to incur borrowings to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual net taxable income (excluding any net capital gain). In addition, the Internal Revenue Code will subject us to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and

(iii) 100% of our undistributed taxable income from prior years. Although we intend to pay dividends to our shareholders in a manner that allows us to meet the foregoing distribution requirement and avoid this 4% excise tax, we cannot assure you that we will always be able to do so.

Our income consists almost solely of our share of Hartman OP’s income, and the cash available for distribution by us to our shareholders consists of our share of cash distributions made by Hartman OP. Because we are the sole general partner of Hartman OP, our trustees will determine the amount of any distributions made by it. The trustees may consider a number of factors in making such distributions, including:
  the amount of the cash available for distribution;

  our UPREIT’s financial condition;

  our UPREIT’s capital expenditure requirements; and

  our annual distribution requirements necessary to maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures and the creation of reserves or required debt amortization payments, could require us to borrow funds on a short-term or long-term basis to meet the REIT distribution requirements and to avoid the 4% excise tax described above. In such circumstances, we might need to borrow funds to avoid adverse tax consequences even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax consideration.

An increase in market interest rates may have an adverse effect on our ability to sell shares in this offering.

One of the factors that investors may consider in deciding whether to buy our shares is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher dividend on our shares or seek securities paying higher dividends or interest. The value of an investment in our shares to prospective investors likely will be based primarily on the income and return that we derive from our properties and our related distributions to shareholders, and not from the market value or underlying appraised value of the properties themselves. If interest rates rise without an increase in our dividend rate, potential investors may require a higher dividend yield on our shares as market rates on interest-bearing securities, such as bonds, rise. Rising interest rates may make an investment in our shares less attractive and may have an adverse effect on our ability to sell shares in this offering.

We expect to acquire or develop several properties with the proceeds of this offering that, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.

We expect to acquire or develop several properties with the proceeds of this offering. The acquisition of additional properties will subject us to risks associated with managing the properties, including tenant retention and tenant defaults of lease obligations. A larger portfolio of properties will also generate additional operating expenses. Specific examples of risks that could relate to acquisitions include:
  risks that investments will fail to perform in accordance with expectations;

  risks that judgments with respect to the costs of necessary improvements will prove inaccurate; and

  general investment risks associated with any real estate investment.
To the extent that we acquire a property that needs substantial renovation or repositioning, it will bear certain risks including:
  the risks of construction delays or cost overruns that may increase project costs and could make such project uneconomical;

  the risk that occupancy or rental rates at the completed project will not be sufficient to enable us to pay operating expenses or earn the targeted rate of return on our investment; and

  the risk of incurrence of redevelopment costs in connection with projects that are not completed.

In the case of an unsuccessful acquisition or redevelopment project, our loss could exceed our investment in such project, which could adversely impact our ability to pay dividends to our shareholders.

Our use of borrowings to fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing.

We have relied on borrowings to fund acquisitions and we expect to continue to rely on borrowings and other external sources of financing to fund the costs of property acquisitions, capital expenditures and other items. As of March 31, 2005, we had aggregate debt of $59.8 million secured by our assets. Accordingly, we are subject to the risk that our cash flow will not sufficiently cover required debt service payments.

If we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to our lender, with a consequent loss of income and asset value to us. The interest rates attributable to the debt are adjustable and could rise substantially over the term of the mortgages. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities or on other terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which could adversely impact the cash we would have available for distribution to our shareholders.

Our organizational documents permit us to borrow up to 300% of our net asset value as of the date of any borrowing. Our board of trustees has adopted a policy that we will generally limit our aggregate borrowing to 50.0% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. If we increase our use of financing, we would become subject to an increased risk of default and an increase in debt service requirements. These risks could also adversely affect our financial condition and results of our operations and, consequently, our ability to pay dividends to our shareholders.

We operate in a competitive business and many of our competitors have greater resources and operating flexibility than we do.

Numerous real estate companies that operate in the Houston and San Antonio, Texas metropolitan areas compete with us in developing and acquiring office, retail and industrial properties and seeking tenants to occupy such properties. Moreover, as we seek to expand our investments and operations into other geographic locations and other asset types, we will encounter significantly more competition from entities that have more financial and other resources, and more operating experience, than us or our advisor. Such competition could adversely affect our business. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Approximately 35.1% of our gross leasable area is subject to leases that expire prior to December 31, 2006.

As of December 31, 2004, 35.1% of the aggregate gross leasable area of our properties is subject to leases that expire prior to December 31, 2006. We are subject to the risk that:
  tenants will not renew such leases;

  we will not be able to re-lease the space subject to such leases; and

  the terms of any renewal or re-lease will not be as favorable as current leases.

If any of these risks materialize, our cash flow and ability to pay dividends could be adversely affected.

We depend on tenants for our revenue and on anchor tenants to attract non-anchor tenants.

As rental income from real property comprises substantially all of our income, the inability of a single major tenant or a number of smaller tenants to meet their obligations would adversely affect our income. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. The weakening of a significant tenant’s financial condition or the loss of an anchor tenant may adversely affect our cash flow and amounts available for distribution to our shareholders.

The bankruptcy or insolvency of major tenants would adversely impact our operations.

As of December 31, 2004, the five largest tenants of our properties generated approximately 10.95% of the combined rent of our properties. The bankruptcy or insolvency of a major tenant or a number of small tenants would have an adverse impact on our income and dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, our claim for breach of the lease (absent collateral securing the claim) will be treated as a general unsecured claim. General unsecured claims are the last claims paid in a bankruptcy, and funds may not be available to pay such claims. As of March 31, 2005, none of our major tenants were in bankruptcy or had materially defaulted on their lease. However, any of our tenants could become insolvent or declare bankruptcy in the future.

We may be subject to risks as the result of joint ownership of real estate with third parties.

We may invest in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including:
  the possibility that our partners or co-investors might become insolvent or bankrupt;

  that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals;

  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

  that such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.
We may have difficulty selling our real estate investments, which may have an adverse impact on our ability to pay dividends.

Equity real estate investments are relatively illiquid. We have a limited ability to vary our portfolio in response to changes in economic or other conditions. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We are especially vulnerable to these risks because all but one of our current properties are located in one geographical location. In addition, mortgage payments and, to the extent a property is not occupied entirely by tenants subject to triple net leases, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in income from the investment. The occurrence of such events would adversely affect our income and ability to pay dividends to our shareholders.

It is likely that you will not have the benefit of an independent due diligence review in connection with this offering.

Although some of our selected dealers may perform an independent due diligence review in connection with this offering, our dealer manager is not expected to perform a due diligence review and it is likely that you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in connection with the offering of securities. Further, any due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an independent broker-dealer or investment banker.

We established the offering price on an arbitrary basis.

Our board of trustees determined the selling price of the common shares, and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

Provisions in our charter may discourage a takeover attempt.

To maintain our qualification as a REIT, no less than six individuals, as defined in the Internal Revenue Code to include certain entities, can own, actually or constructively, more than 50% in value of our issued and outstanding shares at any time during the last half of a taxable year. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares under this requirement. Additionally, at least 100 persons must beneficially own our shares during at least 335 days of a taxable year. Also, rent from “related party tenants” is not qualifying income for purposes of the gross income tests of the Internal Revenue Code. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares.

Our charter, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, no person may own more than 9.8% in value of our outstanding shares or more than 9.8% in value or number (whichever is more restrictive) of our outstanding common shares. Our board of trustees may not grant such an exemption to any proposed transferee whose ownership of in excess of the foregoing limits would result in the termination of our status as a REIT. See “Description of Shares - Restrictions on Transfer.” These restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT. These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. See “Description of Shares - Restrictions on Transfer.”

Our charter authorizes us to issue additional authorized but unissued common shares or preferred shares. In addition, our board of trustees, without any action by our shareholders, may amend our charter to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue, and our board of trustees may classify or reclassify any unissued common shares or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. See “Description of Shares - Common Shares” and “- Power to Issue Additional Common Shares and Preferred Shares.” Although our board of trustees has no intention to do so at the present time, it could establish a series of preferred shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Our Declaration of Trust and bylaws also contain other provisions that may delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. See “Description of Shares - Provisions of Maryland Law and of Our Charter and Bylaws - Board of Trustees,”“- Control Share Acquisitions” and “- Advance Notice of Trustee Nominations and New Business.”

You may experience immediate dilution and could suffer additional dilution as the result of the conversion of OP Units and issuances of additional shares.

Purchasers of our common shares in this offering may experience immediate dilution in the net tangible book value of the common shares from the offering price. The public offering price of $10.00 per common share exceeds our pro forma net tangible book value of $7.51 per share after this offering. As of the date of this prospectus, and on a pro forma basis assuming this offering had been completed on June 1, 2005, you would have incurred immediate dilution of $2.49 per common share, or 24.9%. See the “Dilution” section of this prospectus. As of June 1, 2005, Hartman OP had 13,151,499.156 OP Units outstanding after giving effect to the reorganization, 5,808,336.99 of which are not owned by us. These OP Units are convertible, on a one-to-one basis, into our common shares. Shareholders could experience further dilution upon the future conversion of OP Units into common shares. See “Dilution.”

In addition, existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 450,000,000 shares of beneficial interest, of which 400,000,000 shares are designated as common shares and 50,000,000 shares are designated as preferred shares. Subject to any limitations set forth under Maryland law, our board of trustees may increase the number of authorized shares of beneficial interest, increase or decrease the number of designated shares, or reclassify any unissued shares without the necessity of obtaining shareholder approval. All of such shares may be issued in the discretion of our board of trustees. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into our common shares, (3) issue our common shares in a private offering of securities to institutional investors, (4) issue our common shares upon the exercise of the options granted to our independent trustees or employees of Hartman Management or its affiliates, or (5) issue common shares to sellers of properties acquired by us in connection with an exchange of units of partnership interest in Hartman OP, existing shareholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. Because the units of partnership interest in Hartman OP may be exchanged for our common shares, any merger, exchange or conversion between Hartman OP and another entity ultimately could result in the issuance of a substantial number of shares of our common shares, thereby diluting the percentage ownership interest of other shareholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to pay dividends to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate potential conflicts.

Hartman Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

We may be buying properties at the same time as one or more of the other Hartman programs managed by officers and employees of Hartman Management are buying properties. There is a risk that Hartman Management will choose a property that provides lower returns to us than a property purchased by another Hartman program. We cannot be sure that officers and employees acting on behalf of Hartman Management and on behalf of managers of other Hartman programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Hartman programs own properties. If one of the other Hartman programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Hartman programs may be competing with us for such investments.

Our advisor may face a conflict of interest when allocating personnel and resources between our operations and the operations of other entities it manages.

Mr. Hartman strategically directs our day-to-day operations through our advisor, which he owns and controls, pursuant to the terms of an advisory agreement. Mr. Hartman also controls other entities that own properties managed by our advisor. Our advisor’s personnel will not devote their efforts full-time to the property management of our portfolio of properties, but will devote a material amount of their time to the management of the business of these other property-owning entities controlled by Mr. Hartman but otherwise unaffiliated with us. From time to time, our advisor may have a conflict of interest in allocating its personnel between our operations and the operations of other entities controlled by Mr. Hartman. The failure of our advisor to adequately perform services for, or allocate resources to, us because of its obligations to these other entities could adversely affect our business and the returns we receive from our investments.

Certain of our officers and trustees face conflicts of interests relating to the positions they hold with other entities.

Certain of our officers and trustees are also officers and trustees of Hartman Management and other entities controlled by Mr. Hartman. These individuals owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to our shareholders and us.

Allen R. Hartman controls other entities that compete with us for his time as well as tenants and acquisition opportunities.

Mr. Hartman is not restricted from acquiring, operating, managing or developing real estate through entities other than us. We expect that Mr. Hartman will continue to develop, own or operate real estate that he feels does not conform to our investment strategy in or through other entities. Mr. Hartman currently controls and/or operates four other entities that collectively own twelve properties in the Houston and San Antonio metropolitan areas. Mr. Hartman spends a material amount of time managing these properties and other assets unrelated to our business. To varying degrees, we compete with these entities for tenants. Mr. Hartman may have conflicts of interest when seeking to allocate tenant and acquisition opportunities between us and other entities he controls. We encourage you to read the “Conflicts of Interest — Certain Relationships and Related Transactions” section of this prospectus for a further discussion of these topics.

Hartman Management will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to a Hartman program or third party other than us.

We are likely to enter into joint ventures with other Hartman programs, as well as third parties for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:
  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.
Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Hartman Management or its affiliates may have advisory and management arrangements with other Hartman programs, and thus, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Hartman programs, but not others. Hartman Management or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Hartman program other than us. In such event, our results of operations and ability to pay dividends to our shareholders could be adversely affected.

In the event that we enter into a joint venture with any other Hartman program or joint venture, Hartman Management may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, other Hartman public real estate programs may never have an active trading market. Therefore, if we become listed on a national exchange, we may develop more divergent goals and objectives from such joint venturers with respect to the resale of properties in the future. In addition, in the event we joint venture with a Hartman program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Hartman program’s liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Hartman program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Since Allen R. Hartman and his affiliates may control us as well as other Hartman real estate programs, agreements and transactions among the parties with respect to any joint venture between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Hartman Management, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest - Joint Ventures with Affiliates of Hartman Management.”

Hartman Management will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our shareholders.

Under our advisory agreement, Hartman Management is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our shareholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our shareholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent trustees may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest.

Shumacker Witt Gaither & Whitaker, P.C. acts as legal counsel to us and is also expected to represent our advisor and some of its affiliates from time to time. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Shumacker Witt Gaither & Whitaker, P.C. may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. In the event that any such situation should occur, the additional expenses associated with the retention of separate counsel could adversely affect our and, therefore, our shareholders’ ability to meet our investment objectives.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of Hartman OP, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As the general partner of Hartman OP, we have fiduciary duties to the limited partners of Hartman OP, the discharge of which may conflict with interests of our shareholders.

We have acquired a majority of our properties from entities controlled by Mr. Hartman.

We acquired 28 of the 35 properties we owned as of June 1, 2005 from entities controlled by Mr. Hartman. We acquired these properties by either paying cash, issuing our shares or issuing OP Units. No third parties were retained to represent or advise these selling entities or us, and the transactions were not conducted on an “arms’-length” basis.

Mr. Hartman had interests that differed from, and in certain cases conflicted with, his co-investors in these entities. Mr. Hartman received the following as a result of such transactions:
  897,117.19 OP Units, as adjusted to reflect the recapitalization, in consideration of Mr. Hartman’s general partner interest in the selling entities;

  the ability to limit his future exposure to general partner liability as a result of Mr. Hartman no longer serving as the general partner to certain of the selling entities; and

  the repayment of debt encumbering various of our properties that was personally guaranteed by Mr. Hartman.
As of March 31, 2005, an affiliate of Mr. Hartman owed us approximately $3.5 million in connection with properties contributed to the Operating Partnership by such affiliate.

Mr. Hartman might not have been able to negotiate all of these benefits if the transactions were negotiated at arm’s length. Further, Mr. Hartman (neither personally nor in his capacity as a general partner) did not make any representations or warranties in regard to the properties or the selling entities in the operative documents executed in order to consummate the transactions. Consequently, we essentially acquired the properties on an “as is” basis. Therefore, we will bear the risk associated with any characteristics or deficiencies of our properties unknown at the closing of the acquisitions that may affect the valuation or revenue potential of the properties.

Risks Related to Our Business in General

Our charter permits our board of trustees to issue capital shares with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us.

Our charter permits our board of trustees to issue up to 450,000,000 shares of beneficial interest. Our board of trustees may classify or reclassify any unissued common shares or preferred shares and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such shares. Thus, our board of trustees could authorize the issuance of such shares with terms and conditions that could subordinate the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common shares. See “Description of Shares - Power to Issue Additional Common Shares and Preferred Shares.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
  any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or

  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.
A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:
  eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination involving an interested shareholder. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and us. As a result, an interested shareholder may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

Should our board of trustees opt in to it, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common shares, see the section of this prospectus captioned “Description of Shares.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
  limitations on capital structure;
  restrictions on specified investments;
  prohibitions on transactions with affiliates; and
  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly reduce the value of your investment in us.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote.

You may vote on certain matters at any annual or special meeting of shareholders, including the election of trustees. However, you will be bound by the majority vote on matters requiring approval of a majority of the shareholders even if you do not vote with the majority on any such matter.

Shareholders have limited control over changes in our policies and operations.

Our board of trustees determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of trustees may amend or revise these and other policies without a vote of the shareholders. Under the Maryland General Corporation Law and our charter, our shareholders have a right to vote only on the following:
  the election or removal of trustees;
  any amendment of our charter (including a change in our investment objectives), except that our board of trustees may amend our charter without shareholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the shareholders;
  our liquidation or dissolution;
  a reorganization as provided in our charter; and
  any merger, consolidation or sale or other disposition of substantially all of our assets.
All other matters are subject to the discretion of our board of trustees.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Any shareholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such shareholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our share redemption program contains restrictions that may limit your ability to transfer your shares to us. Shares will be redeemed on a first-come, first-served basis, with a priority given to redemptions upon the death of a shareholder. During any 12-month period, we will not redeem in excess of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Further, our board of trustees reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. However, subject to the limitations described in this prospectus, we will redeem shares upon the request of the estate, heir or beneficiary of a deceased shareholder. For a more detailed description of our share redemption program, see “Description of Shares - Share Redemption Program.”

If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.

Other than redemptions following the death of a shareholder, for three years after we complete this offering, the purchase price for shares we repurchase under our redemption program will be $9.50 per share. Thereafter, the redemption price will equal 95.0% of our per share value, as estimated by Hartman Management or another financial evaluation firm we choose for this purpose. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. Even if you have your shares purchased by a subsequent third-party purchaser, you will likely receive substantially less than the fair market value of your shares.

Payment of fees to Hartman Management and its affiliates will reduce cash available for investment and dividends.

Hartman Management and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing our mortgage loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or payment of dividends to shareholders. For a more detailed discussion of these fees, see “Management Compensation.”

There can be no assurance that we will be able to pay or maintain cash dividends or that dividends will increase over time.

There are many factors that can affect the availability and timing of cash dividends to shareholders. Dividends will be based principally on cash available from our properties, real estate securities, mortgage loans and other investments. The amount of cash available for dividends will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for dividends may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain dividends or that dividends will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for dividends to shareholders. Our actual results may differ significantly from the assumptions used by our board of trustees in establishing the dividend rate to shareholders. For a description of the factors that can affect the availability and timing of cash dividends to shareholders, see the section of this prospectus captioned “Description of Shares - Dividends.”

Adverse economic and geopolitical conditions could negatively affect our returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. The following market and economic challenges may impact negatively our operating results:
  poor economic times may result in tenant defaults under our leases;
  job transfers and layoffs may increase vacancies;
  maintaining occupancy levels may require increased concessions or reduced rental rates; and
  increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for payment of dividends or, to the extent we can pass such increases through to tenants, may lead to tenant defaults. Increased insurance premiums also may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.
Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of the offering will be used to buy real estate and to pay various fees and expenses. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Our working capital line of credit expires in March 2008 and our revolving loan expires in January 2006. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we may be required to identify sources for such funding. We cannot assure you that sufficient funding will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.

General Risks Related to Investments in Real Estate

Your investment will be directly affected by general economic and regulatory factors we cannot control or predict.

We only own commercial real estate. Investments in real estate typically involve a high level of risk as the result of factors we cannot control or predict. One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. The following factors may affect income from properties and yields from investments in properties and are generally outside of our control:
  conditions in financial markets;
  over-building;
  a reduction in rental income as the result of the inability to maintain occupancy levels;
  adverse changes in applicable tax, real estate, environmental or zoning laws;
  changes in general economic conditions;
  a taking of any of our properties by eminent domain;
  adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in the area);
  acts of God, such as earthquakes or floods and other uninsured losses;
  changes in supply of or demand for similar or competing properties in an area;
  changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive; and
  periods of high interest rates and tight money supply.
Some or all of the foregoing factors may affect our properties, which could adversely affect our operations and ability to pay dividends to shareholders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to our shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

If we set aside insufficient working capital or are unable to secure funds for future tenant improvements, we may be required to defer necessary property improvements, which could adversely impact our ability to pay cash dividends to our shareholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. Because the vast majority of our leases will provide for tenant reimbursement of operating expenses, we do not anticipate that we will establish a permanent reserve for maintenance and repairs for our properties. However, to the extent that we have insufficient funds for such purposes, we may establish reserves for maintenance and repairs of our properties from gross proceeds of this offering, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash dividends to our shareholders may be adversely affected. In addition, we may be required to defer necessary improvements to our properties that may cause our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to our properties. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Hartman Management will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large insurance premiums, we could suffer reduced earnings that would result in less cash dividends to be distributed to shareholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we invest until such time as Hartman Management determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Hartman Management, subject to approval of our board of trustees, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares within twelve years of the termination of this offering. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Although we generally intend to hold properties for seven to ten years from the date of acquisition, due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash dividends and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any dividends.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for payments of dividends to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for dividends.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for dividends and the amount of dividends to you, if any.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash dividends to shareholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as a partial payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our shareholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash dividends to our shareholders.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

If it is determined to be in our best interests, we may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to shareholders as dividends at least 90.0% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for dividends to shareholders may be affected. In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash dividends to our shareholders will be adversely affected.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash dividends we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for payment of dividends to our shareholders, and it may prevent us from raising capital by issuing more shares or prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay dividends to our shareholders.

In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our dividend and operating policies. Loan documents we enter into may contain negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Hartman Management as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to make the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated with Section 1031 Exchange Transactions

We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Exchange Transactions.

We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Transactions). Section 1031 Exchange Transactions are commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single member limited liability companies or similar entities (Hartman Exchange LLCs). There are significant tax and securities disclosure risks associated with the related private placement offerings of co-tenancy interests to 1031 Participants, including lawsuits by such 1031 Participants. Changes in tax laws may adversely affect Section 1031 Exchange Transactions or cause such transactions not to achieve their intended value. It is currently anticipated that the operating partnership would receive fees in connection with any Section 1031 Exchange Transaction and, as such, we may be named in or otherwise required to defend against any such lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for payment of dividends to our shareholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of our shares. For a more detailed discussion of Section 1031 Exchange Transactions, see “Investment Objectives and Criteria - Section 1031 Exchange Transactions.”

We will be subject to risks associated with co-tenancy arrangements that otherwise may not be present in a real estate investment.

If we enter into Section 1031 Exchange Transactions, it is anticipated that at the closing of each property to be acquired by a Hartman Exchange LLC, the operating partnership will enter into a contractual arrangement providing that, in the event that the Hartman Exchange LLC is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, the operating partnership would purchase, at the Hartman Exchange LLC’s cost, any co-tenancy interests remaining unsold. Accordingly, in the event that a Hartman Exchange LLC is unable to sell all co-tenancy interests in one or more of its properties, the operating partnership will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

Ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:
  the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;
  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or
  the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.
Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants in a Section 1031 Exchange Transaction, it is not likely that we would have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in the Section 1031 Exchange Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

We may enter into Section 1031 Exchange Transaction agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Federal Income Tax Risks

If we failed to qualify as a REIT, our operations and dividends to shareholders would be adversely impacted.

We intend to continue to operate so as to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we were to fail to qualify as a REIT in any taxable year:
  we would not be allowed to deduct our distributions to shareholders when computing our taxable income;
  we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;
  we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;
  our cash available for dividends would be reduced and we would have less cash to pay dividends to shareholders; and
  we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.
We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If Hartman OP was classified as a “publicly-traded partnership” under the Internal Revenue Code, our operations and dividends to shareholders could be adversely affected.

We structured Hartman OP so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify Hartman OP as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in Hartman OP. If the Internal Revenue Service were to assert successfully that Hartman OP is a “publicly traded partnership,” and substantially all of Hartman OP’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat Hartman OP as an association taxable as a corporation.

These topics are discussed in greater detail in the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus. In such event, the character of our assets and items of gross income would change and would prevent us from continuing to qualify as a REIT. In addition, the imposition of a corporate tax on Hartman OP would reduce our amount of cash available for payment of dividends by us to you. See the “Federal Income Tax Considerations” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business tax income.

Neither dividend distributions nor income from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor, provided that our shares are not predominately held by qualified employee pension trusts. However, the Internal Revenue Code may classify our dividends to a tax-exempt investor as unrelated business tax income in the event such investor incurs debt in order to acquire common shares. We encourage you to read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors subject to ERISA must address special consideration when determining whether to acquire common shares.

The Employee Retirement Income Security Act of 1974, as amended, is referred to in this prospectus as “ERISA.” Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to ERISA should consider whether an investment in our common shares:
   is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;
  satisfies the fiduciary standards of care established under ERISA;

  is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and
  constitutes a prohibited transaction under ERISA or the Internal Revenue Code. Those investors subject to ERISA should read the “ERISA Considerations” for further discussion of ERISA topics.
We intend that Hartman OP will satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA and that we will satisfy the “venture capital operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that these exceptions will apply to our assets and, if not, our assets our may be treated as plan assets of investing plan subject to ERISA.

Certain fees paid to Hartman OP may affect our REIT status.

In connection with any Section 1031 Exchange Transactions, Hartman OP would enter into a number of contractual arrangements with Hartman Exchange LLCs that will, in effect, guarantee the sale of the co-tenancy interests being offered by any Hartman Exchange LLC. In consideration for entering into these agreements, Hartman OP will be paid fees which could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross income for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Recharacterization of the Section 1031 Exchange Transactions may result in taxation of income from a prohibited transaction, which would diminish our cash dividends to our shareholders.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Transactions such that Hartman OP, rather than Hartman Exchange LLC, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Hartman Exchange LLC in connection with the Section 1031 Exchange Transactions, such characterization could result in the fees paid to Hartman OP by a Hartman Exchange LLC as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 Exchange Transactions would be subject to a 100.0% tax. If this occurs, our ability to pay cash dividends to our shareholders will be adversely affected.

You may have tax liability on dividends that you elect to reinvest in our common shares.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common shares. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common shares received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for payment of dividends to our shareholders.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100.0% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for payment of dividends to our shareholders.

We may be subject to adverse legislative or regulatory tax changes that could adversely impact our ability to sell shares in this offering.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a shareholder. On May 23, 2003, the President signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Jobs and Growth Tax Act. Effective for taxable years beginning after December 31, 2002, the Jobs and Growth Tax Act will generally reduce the maximum rate of tax applicable to individuals on the dividend income from regular C corporations from 38.6% to 15.0%. This will reduce substantially the so-called “double taxation” (that is, taxation at both the corporate and shareholder levels) that has generally applied to corporations that are not taxed as REITs. Generally, dividends from REITs will not qualify for the dividend tax reduction because, as a result of the dividends paid deduction to which REITs are entitled, REITs generally do not pay corporate level tax on income that they distribute to shareholders. The implementation of the Jobs and Growth Tax Act could cause individual investors to view stocks of non-REIT corporations as more attractive relative to shares of REITs than was the case previously because the dividends paid by non-REIT corporations would be subject to lower tax rates for the individual. Due to the very recent enactment of this legislation, we cannot predict whether in fact this will occur or, if it occurs, what the impact will be on our ability to sell shares in this offering.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common shares, you should satisfy yourself that, among other things:
  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;
  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;
  your investment satisfies the prudence and diversification requirements of ERISA;
  your investment will not impair the liquidity of the plan or IRA;
   your investment will not produce UBTI for the plan or IRA;
  you will be able to value the assets of the plan annually in accordance with ERISA requirements; and
  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

Forward-Looking Statements

This prospectus contains certain “forward-looking statements” regarding our plans and objectives, including, among other things:
  future economic performance;
  plans and objectives of management for future operations; and
  projections of revenue and other financial items.

Forward-looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.  These statements are only predictions and are not historical facts.  Actual events or results may differ materially.

The forward-looking statements included herein are based on our historical performance, current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate and, therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. We caution you that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than that contained in this prospectus. We are offering to sell, and seeking offers to buy, our shares only in jurisdictions where such offers and sales are permitted.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we either had sold the minimum offering of 200,000 shares, exclusive of shares sold to residents of either New York or Pennsylvania, or that we sell the maximum offering of 11,000,000 shares pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. For the maximum offering figures, we assume that we would sell 50% of the shares through our dealer manager’s distribution channel in which no other participating broker-dealer is involved, and the commissions that would otherwise be payable with respect to such sales would be retained and used by us for investments. We expect that at least 89.5% of the money that shareholders invest will be used to buy real estate. The remaining approximately 10.5% will be used to pay expenses and fees, including the payment of fees to Hartman Management, our advisor, and D.H. Hill Securities, LLP (D.H. Hill Securities), our dealer manager. Our fees and expenses, as listed below, include the following:
  Selling commissions and the dealer manager fee, which consist of selling commissions of up to 7.0% of aggregate gross offering proceeds, which commissions may be waived or reduced under certain circumstances, and a dealer manager fee of up to 2.5% of aggregate gross offering proceeds, both of which are payable to D.H. Hill Securities. D.H. Hill Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. With respect to shares sold by D.H. Hill Securities by registered representatives and principals of D.H. Hill Securities who are affiliates of our company, D.H. Hill Securities has agreed to waive the full amount of the selling commission otherwise payable to it by the purchaser of those shares, which will increase the money that we will use to buy real properties. D.H. Hill Securities may re-allow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds. See the “Plan of Distribution” section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.
  Organization and offering expenses are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Hartman Management and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds, without recourse against or reimbursement by us and, pursuant to our charter, the aggregate sum of such organization and offering expenses, selling commissions and the dealer manager fee, shall in no event exceed 15.0% of the gross offering proceeds.
  Acquisition fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in mortgage loans or other investments. We will pay Hartman Management, as our advisor, acquisition fees of 2.0% of the gross offering proceeds upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Hartman Management must return any acquisition fees not yet allocated to one of our investments. Acquisition fees do not include acquisitions expenses.

	MINIMUM OFFERING		MAXIMUM OFFERING
	Amount	Percent	Amount	Percent

Gross offering proceeds	$2,000,000	100.0%	$109,500,000	100.0%
Less public offering expenses:
Selling commissions and dealer manager fee (1)	120,000	6.0	6,000,000	5.5
Other organization and offering expenses (2)	50,000	2.5	2,737,500	2.5
Acquisition fees (3)	40,000	2.0	2,190,000	2.0
Initial working capital reserve (4)	—	—	—	—
Amount estimated to be invested (5)	$1,790,000	89.5%	$98,572,500	90.0%

_______________
(1)
We have assumed that one-half of the shares sold in the offering will be sold through our dealer manager by registered representatives and principals of our dealer manager who are affiliates of our company, in which case investors will pay $10.00 per share but no commission will be paid with respect to such purchases. As a result of our dealer manager’s agreement not to charge a commission for such sales, the amounts that would otherwise be paid as commissions will be retained and used by us for investment in real properties. We have also assumed that none of the shares sold by our dealer manager without commission qualify for volume discounts. To the extent that any of such sales qualify for volume discounts, the amount of the volume discount will reduce the proceeds otherwise available to us for investment. For purposes of this table, we have also assumed that the minimum offering amounts do not include any purchases under our dividend reinvestment plan. We will not pay any sales commission with respect to purchases pursuant to our dividend reinvestment plan.

(2)
We had estimated that approximately $400,000 of organization and offering expenses would be incurred if the minimum offering of 200,000 shares ($2.0 million) was sold. However, of such amount, only $50,000 would have been paid by us, and the balance would have been paid by our advisor. Our advisor would have received funds to pay such expenses from capital contributions from affiliates of our advisor. Organization and offering expenses are required to be reasonable. The advisor or an affiliate of the advisor will pay any amount exceeding 2.5% of the gross offering proceeds. Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(3)
We will pay Hartman Management, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the investigation, selection and acquisition of properties. We will pay Hartman Management the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See Note 5 below.

(4)
Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds (defined generally to mean the net cash proceeds received by us from any sale or exchange of properties).

(5)
The amount estimated to be invested will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.

Until invested as permitted in our charter, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts, or used to pay down debt.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of common shares sold in this offering exceeds the net tangible book value per share on June 1, 2005. On June 1, 2005, we had 7,789,525 issued and outstanding common shares and a net tangible book value of $41,683,035. Therefore, each common share after giving effect to our reorganization and recapitalization has a net tangible book value of $5.35. The net tangible book value per common share is determined by subtracting our total liabilities and minority interests from the value of all our total tangible assets (total assets less deferred costs adjusted for minority interests) and dividing the difference by the total number of our common shares outstanding.

Assuming that, on June 1, 2005,
  we sold all the remaining 9,226,125 common shares offered by this prospectus to the public;
  we sold all the remaining 994,496 common shares offered pursuant to our dividend reinvestment plan; and
  we received additional net proceeds of $93,630,563 from this offering, our pro forma net tangible book value would have been $135,313,598, or $7.51 per share. This would have represented an immediate increase in net tangible book value of $2.16 per share to existing shareholders and an immediate dilution of $2.49 per share (or 24.9%) to new investors. The following table illustrates this per share dilution in both monetary and percentage terms:

Per share offering price of this offering before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to dividend reinvestment plan before expenses, commissions and other fees	$9.50
Net tangible book value of each common share as June 1, 2005	$5.35
Pro forma net tangible book value of each common share assuming the completion of this offering (1)	$7.51
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$2.16	(40.34%)
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$2.46	(24.9%)

__________________
(1)
This figure assumes that we received net proceeds of $96,173,287 from selling the remaining shares from this offering, after deducting 3.5% of gross proceeds for the payment of selling commissions to third party broker dealers and the 2.5% dealer manager fee from the proceeds of sales other than dividend reinvestment plan shares. These selling commission amounts assume that 50.0% of all shares offered by this prospectus are sold by registered broker dealers on our behalf. We will pay such broker dealers a selling commission of up to 7.0% of the gross proceeds we receive from shares they place, however no sales commission will be paid with respect to dividend reinvestment plan purchases. To the extent our executive officers sell shares in this offering, a commission will not be paid for such shares and we will receive the excess proceeds. Consequently, to the extent that our executive officers sell fewer than 50.0% of the shares, our net tangible book value will decrease. We give no effect to the possible conversion of any OP Units into common shares.

The following table summarizes, on a pro forma basis as of June 1, 2005, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering and under our dividend reinvestment plan:

	Shares Issued (1)		Book Value of Total Consideration		Book Value of Consideration Per Share
	Number	Percent	Amount	Percent

Existing shareholders	7,789,525	43.3%	$41,683,035	30.8%	$5.35
New shareholders	10,220,621	56.7%	$93,630,563	69.2%	$9.16
Total	18,010,146	100.0%	$135,313,598	100.0%	$7.51

______________________
(1)
Because the outstanding units of partnership interest of Hartman OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of units of partnership interest of Hartman OP into common shares.

CURRENT STATUS OF THE OFFERING

As of June 1, 2005, 773,875 shares had been issued at the public offering price of $10.00 per share (except as noted below) and 5,504 shares had been issued at a price of $9.50 per share pursuant to the dividend reinvestment plan, for a total issued of 779,379 shares issued as of such date, with gross offering proceeds received of $7,791,038. After subtracting offering expenses of $1,001,333 (including $653,089 in selling commissions, dealer manager fees and discounts, $193,469 in offering expenses incurred payable to Hartman Management and $154,775 in acquisition fees incurred payable to Hartman Management), net proceeds were $6,789,705.

$2,250,000 of these proceeds were applied to reduce the balance under our line of credit with Union Planters Bank, N.A., prior to the refinancing of the remaining balance in June 2005. This revolving loan agreement provided for interest at a rate, adjusted monthly, of either (at our option) 30-day LIBOR plus 225 basis points, or Union Planter’s Bank, N.A.’s prime rate less 50 basis points, with either rate subject to a floor of 3.75% per annum. The remaining net proceeds of $4,539,705 were allocated to working capital and funds available for investment.

The subscriptions accepted through June 1, 2005 included subscriptions for an aggregate of 11,840 shares from three of our independent trustees. As discussed in the “Plan of Distribution” section of this prospectus, these subscriptions were at a discounted price of $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share were not payable in connection with such sales. Accordingly, the net proceeds to us from such sales made net of commissions were substantially the same as the net proceeds we receive from sales of shares at the $10.00 per share offering price. The subscription price for these shares was paid through the trustees’ assignment to the Company of their right to receive accrued and unpaid trustee fees in the aggregate amount of $107,150.

MANAGEMENT

General Information About Us

We are a Maryland real estate investment trust formed on December 31, 2003 for the purpose of merging with Hartman Commercial Properties REIT, a Texas real estate investment trust organized on August 20, 1998. The sole purpose of the merger was to change our state of domicile to Maryland. As a result of the merger, we are governed by the laws of the state of Maryland.

We were initially organized under the laws of the state of Texas by Allen R. Hartman. Mr. Hartman is currently our president and secretary, and is a member of our board of trustees. Concurrently with our reorganization as a Maryland real estate investment trust on July 28, 2004, our shareholders approved a recapitalization of our outstanding equity such that each common share of beneficial interest outstanding was exchanged for 1.42857 common shares of beneficial interest. The recapitalization had no effect on the economic interests of our shareholders in us.

We have a perpetual duration. Our charter permits us to be terminated upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and the approval of a majority of the entire board of trustees. Our bylaws require us to conduct annual meetings of our shareholders for the purpose of electing our board of trustees, each of whom will serve for a one year term, and to conduct any other proper business as may come before the shareholders.

We operate under the direction of our board of trustees, the members of which serve in a fiduciary capacity to the company and are accountable to our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Hartman Management to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our initial Declaration of Trust was reviewed and ratified by unanimous vote of our board of trustees, including the independent trustees, at their initial meeting on December 30, 2003. The Declaration of Trust was subsequently amended and restated by unanimous vote of the trustees, including the independent trustees, on April 27, 2004 and by the vote of our shareholders on June 4, 2004.

Our Declaration of Trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees. However, the board of trustees must always have at least three members and, under our bylaws, no more than fifteen members. We currently have a total of six members on our board. The Declaration of Trust also provides that a majority of the trustees must be independent trustees. An “independent trustee” is a person who is not one of our officers or employees or an officer, director or employee of Hartman Management or its affiliates and has not otherwise been affiliated with such entities for the previous two years and does not own or during the previous two years has not owned, an interest in Hartman Management or its affiliates. Of our six current trustees, four are considered independent trustees. Each trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent trustees must have at least three years of relevant real estate experience. At least one of our independent trustees, Samuel C. Hathorn, satisfies this requirement.

Each trustee will serve until the next annual meeting of shareholders and until his successor has been duly elected and qualifies. Although the number of trustees may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent trustee.

Any trustee may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of not less than a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee shall be removed. Neither our advisor, any member of our board of trustees nor any of their affiliates may vote or consent on matters submitted to the shareholders regarding the removal of our advisor or any trustee after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

A vacancy created by an increase in the number of trustees or the death, resignation, removal, adjudicated incompetence or other incapacity of a trustee may be filled only by a vote of a majority of the remaining trustees and any trustee so elected will serve for the remainder of the full term of the trusteeship in which such vacancy occurred. Independent trustees shall nominate replacements for vacancies in the independent trustee positions. If at any time there are no trustees in office, successor trustees shall be elected by the shareholders. Each trustee will be bound by the Declaration of Trust and the bylaws.

Our trustees serve in a fiduciary capacity to the company and are accountable to our shareholders as fiduciaries. Generally speaking, this means that our trustees must perform their duties in good faith and in a manner each trustee believes to be in our best interest as well as the best interest of our shareholders. Further, trustees must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry, when taking actions.

However, the trustees are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The trustees will meet quarterly or more frequently if necessary. We do not expect that the trustees will be required to devote a substantial portion of their time to discharge their duties as our trustees. Consequently, in the exercise of their responsibilities, the trustees will be relying heavily on our advisor. Our trustees shall have a fiduciary duty to our shareholders to supervise the relationship between our advisor and us. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to trustees for services rendered to us in any other capacity.

In addition to the investment policies set forth in our Declaration of Trust, our board of trustees has established written policies on investments and acquisitions, development, borrowing and transactions with affiliates, which are set forth in this prospectus. The trustees may establish further written policies on such matters or amend our current policies at any time. The board shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our Declaration of Trust.

As described below, the conflicts committee of our board of trustees is also responsible for reviewing our fees and expenses with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. In anticipation of this offering, on September 1, 2004 we entered into an amended and restated property management agreement (Management Agreement). All future amendments to the Management Agreement and all other agreements or transactions between Hartman Management and us must be approved by the conflicts committee, which is composed solely of independent trustees. Additionally, the conflicts committee must approve all material transactions between us and any entities affiliated with Mr. Hartman. See “Conflicts of Interest — Certain Relationships and Related Transactions.”

In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions between us and Hartman Management or its affiliates. The independent trustees will also be responsible for reviewing the performance of Hartman Management and determining that the compensation to be paid to Hartman Management is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent trustees will consider factors such as:
  the amount of the fees paid to Hartman Management in relation to the size, composition and performance of our investments;
  the success of Hartman Management in generating appropriate investment opportunities;
  rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing the same or similar services;
  additional revenues realized by Hartman Management and its affiliates through their relationship with us, whether they are paid by us or they are paid by others with whom we do business;
  the quality and extent of service and advice furnished by Hartman Management and the performance of our investment portfolio; and
  the quality of our portfolio relative to the investments generated by Hartman Management or its affiliates for their own accounts.

Committees of the Board of Trustees

Our entire board considers all major decisions concerning our business, including any property acquisitions. However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The board of trustees has established two permanent committees, each composed solely of independent directors: the Audit Committee and the Conflicts Committee.

Audit Committee

The Audit Committee consists of Chris A. Minton, Samuel C. Hathorn, and Chand Vyas. Our board of trustees has determined that Chris A. Minton, chairman and a certified public accountant, is an “audit committee financial expert,” as defined by the rules of the SEC. The audit committee’s primary functions are to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, overseeing and evaluating the system of internal controls which management has established, and supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent registered public accounting firm engaged to perform the annual audit and quarterly reviews with respect to the Company’s financial statements). Each of the members of the Audit Committee satisfies the independence requirements of Rules 4200(a)(15) and 4350(d)(2) of the Nasdaq Stock Market as approved by the SEC, and such members are also “independent” as that term is defined in the Company’s Declaration of Trust.

Conflicts Committee

The board of trustees has established a conflicts committee to review specific matters that the board believes may involve conflicts of interest. The conflicts committee also determines if the resolution of the conflict of interest is fair and reasonable to us. The current conflicts committee members are Jack L. Mahaffey and Chand Vyas. The members of the conflicts committee may not be officers or employees of us or any of our affiliates (including Hartman Management). Each of the members of the Conflicts Committee is “independent” as determined under Rule 4200(a)(15) of the Nasdaq Stock Market as approved by the SEC, and under the independence standards prescribed by the Company’s Declaration of Trust.

Executive Officers and Trustees

We have provided below certain information about our executive officers and trustees.

Name	Age	Position(s)

Allen R. Hartman	53	President, Secretary and Trustee
Terry L. Henderson	55	Chief Financial Officer and Trustee
Samuel C. Hathorn	62	Independent Trustee
Jack L. Mahaffey	73	Independent Trustee
Chris A. Minton	68	Independent Trustee
Chand Vyas	60	Independent Trustee

Allen R. Hartman has been our president, secretary and a member of our board of trustees since our formation in 1998. He is also the sole limited partner of our advisor and property manager, Hartman Management, L.P., as well as the president, secretary, sole trustee and sole shareholder of the general partner of Hartman Management. Since 1984, Mr. Hartman, as an individual general partner, has been the sponsor of 17 private limited and general partnerships that have invested in commercial real estate in Houston, Texas. Mr. Hartman has over 30 years of experience in the commercial real estate industry. From 1978 to 1983, Mr. Hartman owned and operated residential rental properties. From 1972 to 1978, Mr. Hartman worked as an independent contractor in the real estate construction industry. In 1978, Mr. Hartman formed Hartman Investment Properties (a Texas sole proprietorship) to develop, acquire, manage, and lease commercial real estate ventures.

Terry L. Henderson, age 55, has been our Chief Financial Officer and a member of our board of trustees since April 27, 2005, when he was appointed by the board of trustees to replace Robert W. Engel, who resigned those positions effective April 26, 2005. Mr. Henderson has been the Chief Financial Officer of Hartman Management since 2003. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business

Administration in Accounting from Texas Tech University. Prior to joining Hartman Management, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2003.

Samuel C. Hathorn has been a member of our board of trustees since 2000. Mr. Hathorn has been in the home building and land development business for over thirty years. He has held both divisional and senior management positions with three different large publicly held home builders/developers during his real estate career. Since 1981, Mr. Hathorn has been a senior executive with Weyerhaeuser Company (NYSE). Since 1984, Mr. Hathorn has been President and Chief Executive Officer of Trendmaker Homes, the Houston, Texas based home building and land development subsidiary of Weyerhaeuser Company. Mr. Hathorn is a licensed CPA in the State of California and holds a Bachelor of Science degree in accounting. He currently serves as a director of National Beverage Corp. (AMEX).

Jack L. Mahaffey has been a member of our board of trustees since 2000. Mr. Mahaffey served as the President of Shell Mining Co. from 1984 until 1991. Since his retirement in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Council.

Chris A. Minton has been a member of our board of trustees since 2000. Mr. Minton was employed by Lockheed Martin for 35 years and was a Vice-President of Lockheed’s Technology Services Group from 1993 until 1995. While employed at Lockheed, he supervised the business operations of six operating companies that employed over 30,000 people. Since his retirement from Lockheed in 1995, Mr. Minton has managed his personal investments and served as a consultant to a privately held aircraft mechanics school and to a Lockheed Martin subsidiary company. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.

Chand Vyas has been a member of our board of trustees since 2002. Mr. Vyas is the Chairman and Chief Executive Officer of EPS Technology, a global information technology and business process outsourcing company that he founded in 2000. From 1982 until 1998, Mr. Vyas served as Chief Executive Officer of Ziegler Coal Holding Company, where he led a buyout of Ziegler from its parent company, Houston Natural Gas, in 1985. In subsequent years, under Mr. Vyas’ leadership, Ziegler grew many fold through acquisitions including the purchase of Old Ben Coal from British Petroleum as well as Shell Mining Company from Shell Oil. Ziegler Coal Holding Company went public in 1994 with the largest initial public offering underwritten during that year’s third quarter.

Compensation of Trustees

We pay our independent trustees an annual fee of $5,000, $1,000 for each meeting attended, and $1,000 per quarter for committee meetings attended, payable (at the option of the trustee) in either cash or by issuing such trustees common shares of beneficial interest. Although we have not granted any awards under our equity compensation plans to any of our trustees, we may also grant options to purchase common shares or other incentive awards to members of the board. All trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees. If a trustee is also an officer of Hartman Management, we do not pay separate compensation for services rendered as a trustee.

Provisions Applicable to Our Equity Compensation Plans

In no event shall an option be granted to a trustee or executive officer if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other issued and outstanding options, would exceed 10.0% of the issued and outstanding shares of common shares determined as of the date of grant of such option. Except as otherwise provided in an option agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options granted under our equity compensation plans, options granted under the non-assumed plan shall terminate and be forfeited immediately upon the occurrence of the change of control. However, the board in its sole and absolute discretion, may, with respect to any or all of such options, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control), such date being referred to herein as the “Action Effective Date”:
  accelerate the vesting and/or exercisability of the non-assumed option; and/or unilaterally cancel such non-assumed option in exchange for:

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whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; or

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cash or other property equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; and/or, unilaterally cancel such non-assumed option after providing the holder of such option with (1) an opportunity to exercise such non-assumed option to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of options granted under our equity compensation plans. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.

Stock options and warrants generally will be granted with an exercise price equal to the fair market value of the underlying shares on the date of grant. Fair market value for purposes of our equity compensation plans is defined generally to mean:
  the average closing sale price for the five consecutive trading days ending on such date, if the shares are traded on a national stock exchange;
  the average of the high bid and low asked prices on such date, if the shares are quoted on the Nasdaq Stock Market;
  the per share offering price of our common shares, if there is a current public offering and the shares are not traded or listed as provided above; or
  the fair market value as determined by our board of trustees.
Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

We are permitted to limit the liability of our trustees, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and our Declaration of Trust. In addition, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable.

Maryland law permits us to include in our Declaration of Trust a provision limiting the liability of our trustees and officers to us and our shareholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Declaration of Trust contains a provision that eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

  the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our Declaration of Trust provides that we will indemnify and hold harmless a trustee, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such trustee, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. However, our Declaration of Trust limits our ability to indemnify our trustees, officers, employees, agents, advisor and affiliates for losses arising from our operation by requiring that the following additional conditions are met:
  the trustees, advisor or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
  the trustees, advisor or affiliates were acting on our behalf or performing services for us;
  in the case of our non-independent trustees, advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;
  in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and
  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.
Indemnification of the trustees, officers, employees, agents, our advisor or affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
  there has been a successful adjudication on the merits of each count involving alleged securities law violations;
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.
Our Declaration of Trust provides that the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
  the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;
  our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;
  the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and
  our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

The Advisor and Property Manager

Hartman Management employs personnel, in addition to the individuals listed above, who have extensive experience in selecting and managing similar to the properties sought to be acquired by us.

All of our day-to-day operations are managed and performed by Hartman Management. It also manages our portfolio of properties. Some of our trustees and officers are also directors and officers of Hartman Management. The trustees and executive officers of our advisor are as follows:

Name	Age	Position

Allen R. Hartman	53	President, Secretary and Trustee
Terry L. Henderson	55	Chief Financial Officer
John Crossin	65	Director of Acquisitions
Valarie L. King	44	Director of Leasing and Property Management

The backgrounds of Messrs. Hartman and Henderson are described in the “Management - Executive Officers and Trustees” section of this prospectus. Below is a brief description of the other executive officers of Hartman Management:

John Crossin is the Director of Acquisitions for Hartman Management. In this capacity, he is responsible for acquiring retail, office and warehouse space through the prospecting and closing of individual tenants and by directing a staff of agents and lead generators. Mr. Crossin has a degree in finance from Scranton Jesuit University and did graduate work in business management at Temple University in Philadelphia. Mr. Crossin has more than twenty-five years of experience in the leasing, sale and marketing of commercial real estate including office, retail and industrial properties with C.B. Richard Ellis and Grubb & Ellis, national real estate management companies, and Crossin & Company, a Houston-based real estate company. Mr. Crossin joined Hartman Management in January 2001. For the previous five years, Mr. Crossin served as President of Crossin & Co., a commercial real estate corporate advisory firm based in Houston, Texas.

Valarie L. King is the Director of Leasing and Property Management. In this capacity, she is responsible for all property management and leasing activities. She oversees the day-to-day operations of the properties as well as the leasing activities. Additionally, Mrs. King performs quarterly property inspections, oversees monthly collections and is responsible for negotiating our leases and lease renewals. She is responsible for the preparation of annual budgets and meeting budget expectations. Mrs. King has 15 years of property management experience in Houston, Texas. Ms. King joined Hartman Management in 2000. From 1986 until 1989, she was Property Manager at Helmsley Spear National Realty, a New York-based company, where she was responsible for running the Houston office, including property management, leasing and construction.

The Advisory Agreement

Under the terms of the advisory agreement, Hartman Management will use its reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with our investment policies and objectives as adopted by our board of trustees. The advisory agreement calls for Hartman Management to provide for our day-to-day management and to retain property managers, subject to the authority of our board of trustees, and to perform other duties including the following:
  find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;
  structure the terms and conditions of our real estate acquisitions, sales or joint ventures;
  acquire properties on our behalf in compliance with our investment objectives and policies;
  arrange for financing and refinancing for our properties;
  enter into leases and service contracts for our properties;
  oversee the property managers’ performance;

   review and analyze the properties’ operating and capital budgets;
  generate an annual budget for us;
  review and analyze financial information for each property and the overall portfolio;
  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties;
  perform transfer agent functions; and
  engage our agents.
The fees payable to Hartman Management under the advisory agreement are described in detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse Hartman Management for organization and offering expenses, administrative and management services and payments made by Hartman Management to third parties in connection with potential acquisitions.

The term of the advisory agreement ends after one year and may be renewed for an unlimited number of successive one-year periods upon mutual consent of Hartman Management and us. Additionally, either party may terminate without penalty the advisory agreement upon 60 days written notice.

Hartman Management and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Hartman Management must devote sufficient resources to our administration to discharge its obligations. Hartman Management may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

The Property Management Agreement

We entered into a property and partnership management agreement with Hartman Management in January 1999. Since that time, Hartman Management has managed our day-to-day operations and our portfolio of properties. In anticipation of this offering, on September 1, 2004, we entered into the Management Agreement, which governs the relationship between Hartman OP and Hartman Management.

This summary is provided to illustrate the material functions that Hartman Management will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Management Agreement, Hartman Management undertakes to use its best efforts to manage, operate, maintain and lease properties in a diligent, careful and vigilant manner. In its performance of this undertaking, Hartman Management, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:
  perform the duties of a landlord under all leases insofar as such duties relate to operation, maintenance, and day-to-day management;
  cause the properties to be maintained in the same manner as similar properties in the area;
  coordinate the leasing of properties and negotiate and use its best efforts to secure executed leases from qualified tenants for available space in the properties;
  forward notices of violations or other notices from any governmental authority, board of fire underwriters or any insurance company;
  enter into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services as are customarily furnished or rendered;
  analyze and pay all bills received for services, work and supplies in connection with maintaining and operating the properties;
  collect all rent and other monies from tenants and any sums otherwise due with respect to the properties; and
  establish and maintain a separate checking account for funds relating to the properties.

The Management Agreement automatically renews for successive one-year terms, unless it is terminated by either party in writing at least 30 days prior to the expiration of a pervious term. In addition, the agreement can be terminated at any time upon 30 days written notice if there is a showing of misconduct, negligence, or malfeasance by Hartman Management in the performance of its duties thereunder. The agreement may also be terminated if Hartman Management is adjudicated as bankrupt or insolvent, if Hartman Management files a petition seeking reorganization, readjustment, arrangement, composition or similar relief, or if Hartman Management institutes proceedings to be adjudicated a voluntary bankrupt or insolvent. It will be the duty of our board of trustees to evaluate the performance of our advisor before entering into or renewing this agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The compensation we pay Hartman Management under this agreement is summarized in the “Management Compensation” section of this prospectus.

Hartman Management may not enter into any contract with any third party in relation to the services it provides under the Management Agreement without our consent.

Each year we will agree on an operating budget with Hartman Management for the operation of our properties. Hartman Management must use diligence and employ all reasonable efforts to ensure that actual costs do not exceed the applicable approved budget items.

Our board of trustees will approve leasing guidelines for use by Hartman Management in evaluating prospective tenants and lease terms for our properties. Hartman Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our board of trustees.

Hartman Management will be indemnified and held harmless from and against any and all claims, losses and fines related to the properties and from liability for damage to the properties and injuries to or the death of any person, except for liabilities and losses resulting from the gross negligence, willful misconduct and/or unlawful acts of Hartman Management.

Hartman Management must indemnify us from and against all claims or liability for any injury or damage to any person or property for which Hartman Management is responsible occurring in, on, or about the properties.

Hartman Management may subcontract on-site property management to other management companies which will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. In any event, Hartman Management will directly manage all financial aspects of property management. To the extent Hartman Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, Hartman Management will approve all personnel of such subcontractor and establish policies for such properties’ operations. Hartman Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

The management fees to be paid to Hartman Management will cover, without additional expense to us, the property manager’s general overhead costs such as its expenses for rent and utilities.

The principal office of Hartman Management is located at 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043.

The Dealer Manager

D.H. Hill Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). D.H. Hill Securities was organized in June 1996 and will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. D.H. Hill Securities is not an affiliate of either Hartman Management or us. However, some employees of D.H. Hill Securities are also employees of Hartman Management, and may perform services on behalf of Hartman Management that are unrelated to the offering of our common shares of beneficial interest.

D.H. Hill Securities is a Texas limited liability partnership with principal offices located at 19747 US Hwy 59 North, Suite 101, Humble, Texas 77338. In order to facilitate this offering, D.H. Hill Securities will maintain a branch office in our offices. D.H. Hill Securities will not pay us any rental fee for use of our offices, however we will deduct a nominal rental fee from the dealer manager fees we will pay D.H. Hill Securities.

Joe Magaña and Richard A. Vaughan are both employees of D.H. Hill Securities and employees of Hartman Management. Messrs. Magaña and Vaughan will have a significant amount of influence on D.H. Hill Securities’ day-to-day operations in its capacity as dealer manager for us.

Joe Magaña is the Supervisory Officer for the Office of Supervisory Jurisdiction the D.H. Hill Securities LLP maintains at Hartman Management’s offices. He is responsible for reviewing for suitability and conformity with NASD guidelines all sales that come from both direct investors as well as sales through broker-dealers. Prior to joining Hartman Management, Mr. Magaña gained experience on both the retail and wholesale sides of the financial industry working for institutions such as Pacific Life Insurance and Prudential Securities. Mr. Magaña has been licensed with the NASD since 1996 and graduated from the University of California, at San Diego with a Bachelor’s of Science degree in Economics.

Richard A. Vaughan is Senior Vice President—Private Client Group for Hartman Management. Mr. Vaughan is responsible for raising capital from Hartman Management's private clients, in order to fund property acquisitions for the entities that Hartman Management manages. Mr. Vaughan has more than 30 years of experience in the financial services and products industry. Prior to joining Hartman Management, Mr. Vaughan held senior positions with national responsibilities for a major financial services firm, and held a senior marketing and management position with a large international financial services firm.

Management Decisions

Allen R. Hartman is responsible for the management decisions of Hartman Management and its affiliates, including the selection of investment properties to be recommended to our board of trustees, the negotiation for these investments, and the property management and leasing of these investment properties. Hartman Management seeks to invest in commercial properties that satisfy our investment objectives, typically retail, industrial and office properties. Our board of trustees, including a majority of our independent trustees, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operation, we do not have any paid employees. Except with respect to options to purchase common shares that may be granted to our executive officers, only our non-employee trustees will be compensated for their services to us as described in the “Management - Compensation of Trustees” section above. The following table summarizes all of the compensation and fees we will pay to D.H. Hill Securities, Hartman Management and its affiliates, including amounts to reimburse their costs of providing services, during the various phases of our organization and operation.

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (1)
Offering Stage
Selling Commissions - D.H. Hill Securities
Up to 7.0% of gross offering proceeds for sales made by participating broker-dealers and no selling commissions on sales through our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, which are anticipated to be approximately one-half of all sales (blended average of 3.5%); no selling commissions will be paid with respect to purchases under our dividend reinvestment plan. D.H. Hill Securities intends to re-allow 100.0% of commissions earned to participating broker-dealers.
		$3,500,000 (2)
Dealer Manager Fee - D.H. Hill Securities	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. D.H. Hill Securities may reallow a portion of its dealer manager fee to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. No dealer manager fee will be paid in respect of dividend reinvestment plan purchases.	$2,500,000
Reimbursement of Organization and Offering Expenses - Hartman Management (3)	Up to 2.5% of gross offering proceeds. Hartman Management will pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Hartman Management for these amounts up to 2.5% of gross offering proceeds.	$2,737,500
Acquisition and Development Stage
Acquisition Fees - Hartman Management (4) (5)	2.0% of the gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$2,190,000
Operational Stage
Property Management and Leasing Fees - Hartman Management
For the management and leasing of our properties, we will pay Hartman Management, our property manager, property management and leasing fees equal to what other management companies generally charge for the management and leasing of similar properties in the applicable geographic location of such properties (i.e., generally 2.0% to 4.0% of gross revenues for management of commercial office buildings and 5.0% of gross revenues for management of retail and industrial properties), which may include reimbursement of the costs and expenses Hartman Management incurs in managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing, maintaining and leasing the properties.
		Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (1)
Asset Management Fee - Hartman Management (6)
Annual fee of 0.25% of gross asset value of our real estate portfolio. The fee is payable quarterly in an amount equal to 0.0625% of gross asset value as of the last day of the immediately preceding quarter. Any portion of the asset management fee may be deferred and paid in a subsequent quarter.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Real Estate Commissions - Hartman Management
If our advisor provides a substantial amount of services, as determined by our independent trustees, in connection with the sale of our properties, we will pay our advisor an amount equal to 1.0% of the contract price of each property sold; provided, however, in no event may the real estate commission paid to Hartman Management, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Subordinated Participation in Net Sale Proceeds - Hartman Management and D.H. Hill Securities (7) (8) (9)
After investors have received a return of their net capital contributions and a 7.0% annual, cumulative, noncompounded return, then Hartman Management is entitled to receive 15.0% of remaining net sale proceeds. Hartman Management will distribute 20.0% of any subordinate participation in net sale proceeds (up to an amount not to exceed 1.0% of gross offering proceeds) to the dealer manager, which will redistribute such amount to certain participating broker-dealers. Any such fees that are not paid at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Subordinated Incentive Listing Fee - Hartman Management and D.H. Hill Securities (7) (8) (9) (10)
Upon listing our shares on a national securities exchange or quotation on the Nasdaq National Market, a fee equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common shares plus dividends paid by us prior to listing with respect to the shares sold in this offering, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 7.0% annual, cumulative, noncompounded return to investors. Hartman Management will distribute 20.0% of any incentive listing fee (up to an amount not to exceed 1.0% of gross offering proceeds) to the dealer manager, which will redistribute such amount to certain participating broker-dealers.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Operating Expenses - Hartman Management
We will reimburse our advisor for all expenses incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (i) 2.0% of our average invested assets, or (ii) 25.0% of our net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

______________________
(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 11,000,000 shares to the public, including 1,000,000 shares sold pursuant to our dividend reinvestment plan.

(2)
We will not pay selling commissions in respect of any shares sold by our dealer manager without the involvement of another participating broker-dealer. We estimate that our dealer manager, through representatives that are affiliates of our company, will sell approximately 50.0% of the shares sold pursuant to this offering in this manner. Accordingly, the estimated amounts assume that selling commissions apply to 50.0% of the shares registered in this offering. Actual amounts could be more or less than the amount shown. If the actual amount of shares sold by our dealer manager, through representatives that are affiliates of our company, is less than 50.0% of the shares being registered, we would have to use more of our offering proceeds to pay commissions and, as a result, less of the proceeds would be available for investments in properties. To the extent that we sell shares without the payment of commissions, we will apply the additional proceeds to us resulting from the elimination of the commission to investments in properties and working capital purposes.

(3)
Organization and offering expenses are only those expenses associated with our organization and this offering, including any portion of the subordinated participation in net sale proceeds or the subordinated incentive listing fee distributed to the dealer manager. They do not include expenses associated with the organization of our advisor or any other affiliate. We will not reimburse organization and offering expenses incurred by our sponsor in excess of 2.5% of gross offering proceeds.

(4)
Under our charter, the total of all acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties that we will purchase. However, a majority of our independent trustees may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(5)	We will pay Hartman Management the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired.
(6)
Gross asset value will be equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, gross asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets.

(7)
In the event that our common shares become listed and Hartman Management receives the subordinated incentive listing fee, as of the date of listing Hartman Management will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.

(8)
Upon termination of the advisory agreement, Hartman Management may be entitled to a similar fee if Hartman Management would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on independent appraised value of the portfolio) on the date of termination. The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Hartman Management are mutually exclusive of each other. Hartman Management cannot earn both fees.

(9)
In order for any broker-dealer to participate in any subordinated participation in net sale proceeds or subordinated incentive listing fee, such broker-dealer must (1) be unaffiliated with us and Hartman Management, (2) continue to be a party to a selected dealer agreement with the dealer manager at the time of the payment of any such fee and (3) have sold a minimum of $1.0 million of our shares. The portion of the subordinated participation in net sales proceeds or subordinated incentive listing fee distributed to the dealer manager will be redistributed to the participating broker-dealers meeting this criteria pro rata based upon the relative value of the total amount of shares sold by each broker-dealer. In no event will the broker-dealers’ portion of the subordinated participation in net sales proceeds or subordinated incentive listing fee, as the case may be, exceed in the aggregate 1.0% of the gross proceeds from this offering. If no broker-dealer qualifies for participation in any subordinated participation in net sales proceeds or subordinated incentive listing fee, then Hartman Management will not distribute any portion of its subordinated participation in net sales proceeds or subordinated incentive listing fee, as the case may be, to the dealer manager.

(10)
The market value of our outstanding shares will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. Payment of the subordinated incentive listing fee will be made from the net sales proceeds from our assets as we dispose of them. We shall have the option to pay this fee in the form of cash, Shares, a promissory note or any combination of the foregoing.

Our independent trustees will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of trustees. Our independent trustees shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of trustees and based on the factors set forth below and other factors that the independent trustees deem relevant:
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
  the success of Hartman Management in generating opportunities that meet our investment objectives;
  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;
  additional revenues realized by Hartman Management through their relationship with us;
  the quality and extent of service and advice furnished by Hartman Management;
  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
  the quality of our portfolio in relationship to the investments generated by Hartman Management for the account of other clients.
Because Hartman Management and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Hartman Management is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management - The Advisory Agreement” section of this prospectus. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Hartman Management or its affiliates by reclassifying them under a different category.

OWNERSHIP OF SHARES

The following table shows, as of June 1, 2005, the amount of our common shares beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common shares, (2) our trustees, (3) our executive officers, and (4) all of our trustees and executive officers as a group. The table also shows this ownership information assuming all outstanding OP Units are converted into shares of our common shares. The table gives effect to our reorganization as a Maryland real estate investment trust and our concurrent recapitalization on July 28, 2004. See “Management - General Information About Us” for a more detailed discussion of our reorganization and recapitalization.

	Number of Shares Beneficially Owned(1)		Percent		Percent Assuming Completion of the Offering (2)
Name of Beneficial Owner(3)	Actual	Assuming Conversion of All OP Units	Actual	Assuming Conversion of All OP Units	Actual	Assuming Conversion of All OP Units
Allen R. Hartman(4)(5)	270,003.42	2,561,862.61	3.47%	25.41%	1.50%	12.62%
Terry L. Henderson	-	-	-	-	-	-
Sam Hathorn	57,977.22	119,123.71	*	1.52	*	*
Jack L. Mahaffey	72,730.50	104,673.18	*	1.34	*	*
Chris A. Minton	44,671.74	74,902.53	*	*	*	*
Chand Vyas	142,857.00	142,857.00	1.83	1.83	*	*
All trustees and executive officers as a group (6 persons)	588,239.88	3,003,419.03	7.55	29.43	3.27	14.70
________________
*	Less than 1.0%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Actual amounts do not take into account OP Units held by the named person that are exchangeable for our common shares. Percentage ownership assuming conversion of OP Units assumes only the named person has converted his OP Units for our shares and does not take into effect any conversion by any other person.

(2)	Assumes the shareholders listed do not purchase any additional shares in this offering.
(3)	Each person listed has an address in care of Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043.
(4)	Includes Hartman Partnership, L.P. (198,935.515 shares and 489,183.74 OP Units), Hartman Partnership XII, L.P. (70,597.63 OP Units) and Hartman Partnership XV, LLC (47.14 OP Units).
(5)
Includes 1,231,393.58 OP Units owned by Houston R.E. Income Properties XIV, LP. Mr. Hartman does not own any limited partner interests in this partnership. However, Mr. Hartman owns 100% of the equity of the general partner of this partnership. As a result, Mr. Hartman may be deemed to be the beneficial owner of the securities held by this partnership. Therefore, the number of OP Units reported herein as beneficially owned by Mr. Hartman includes the 1,231,393.58 OP Units owned by Houston R.E. Income Properties XIV, LP. Consequently, for purposes of this table, Mr. Hartman is deemed to beneficially own the 1,231,393.58 common shares into which these OP Units are convertible. Mr. Hartman disclaims beneficial ownership of these OP Units and, for the purposes of this table, all common shares into which such OP Units are convertible.

As of June 1, 2005, we had 7,789,525 common shares outstanding after giving effect to the reorganization and recapitalization. After this offering, assuming all 10,000,000 shares offered by this prospectus are sold to the public and all 1,000,000 shares offered under our dividend reinvestment plan are sold, 18,010,146 common shares would be outstanding, assuming no other shares are issued during this offering. As of June 1, 2005, there were also 13,151,499.16 OP Units outstanding after giving effect to the reorganization and recapitalization, each convertible into our common shares of beneficial interest on a one-for-one basis. As a result of our recapitalization, OP Units were automatically adjusted so that they would continue to be exchangeable for our common shares on a one-for-one basis. The recapitalization, therefore, had no effect on the ownership percentage of any shareholder.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hartman Management, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Hartman Management and its affiliates will be compensated by us. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the corporate governance measures we adopted to address these conflicts, are described below.

Interests in Other Real Estate Programs

Hartman Management and its partners, officers, employees or affiliates are advisors or general partners of other Hartman programs, including partnerships that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Hartman Management and such officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

As described in the “Prior Performance Summary,” Allen R. Hartman and his affiliates have sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.

Mr. Hartman or his affiliates may acquire, for their own account or for private placement, properties that Mr. Hartman deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Property Acquisitions From Entities Controlled by Mr. Hartman

The following table compares the price we paid for all properties we acquired from affiliates of Mr. Hartman and the original purchase price paid by the applicable seller.

Property	Name of Prior Owner	Year Prior Owner Acquired Property	Year Acquired by Us	Purchase Price Paid by Us (1)	Purchase Price Paid by Prior Owner	Appraised Value	Date of Appraisal	Real Estate Appraiser

Holly Knight (2)	Holly Knight Plaza, Ltd.	1984	2000	$1,612,801	$1,399,141	$1,750,000	10-26-99	O’Connor & Assoc.
Bissonnet/Beltway	Bissonnet/Beltway Plaza, Ltd.	1987	1999	2,361,323	1,694,502	2,200,000	10-3-98	O’Connor & Assoc.
Interstate 10	Interstate 10 Office/ Warehouse, Ltd.	1986	1999	3,908,072	2,315,000	3,960,000	10-19-98	O’Connor & Assoc.
Kempwood Plaza	Kempwood Plaza, Ltd.	1986	1999	2,531,876	2,900,000	2,720,000	1-1-99	O’Connor & Assoc.
Westbelt Plaza	Westbelt Plaza, Ltd.	1988	1999	2,733,009	1,025,000	2,465,000	10-19-98	O’Connor & Assoc.
Greens Road	Houston R.E. Income Properties, Ltd.	1990	1999	1,637,217	703,950	1,580,000	10-5-98	O’Connor & Assoc.
Town Park	Houston R.E. Income Properties, Ltd.	1990	1999	3,760,735	905,100	3,500,000	10-3-98	O’Connor & Assoc.
Bellnot Square	Houston R.E. Income Properties VIII, Ltd.	1990	2002	5,792,294	4,100,000	5,825,000	4-1-02	O’Connor & Assoc.
Corporate Park Northwest	Houston R.E. Income Property IX, Ltd.	1992	2002	7,839,539	4,100,000	7,500,000	4-1-02	O’Connor & Assoc.
Webster Point	Houston R.E. Income Properties X, Ltd.	1992	2000	1,870,365	800,000	1,700,000	10-9-99	O’Connor & Assoc.
Centre South	Houston R.E. Income Properties X, Ltd.	1993	2000	2,077,198	600,000	1,900,000	10-25-99	O’Connor & Assoc.
Torrey Square	Houston R.E. Income Properties X, Ltd.	1994	2000	4,952,317	3,000,000	4,500,000	10-10-99	O’Connor & Assoc.
Main Park	Houston R.E. Income Properties XI, Ltd.	1994	1999	4,048,837	1,950,000	4,130,000	10-22-98	O’Connor & Assoc.
Dairy Ashford	Houston R.E. Income Properties XI, Ltd.	1994	1999	1,437,020	700,000	1,510,000	10-19-98	O’Connor & Assoc.

Property	Name of Prior Owner	Year Prior Owner Acquired Property	Year Acquired by Us	Purchase Price Paid by Us (1)	Purchase Price Paid by Prior Owner	Appraised Value	Date of Appraisal	Real Estate Appraiser
Westgate	Houston R.E. Income Properties XI, Ltd.	1994	2002	3,448,182	1,450,000	2,800,000	4-1-02	O’Connor & Assoc.
Northeast Square	Houston R.E. Income Properties XI, Ltd.	1995	1999	2,572,512	1,450,000	2,900,000	10-12-98	O’Connor & Assoc.
Plaza Park	Houston R.E. Income Properties XII, L.P.	1995	2000	4,195,116	1,550,000	4,250,000	10-14-99	O’Connor & Assoc.
Northwest Place II	Houston R.E. Income Properties XII, L.P.	1996	2000	1,089,344	850,000	1,100,000	10-12-99	O’Connor & Assoc.
Lion Square	Houston R.E. Income Properties XII, L.P.	1997	2000	5,835,108	4,250,000	5,900,000	10-13-99	O’Connor & Assoc.
Zeta Building (3)	Houston R.E. Income Properties XII, L.P.	1997	2000	2,456,589	-	2,500,000	10-19-99	O’Connor & Assoc.
Royal Crest (3)	Houston R.E. Income Properties XII, L.P.	1997	2000	1,864,065	-	1,900,000	10-19-99	O’Connor & Assoc.
Featherwood (3)	Houston R.E. Income Properties XII, L.P.	1997	2000	2,959,309	-	3,000,000	10-4-99	O’Connor & Assoc.
Garden Oaks	Houston R.E. Income Properties XIV, Ltd.	1997	2002	6,577,782	4,150,000	6,100,000	4-1-02	O’Connor & Assoc.
Westchase	Houston R.E. Income Properties XIV, Ltd.	1998	2002	2,173,300	1,400,000	2,000,000	4-1-02	O’Connor & Assoc.
Sunridge	Houston R.E. Income Properties XIV, Ltd.	1998	2002	1,461,571	2,228,750	2,000,000	4-1-02	O’Connor & Assoc.
Holly Hall	Houston R.E. Income Properties XIV, Ltd.	1998	2002	3,123,400	1,590,000	2,500,000	4-1-02	O’Connor & Assoc.
Brookhill	Houston R.E. Income Properties XIV, Ltd.	1998	2002	973,264	970,000	1,100,000	4-1-02	O’Connor & Assoc.
Corporate Park West (4)	Houston R.E. Income Properties XV, Ltd.	1998	2002	13,062,980	10,856,517	12,893,000	4-1-02	O’Connor & Assoc.
_________________
(1)	Unless otherwise noted, we paid for these properties using common shares or Operating Partnership units equal to dollar value provided.
(2)	Purchased with cash.
(3)	Houston R.E. Income Properties XII, L.P. purchased the Featherwood, Zeta and Royal Crest office buildings from a single seller for an aggregate purchase price of $6,950,000.
(4)	This property was developed by Houston R.E. Income Properties XV, Ltd. Total construction costs were $8,889,544, plus $1,966,973 in organizational and offering costs.

Several steps are followed in valuing properties acquired from affiliated entities. Projections of future income and capital requirements are made for the properties. Then a market capitalization rate is selected based on various risk factors of the properties, including age, location, quality of construction and the quality of tenants. The projected income is capitalized at this rate for a preliminary value. Then the projected cost of capital improvements and leasing commissions necessary to achieve the projected income are subtracted from the preliminary value to arrive at the final value. The assumptions used in the income projections, selection of capitalization rate, and projections of capital costs are by Mr. Hartman and the financial staff and are carefully reviewed and corroborated by outside real estate and accounting consultants, the board of trustees and real estate appraisers.

The following properties were acquired by affiliates of Mr. Hartman within five years of being sold to us. The depreciation claimed by the affiliates for federal income tax purposes was as follows:

Property	Date Through Which Depreciation Claimed	Depreciation Claimed
Main Park	12/31/98	$242,297
Dairy Ashford	12/31/98	76,841
Northeast Square	12/31/98	115,045
Plaza Park	12/31/99	175,556
Northwest Place II	12/31/99	89,584
Lion Square	12/31/99	363,076

Property	Date Through Which Depreciation Claimed	Depreciation Claimed
Zeta Building	12/31/99	115,915
Royal Crest	12/31/99	97,795
Featherwood	12/31/99	206,525
Garden Oaks	12/31/01	481,624
Westchase	12/31/01	117,884
Sunridge	12/31/01	193,231
Holly Hall	12/31/01	92,130
Brookhill	12/31/01	88,038
Corporate Park West	12/31/01	970,298

We acquired the properties listed above as the result of consolidating several individual programs managed by Hartman Management into us. Many of these properties were acquired as the result of mergers or the contribution of properties to us. Mr. Hartman received certain benefits from these transactions. Mr. Hartman had interests that differed from, and may in certain cases have conflicted with, the interests of persons acquiring partnership units or common shares in the transactions. The benefits Mr. Hartman received might have been different if he had not participated in structuring the transactions. These benefits include the following:
  the receipt of 897,117.19 OP Units, as adjusted to reflect the recapitalization, in consideration of Mr. Hartman’s general partner interest in the selling entities;
  the ability to limit his future exposure to general partner liability as a result of Mr. Hartman no longer serving as the general partner to certain of the entities; and
  the repayment of debt encumbering various of our properties which was personally guaranteed by Mr. Hartman.
Further, Mr. Hartman (neither personally nor in his capacity as a general partner when applicable) made no representations or warranties in regard to the properties or the merged entities in the operative documents executed in order to consummate the consolidations. Consequently, Hartman OP essentially acquired the properties on an “as is” basis. Therefore, we will bear the risk associated with any characteristics or deficiencies of our properties unknown at the closing of the acquisitions that may affect the valuation or revenue potential of the properties.

Certain Relationships and Related Transactions

The Company’s day-to-day operations are strategically directed by the board of trustees and implemented through Hartman Management, our affiliated property management company. Allen R. Hartman is our Board Chairman, President and Corporate Secretary, and also is the sole owner of Hartman Management. Mr. Hartman was owed $47,386 and $41,306 in dividends payable on his common shares of beneficial interest in the Company at December 31, 2004 and 2003, respectively. Mr. Hartman owned 3.9%, 3.4% and 3.4% of the issued and outstanding common shares of beneficial interest of the Company as of December 31, 2004, 2003 and 2002, respectively.

In January 1999, we entered into a property management agreement with Hartman Management. Effective September 1, 2004, this agreement was amended and restated. Prior to September 1, 2004, in consideration for supervising the management and performing various day-to-day affairs, we paid Hartman Management a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties, as defined. After September 1, 2004, we pay Hartman Management management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area, as determined by a survey of brokers and agents in such area. We expect these fees to be between approximately 2% and 4% of Gross Revenues, as such term is defined in the amended and restated property management agreement, for the management of commercial office buildings and approximately 5% of Gross Revenues for the management of retail and industrial properties. Also effective September 1, 2004, we entered into an advisory agreement with Hartman Management which provides that we pay Hartman Management a fee of one-fourth of .25% of Gross Asset Value, as such term is defined in the advisory agreement, per quarter for asset management services. We incurred total management, partnership and asset management fees payable to Hartman Management of $1,339,822 for the years ended December 31, 2004 and $359,003 for the three months ended March 31, 2005. Such fees in the amount of $168,631 were payable to Hartman Management at March 31, 2005.

During July 2004, we amended certain terms of our Declaration of Trust. Under the amended terms, Hartman Management may be required to reimburse us for operating expenses exceeding certain limitations determined at the end of each fiscal quarter. Reimbursements, if any, from Hartman Management are recorded on a quarterly basis as a reduction in management fees.

Under the provisions of the property management agreement, costs incurred by Hartman Management for the management and maintenance of the properties are reimbursable to Hartman Management. Such costs include expenses and costs relating to property management, construction management, maintenance and administrative personnel incurred on behalf of our properties; provided, however, that we will not reimburse Hartman Management for its overhead, including salaries and expenses of centralized employees other than salaries or certain property management, construction management, maintenance and administrative personnel. At March 31, 2005 and December 31, 2004, respectively, $19,009 and $188,772 were payable to Hartman Management related to these reimbursable costs.

In consideration of leasing the properties, we also pay Hartman Management leasing commissions for leases originated by Hartman Management and for expansions and renewals of existing leases. We incurred total leasing commissions to Hartman Management of $952,756 for the year ended December 31, 2004 and $266,588 for the three months ended March 31, 2005. At March 31, 2005 $72,009, was payable to Hartman Management relating to leasing commissions.

The aggregate fees and reimbursements payable to Hartman Management under the new agreements effective September 1, 2004 were not significantly different from those that would have been payable under the previous agreement.

In connection with the offering that is the subject of this prospectus, we reimburse Hartman Management up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by Hartman Management on behalf of the Company. No such reimbursable expenses were incurred for the year ended December 31, 2004 because we had not received the minimum subscription proceeds required to break escrow. As of June 1, 2005, an aggregate of $193,469 in such expenses reimbursable to Hartman Management had been incurred under this arrangement. Additionally, in connection with the offering, Hartman Management receives an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for the Company. No such fees were incurred for the year ended December 31, 2004 because we had not received the minimum subscription proceeds required to break escrow. As of June 1, 2005, an aggregate of $154,775 in acquisition fees payable to Hartman Management had been incurred pursuant to the terms of this arrangement.

For additional information concerning each of the compensation arrangements described above, please refer to the “Management Compensation” section of this prospectus.

Hartman Management paid us $106,824 and $26,856 for office space in the year ended December 31,2004 and the three months ended March 31, 2005, respectively. Such amounts are included in rental income in our consolidated statements of income for the applicable periods.

In conjunction with the acquisition of certain properties in prior years, we assumed liabilities payable to Hartman Management. At December 31, 2004 and March 31, 2005, $200,415 and $-0-, respectively, was payable to Hartman Management related to these liabilities.

Hartman Management owed us $-0- and $130,863 as of March 31, 2005 and December 31, 2004, respectively, as a result of various transactions undertaken in the normal course of business. All of these transactions arose prior to 2000 between Hartman Management and the Company or its predecessor entities. The balance owing at December 31, 2004 was paid in full in January 2005.

Relationships and Related Transactions with Mr. Hartman

Hartman Management, L.P., our advisor, is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of trustees. Hartman Management, L.P. is wholly owned by Mr. Hartman.

Before the commencement of this offering of our common shares of beneficial interest, Mr. Hartman received 126,000 of our common shares of beneficial interest for services he provided in connection with our formation and initial capitalization.

As of March 31, 2005, we had acquired a total of 35 properties. We acquired 28 of those 35 properties from entities controlled by Mr. Hartman. We acquired these properties by either paying cash, issuing our shares or issuing OP Units. In total, Mr. Hartman received the following as a result of such transactions:
  897,117.19 OP Units, as adjusted to reflect the recapitalization, in consideration of Mr. Hartman’s general partner interest in the selling entities;
  the ability to limit his future exposure to general partner liability as a result of Mr. Hartman no longer serving as the general partner to certain of the selling entities; and
  the repayment of debt encumbering various of our properties which was personally guaranteed by Mr. Hartman.
We owed $47,737 and $47,386 in dividends payable to Mr. Hartman on his common shares at March 31, 2005 and December 31, 2004, respectively. Mr. Hartman owned 3.63% and 3.85% of our issued and outstanding common shares as of March 31, 2005 and December 31, 2004, respectively.

Private Placement

We sold common shares of beneficial interest between May 1999 and December 2000 in a private placement. As a result of this private placement, we received subscriptions to purchase 2,481,745 common shares at a price of $10 per share, resulting in aggregate proceeds of $24,817,451 (without giving effect to our recapitalization on July 28, 2004). Although we closed this offering in December 2000, we received approximately $7,454,000 in gross proceeds in 2001 and approximately $169,000 in gross proceeds in 2002 in accordance with subscription agreements executed prior to December 2000.

After accounting for volume discounts offered to investors, we paid $438,027 to Hartman Management for advisory and management services provided in connection with the private placement and for the reimbursement of offering and organizational fees and expenses paid by Hartman Management on our behalf. We also paid Hartman Management 4.0% of the gross proceeds we received from the private placement, resulting in aggregate payments of $992,698. In addition, we transferred $23,546,034 of net proceeds to Hartman OP as capital contributions and received an aggregate of 3,363,715.78 OP Units, as adjusted to reflect the recapitalization, in exchange therefor.

Other Transactions with Affiliated Entities

Effective January 2000, we issued an aggregate of 648,482 common shares to shareholders of the sole limited partner of Houston R.E. Income Properties X, L.P., Houston R.E. Income Properties X, Inc., in connection with the merger of such corporation with and into us. Only shareholders we reasonably believed were accredited investors received common shares. All non-accredited shareholders received cash for their shares in the merged entity. The shares were issued based on a $10 per share value.

Effective January 2000, Hartman OP issued an aggregate of 1,115,987 OP Units to Houston R.E. Operating Partnership XII, L.P. in connection with the contribution of properties owned by Houston R.E. Operating Partnership XII, L.P. to Hartman OP. The OP Units were issued based on a $10 per unit value.

Effective January 2000, we issued 16,096 common shares and Hartman OP issued 118,196 OP Units to Mr. Hartman in exchange for the cancellation of amounts and other certain rights owed to him by Houston R.E. Income Properties X, L.P. and Houston R.E. Income Properties XII, L.P. The shares and OP Units were issued based on a $10 per unit value.

Effective January 2002, we issued an aggregate of 1,650,879 common shares to shareholders in connection with the mergers of Houston R.E. Income Properties XI REIT, Inc. and Houston R.E. Income Properties XV REIT, Inc. Only shareholders we reasonably believed were accredited investors received common shares. All non-accredited shareholders received cash for their shares in the merged entity. The shares were issued based on a $10 per share value.

Effective January 2002, Hartman OP issued an aggregate of 844,655 OP Units to limited partners in connection with the mergers of Houston R.E. Income Properties VIII, Ltd. and Houston R.E. Income Properties IX, Ltd. with and into Hartman OP. OP Units were issued to limited partners we reasonably believed were accredited investors. All non-accredited investors received cash for their interests. Hartman OP also issued 826,925 OP Units to Houston R.E. Income Properties XIV, L.P. in consideration of five properties contributed by Houston R.E. Income Properties XIV, L.P. to Hartman OP. The OP Units were issued based on a $10 per unit value. 1,104,152 OP Units were issued to the general partner and us in connection with the Houston R.E. Income Properties XI, Ltd. and Houston R.E. Income Properties XV, Ltd. mergers.

In November 2002, Hartman OP borrowed $3,278,000 from Houston R.E. Income Properties XVI, L.P. This debt was evidenced by a promissory note and accrued interest at a rate of 4.25%. The note was secured by our Corporate Park Northwest property and was payable at any time upon the demand of Houston XVI. We used these borrowed funds to repay existing debt. Mr. Hartman controls the general partner of Houston XVI. We were only required to make monthly interest payments under the note. This note was repaid in full in the second quarter of 2003.

Share numbers and per unit values of shares provided in this subsection do not give effect to our recapitalization on July 28, 2004.

Advisory Agreement

We entered into a property and partnership management agreement with Hartman Management in January 1999. That agreement was replaced by the Property Management Agreement in September 2004. Pursuant to the Property Management Agreement, we appointed Hartman Management to manage, operate, direct and supervise all of the properties we own from time to time. In connection with the Management Agreement, we will pay Hartman Management up to 2.5% of the gross offering proceeds of this offering. In addition, we will pay Hartman Management up to 2.0% of the gross offering proceeds of this offering for services in connection with the selection, purchase, development or construction of real property. Hartman Management will pay our organization and offering expenses (excluding selling commissions and the dealer manager fee).

Furthermore, pursuant to the Management Agreement, we will pay Hartman Management an annual fee of 0.25% of the gross asset value of our real estate portfolio. The fee is payable quarterly in an amount equal to 0.0625% of the gross asset value as of the last day of the immediately preceding quarter.

Property Management

For the management and leasing of our properties, pursuant to the Management Agreement, we will pay Hartman Management, our property manager, property management and leasing fees equal to what other management companies generally charge for the management and leasing of similar properties in the applicable geographic location of such properties (i.e., generally 2.0 to 4.0% of gross revenues for commercial office buildings and 5.0% of gross revenues for retail and industrial properties), which may include reimbursement of the costs and expenses Hartman Management incurs in managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining the properties. In addition, we may pay Hartman Management a separate one-time fee for the initial leasing of newly constructed properties in an amount equal to one-month’s rent.

Competition in Acquiring Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Hartman programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Hartman program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Hartman program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Hartman Management will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Hartman Management will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Dealer Manager

Certain employees of D.H. Hill Securities, our dealer manager, are also employees of Hartman Management. Two of such persons, Messrs. Magaña and Vaughan, will have a significant amount of influence on D.H. Hill Securities’ day-to-day operations in its capacity as dealer manager for us. We do not expect to have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We anticipate that properties we acquire will be managed and leased by Hartman Management, our affiliated property manager. Our agreement with Hartman Management has a three-year term, which we can terminate only in the event of gross negligence or willful misconduct on the part of Hartman Management. We expect Hartman Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management - The Property Management Agreement.”

Lack of Separate Representation

Shumacker Witt Gaither & Whitaker, P.C. acts as counsel to us, Hartman Management, and their affiliates in connection with this offering and may in the future act as counsel to us, Hartman Management, and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Shumacker Witt Gaither & Whitaker, P.C. may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, Hartman Management, or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Hartman Management

We may determine to enter into joint ventures with other Hartman programs (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria - Joint Venture Investments.” Hartman Management and its affiliates may have conflicts of interest in determining which Hartman program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Hartman Management may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Hartman Management and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Hartman Management and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Hartman Management and its affiliates, including acquisition fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Hartman Management and its affiliates relating to the sale of properties are only payable after the return to the shareholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of trustees, Hartman Management has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Hartman Management may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Hartman Management and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management Compensation.”

Every transaction that we enter into with Hartman Management or its affiliates is subject to an inherent conflict of interest. Our board of trustees may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Hartman Management or any of its affiliates. A majority of the independent trustees who are otherwise disinterested in the transaction must approve each transaction between us and Hartman Management or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Mr. Hartman and his affiliates, including Hartman Management, and us were not negotiated at arm’s-length. Such agreements include the Management Agreement, our Declaration of Trust, Hartman OP’s partnership agreement, and various agreements involved in our acquisition of properties acquired from Mr. Hartman or his affiliates. The policies with respect to conflicts of interest described herein were designed to lessen the potential conflicts that arise from such relationships. All conflict of interest transactions must also be approved by the Conflicts Committee of our board of trustees in the future. Please see “Conflicts of Interest - Certain Conflict Resolution Procedures.”

Indebtedness of Management

The following entity is affiliated with the Company and has been indebted to the Company in excess of $60,000 at any time since January 1, 2003. A brief description of the loans made by the Company to such entity is provided below.

Payer	Description
Houston R.E. Income Properties XIV, L.P.
Effective January 2002, Houston R.E. XIV contributed five properties to the Operating Partnership in exchange for OP Units. Houston R.E. XIV continued to own two additional properties, one of which was contributed to the Operating Partnership in October 2002 in exchange for OP Units. All of these properties secured a single loan, which was repaid by the Company in December 2002. Houston R.E. XIV agreed to pay the Company the portion of the loan repaid by the Company that was attributable to the last property held by Houston R.E. XIV. As of March 31, 2005, Houston R.E. XIV owed the Company $3,518,617. The loan accrues interest at a rate of 2.5% over LIBOR and payable upon demand. An affiliate of Mr. Hartman is the general partner of Houston R.E. XIV.

Hartman Management, LP.
Hartman Management, L.P. owed the Company $-0- and $130,863 as of March 31, 2005 and December 31, 2004, respectively, as a result of various transactions undertaken in the normal course of business. All of these transactions arose prior to 2000 between Hartman Management, L.P. and the Company or its predecessor entities. The balance owing at December 31, 2004 was paid in full in January 2005.

We will not make loans to our sponsor, advisor, trustees or any affiliates thereof except mortgages permitted by our Declaration of Trust or loans to our wholly owned subsidiaries. Our sponsor, advisor, trustees and any affiliates thereof shall not make loans to us, or to joint ventures in which we are a co-venturer, unless approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in such transaction as being fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Additional Conflicts of Interest

We will potentially be in conflict of interest positions with Mr. Hartman and Hartman Management as to various other matters in our day-to-day operations, including matters related to the:
  computation of fees and/or reimbursements under Hartman OP’s partnership agreement and the management agreement;
  enforcement of the management agreement;
  termination of the management agreement;
  order and priority in which we pay the obligations of Hartman OP, including amounts guaranteed by or due to Mr. Hartman or his affiliates;
  order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hartman Management;
  timing, amount and manner in which we refinance any indebtedness; and

   extent to which we repay or refinance the indebtedness which is recourse to Mr. Hartman prior to nonrecourse indebtedness and the terms of any such refinancing.
Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, we have created a conflicts committee of our board of trustees comprised of all of our independent trustees. Serving on the board of, or owning an interest in, the company will not, by itself, preclude a trustee from serving on the conflicts committee. The conflicts committee is empowered to act on any matter permitted under Maryland law, provided that it first determine that the matter at issue is such that the exercise of independent judgment by Hartman Management affiliates could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of trustees and the conflicts committee. Among the matters we expect the conflicts committee to act upon are:
  the continuation, renewal or enforcement of our agreements with Hartman Management and its affiliates, including the advisory agreement and the dealer manager agreement;
  public offering of securities;
  property sales;
  property acquisitions;
  transactions with affiliates;
  compensation of our officers and trustees who are affiliated with our advisors;
  whether and when we seek to list our common shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange; and
  whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to (1) transactions we enter into with Hartman Management and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:
  We will not purchase or lease properties in which Hartman Management, any of our trustees or any of their respective affiliates has an interest without a determination by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Hartman Management, any of our trustees or any of their respective affiliates unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.
  We will not make any loans to Hartman Management, any of our trustees or any of their respective affiliates, except that we may make or invest in mortgage loans involving Hartman Management, our trustees or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Hartman Management, any of our trustees and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

  Hartman Management and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, Hartman Management must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceeds the greater of: (i) 2.0% of our average invested assets for that fiscal year, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Hartman Management, for both us and one or more other entities affiliated with Hartman Management and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of trustees, including the independent trustees, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Hartman Management, subject to approval by our board of trustees, shall examine, among others, the following factors:
-	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

-	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and on diversification of the tenants of its properties;

-	the policy of each program relating to leverage of properties;

-	the income tax effects of the purchase to each program;

-	the size of the investment; and

-	the amount of funds available to each program and the length of time such funds have been available for investment.
  If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of trustees and Hartman Management, to be more appropriate for a program other than the program that committed to make the investment, Hartman Management may determine that another program affiliated with Hartman Management or its affiliates will make the investment. Our board of trustees has a duty to ensure that the method used by Hartman Management for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
  We will not accept goods or services from Hartman Management or its affiliates or enter into any other transaction with Hartman Management or its affiliates unless a majority of our trustees, including a majority of the independent trustees, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

The following is a discussion of our current policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or trustees without a vote or the approval of our shareholders. Any change to these policies would be made, however, only after a review and analysis of such change, in light of then existing business and other circumstances, and then only if we believe that it is advisable to do so in the best interest of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

General

We invest in commercial real estate properties, primarily neighborhood retail centers and office and industrial properties. Our primary business and investment objectives are:
  to maximize cash dividends paid to our shareholders;
  to continue to qualify as a REIT for federal income tax purposes;
  to obtain and preserve long-term capital appreciation in the value of our properties to be realized upon our ultimate sale of such properties; and
  to provide our shareholders with liquidity for their investment in us by listing our shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange within twelve years after the completion of this offering.
In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risks of our business set forth herein. See “Risk Factors.”

We may not materially change our investment objectives, except upon approval of shareholders holding a majority of the shares. Our independent trustees will review our investment objectives at least annually to determine that our policies are in the best interests of our shareholders. Each such determination will be set forth in the minutes of our board of trustees.

Decisions relating to the purchase or sale of our investments will be made by Hartman Management, as our advisor, subject to approval by our board of trustees, including a majority of our independent trustees. See “Management” for a description of the background and experience of the trustees and executive officers.

Acquisition and Investment Policies

We intend to continue to acquire community retail centers and office and industrial properties for long-term ownership and for the purpose of producing income. These are properties that generally have premier business addresses in especially desirable locations. Such properties generally are of high quality construction, offer personalized tenant amenities and attract higher quality tenants. We intend to hold our properties seven to ten years from the termination of this offering, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. Also, it is our management’s belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors), thus allowing greater diversity of investment by increasing the number of properties in which we invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

We acquire assets primarily for income. Although we have historically invested in properties that have been constructed and have operating histories, we anticipate that we may become more active in investing in raw land or in properties that are under development or construction. We consider the potential for growth in value as a significant factor in the valuation of income-producing properties and we anticipate that some properties we acquire will both provide cash dividends to shareholders and have the potential for growth in value. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of type of property and industry group of tenants, which will satisfy our investment objectives. We are not specifically limited by our governance documents, our management policies, or the governance documents of Hartman OP in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend on real estate and market conditions existing at the time we acquire properties and the amount of proceeds we raise in this offering.

We will seek to invest in properties that will satisfy our objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and the ability to provide cash dividends to shareholders. To the extent feasible, we will invest in a portfolio of properties that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

Our policy is to continue to acquire properties in the Houston and San Antonio, Texas metropolitan areas where we believe opportunities exist for acceptable investment returns. We acquire assets for income rather than capital gain. We anticipate that we will continue to focus on properties in the $1,000,000 to $10,000,000 value range. We typically lease our properties to a wide variety of tenants on a “triple-net” basis which means that the tenant is responsible for paying the cost of all maintenance and minor repairs, property taxes and insurance relating to its leased space. Our management believes that its extensive experience, market knowledge and network of industry contacts in the Houston and San Antonio metropolitan areas, and the limitation of our investments to this area, gives us a competitive advantage and enhances our ability to identify and capitalize on acquisitions. Although we anticipate that we will continue to focus primarily on acquisition opportunities in Houston and San Antonio, Texas, we are also exploring opportunities in Texas outside of Houston and San Antonio. Specifically, we are exploring the feasibility of acquiring commercial real estate in Dallas, Texas.

Although, we currently intend to invest in or develop community retail centers and other office and industrial properties in the Houston and San Antonio metropolitan areas, our future investment or redevelopment activities are not limited to any geographic area or to a specified property use. We may invest in any geographic area and we may invest in other commercial properties such as manufacturing facilities, and warehouse and distribution facilities in order to reduce overall portfolio risk, enhance overall portfolio returns, or respond to changes in the real estate market if our advisor determines that it would be advantageous to do so. Further, to the extent that our advisor determines it is in our best interest, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, we may make or invest in mortgage loans secured by the same types of commercial properties in which we intend to invest. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. See “- Terms of Leases and Tenant Creditworthiness” below.

We anticipate that a minimum of 89.5% of the proceeds from the sale of our shares will be used to invest in real estate properties and other investments, and the balance will be used to pay various fees and expenses. See “Estimated Use of Proceeds.”

We will not invest more than 10.0% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties or in mortgage loans secured by such properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property.

Although we are not limited as to the form our investments may take, all of our properties are owned by Hartman OP or a wholly owned subsidiary of Hartman OP in fee simple title. We expect to continue to pursue our investment objectives through the direct ownership of properties. However, in the future, we may also participate with other entities (including non-affiliated entities) in property ownership, through joint ventures, limited liability companies, partnership, co-tenancies or other types of common ownership. See “The Operating Partnership Agreement” and “- Joint Venture Investments” below. We presently have no plans to own any properties jointly with another entity or entities. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations - Sale-Leaseback Transactions.”

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor has developed and uses proprietary modeling tools that our management believes will help it to identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current dividends to investors and maintain higher relative portfolio property values, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Hartman Management identifies particular properties as potential acquisitions. Based on the recommendations made by Hartman Management, our trustees decide on whether to make a particular investment. Hartman Management manages our day-to-day operations, including all leasing functions. In making investment decisions for us, Hartman Management will consider relevant real estate property and financial factors, including:
  the location of the property;
  the property’s condition, suitability for the current or proposed use and any refurbishment needs;
  the property’s historical operation and any potential liabilities associated therewith;
  information learned from surveys, environmental reports, title reports and policies and similar materials;
  the property’s income-producing history and capacity;
  the property’s prospects for long-term appreciation;
  the potential liquidity of the property; and
  income tax considerations.
Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:
  plans and specifications;
  environmental reports;
  surveys;
  evidence of marketable title subject to such liens and encumbrances as are acceptable to Hartman Management;
  audited financial statements covering recent operations of properties having operating histories; and
  title and liability insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate, including:
  changes in general economic or local conditions;
  changes in supply of or demand for similar or competing properties in an area;
  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
  changes in tax, real estate, environmental and zoning laws;
  periods of high interest rates and tight money supply that may make the sale of properties more difficult;
  tenant turnover; and
  general overbuilding or excess supply in the market area.
See “Risk Factors - General Risks Related to Investments in Real Estate.”

Development and Construction of Properties

We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of 10.0% of the offering proceeds available for investment in properties that are not acquired for the purpose of producing income, that have no development or construction in process and for which no development or construction is planned to commence within one year of their acquisition or in mortgage loans secured by such properties. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Hartman Management will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of trustees. Hartman Management may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors - General Risks Related to Investments in Real Estate.”

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to five years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Our advisor will promulgate leasing guidelines for use by Hartman Management in evaluating prospective tenants and proposed lease terms and conditions. Hartman Management will have the authority to enter into leases of our properties consistent with these guidelines.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements either from our offering proceeds or from working capital reserves established for the property for which such improvements are required. See “Risk Factors - General Risks Related to Investments in Real Estate.”

Joint Venture Investments

We may determine to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Hartman Management will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments. See, generally, the section of this prospectus captioned “Conflicts of Interest” and the other subsections under this section of the prospectus.

At such time during the term of this offering as Hartman Management believes that a reasonable probability exists that we will enter into a joint venture with an affiliated program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by an affiliated program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We may enter into joint ventures with other affiliated programs for the acquisition of properties provided that:
  a majority of our trustees, including a majority of the independent trustees, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and
  we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with affiliated programs will result in certain conflicts of interest. See “Risk Factors - Risks Related to Conflicts of Interest” and “Conflicts of Interest - Joint Ventures with Affiliates of Hartman Management.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work in concert with other affiliated programs to apportion the assets within the property among us and the other affiliated programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more affiliated programs or joint ventures comprised of affiliated programs. The negotiation of how to divide the property among the various affiliated programs will not be arm’s-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other affiliated programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with an unaffiliated third party.

Making Loans and Investments in Mortgages

While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party. Second mortgages are secured by second deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75.0% of the appraised value of the mortgage property. We may also invest in participant or convertible mortgages if our trustees conclude that our shareholders and we may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. Neither our Declaration of Trust, our bylaws, nor the governance documents of Hartman OP place any limit or restriction on:
  the percentage of our assets that may be invested in any type of mortgage or in any single mortgage; or
  the types of properties subject to mortgages in which we may invest.
Presently, we have no intention of investing in real estate mortgages. We also have no present intention of originating, servicing or warehousing mortgages.

We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

We may invest in wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage loans. Wraparound mortgage loans are secured by wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75.0% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of such loans generally will not exceed 75.0% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75.0% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:
  the ratio of the amount of the investment to the value of the property by which it is secured;
  the property’s potential for capital appreciation;
  expected levels of rental and occupancy rates;
  current and projected cash flow of the property;
  potential for rental increases;
  the degree of liquidity of the investment;
  geographic location of the property;
  the condition and use of the property;
  the property’s income-producing capacity;
  the quality, experience and creditworthiness of the borrower;
  general economic conditions in the area where the property is located; and
  any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, trustee, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and expect to seek to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in mortgage loans. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage loans in which we invest.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Section 1031 Exchange Transactions

We may form one or more single member limited liability companies or similar entities (each of which is referred to in this prospectus as a Hartman Exchange LLC) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Under such arrangements, our affiliates would sponsor a series of private placement offerings of interests in limited liability companies or similar entities owning co-tenancy interests in various properties to 1031 Participants.

Properties acquired by a Hartman Exchange LLC in connection with the Section 1031 Exchange Transactions would be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a single member Hartman Exchange LLC would obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Hartman Exchange LLC would attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which would be used to pay off the short-term loan. At the closing of each property to be acquired by a Hartman Exchange LLC, Hartman OP would enter into a contractual arrangement, providing that, in the event that the Hartman Exchange LLC is unable to sell all of the co-tenancy interests in that property to 1031 Participants, Hartman OP would purchase, at the Hartman Exchange LLC’s cost, any co-tenancy interests remaining unsold. (See “Risk Factors - Risks Associated with Section 1031 Exchange Transactions.”) In addition, under such transactions Hartman OP would enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Hartman Exchange LLC would pay Hartman OP a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan obtained by the Hartman Exchange LLC. See “Risk Factors - Federal Income Tax Risks.”

Our board of trustees, including a majority of our independent trustees, will be required to approve each property acquired pursuant to any Section 1031 Exchange Transaction in the event that Hartman OP has any potential obligation to acquire any interest in the property. Accordingly, the Hartman Exchange LLC would intend to purchase only real estate properties that otherwise meet our investment objectives. Under any such program, Hartman OP would not execute any agreement providing for the potential purchase of the unsold co-tenancy interests from a Hartman Exchange LLC or directly from the 1031 Participants until a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction approve of the transaction as being fair, competitive and commercially reasonable to Hartman OP and at a price to Hartman OP no greater than the cost of the co-tenancy interests to the Hartman Exchange LLC. If the price to Hartman OP is in excess of such cost, our trustees must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent trustees, and in no event would Hartman OP purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

All purchasers of co-tenancy interests, including Hartman OP in the event that it is required to purchase co-tenancy interests, would be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by Hartman Management and the payment of property management fees to Hartman Management equal to 2.0 - 5.0% of gross revenues plus leasing commissions based upon the customary fees and commissions applicable to the geographic location of property. Accordingly, in the event that Hartman OP is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See “Risk Factors - Risks Associated with Section 1031 Exchange Transactions.”

Borrowing Policies

All of our current properties are subject to mortgages. If we acquire a property for cash in the future, we will most likely fund a portion of the purchase price with debt. By operating and acquiring on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio of assets. However, this also subjects us to risks associated with borrowing. For example, our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. See “Risk Factors — Risks Related to an Investment in Hartman Commercial Properties REIT — Our use of borrowings to fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing.” When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our organizational and governance documents generally limit the maximum amount of indebtedness that we may incur to 300% of our net assets as of the date of any borrowing. Notwithstanding the foregoing, we may exceed such borrowing limits if any excess in borrowing over such 300% level is approved by a majority of our independent trustees and disclosed to our shareholders in a subsequent quarterly report. Further, we do not have a policy limiting the amount of indebtedness we may incur or the amount of mortgages which may be placed on any one piece of property. As a general policy, however, we intend to maintain a ratio of total indebtedness to book value that is less than 50%. As of March 31, 2005, we had an aggregate debt to book value ratio of 45.6%. However, we cannot assure you that we will be able to continue to achieve this objective.

By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors - General Risks Related to Investments in Real Estate.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Hartman Management will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of policy.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to refinance existing indebtedness, for the payment of dividends, or for working capital.

Hartman Management will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our trustees or from Hartman Management and its affiliates unless such loan is approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property that we acquire for an extended period, and we have no current intention to dispose of any of our properties. However, circumstances may arise that could require the early sale of some properties. A property may be sold before the end of the expected holding period if, in the judgment of Hartman Management, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See “Federal Income Tax Considerations - Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange within twelve years of the termination of this offering, unless such date is extended by the majority vote of both our board of trustees and our independent trustees, our charter requires us to begin the sale of all of our properties and distribution to our shareholders of the net sale proceeds resulting from our liquidation. If at any time after twelve years of the termination of this offering we are not in the process of either (i) listing our shares for trading on a national securities exchange or including such shares for quotation on the Nasdaq Stock Market or (ii) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, it is our management’s intention to begin to consider the process of listing or liquidation prior to the twelfth anniversary of the termination of this offering. In making the decision to apply for listing of our shares, the trustees will try to determine whether listing our shares or liquidating our assets will result in greater value for our shareholders. The circumstances, if any, under which the trustees will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

We may acquire securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, all acquisitions of securities of such entities will be subject to the percentage ownership limitations and gross income tests necessary for REIT qualification. We refer you to the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus for a discussion of these tests. We may acquire all or substantially all of the securities or assets of REITs or similar entities where such investments would be consistent with our investment policies. We anticipate that we will only acquire securities or other interests in issuers engaged in commercial real estate activities involving retail, office or industrial properties. We may also invest in entities owning undeveloped acreage. Neither our Declaration of Trust nor our bylaws place any limit or restriction on the percentage of our assets that may be invested in securities of or interests in other issuers. The governance documents of Hartman OP also do not contain any such restrictions.

Other than our interest in Hartman OP, we currently do not own any securities of other entities. We do not presently intend to acquire securities of any non-affiliated entities.

Equity Capital

In the event that our trustees determine to raise additional equity capital, they have the authority, without shareholder approval, to issue additional common shares or preferred shares of beneficial interests. Additionally, our trustees could cause Hartman OP to issue OP Units which are convertible into our common shares. Subject to limitations contained in the organizational and governance documents of Hartman OP and us, the trustees could issue, or cause to be issued, such securities in any manner (and on such terms and for such consideration) they deem appropriate, including in exchange for real estate. We have issued securities in exchange for real estate and we expect to continue to do so in the future. Existing shareholders have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder’s initial investment.

Other Investments

We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:
  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent trustees determine, and in all cases in which the transaction is with any of our trustees or Hartman Management and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our shareholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;
  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trustees, Hartman Management or its affiliates;
  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
  borrow in excess of 55.0% of the aggregate value of all assets owned by us as of the date of any borrowing without approval from a majority of our independent trustees;
  make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;
  issue equity securities on a deferred payment basis or other similar arrangement;
  issue debt securities in the absence of adequate cash flow to cover debt service;
  issue securities which are redeemable solely at the option of the holder (except for shares offered by shareholders to us pursuant to our share repurchase plan);
  grant warrants or options to purchase shares to officers or affiliated trustees or to Hartman Management or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10.0% of the outstanding shares on the date of grant of the warrants and options; or
  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT.

Change in Investment Objectives and Limitations

Our charter requires that our independent trustees review our investment policies at least annually to determine that the policies we follow are in the best interest of our shareholders. Each determination and the basis therefor shall be set forth in the minutes of our board of trustees. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of our shareholders.

Real Property Investments

Our advisor is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other affiliated programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

We intend to obtain adequate insurance coverage for all properties in which we invest.

Certain Other Policies

Hartman Management will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Hartman Management will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act. We do not intend to:
  invest in the securities of other issuers for the purpose of exercising control over such issuer (except as described above);
  underwrite securities of other issuers; or
  actively trade in loans or other investments.
Subject to certain restrictions we are subject to in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Other than as disclosed elsewhere in this document relative to transactions with related parties, we have not made any loans to third parties and we have no present intention to do so. However, we may in the future make loans to third parties, including, without limitation, loans to joint ventures in which we participate. We have not engaged in the trading, underwriting or agency distribution or sale of securities of other issuers, and we do not intend to do so in the future.

DESCRIPTION OF REAL ESTATE AND OPERATING DATA

On June 1, 2005, we owned the 35 properties discussed below. All of our properties are located in the metropolitan Houston, Texas and San Antonio, Texas areas. Our properties consist of retail centers, office/warehouse properties and office buildings. A supermarket or one or more nationally and/or regionally recognized tenants typically anchors each of our properties. In the aggregate, our properties contain approximately 2,741,000 square feet of gross leasable area. No individual property in our portfolio currently accounts for more than 10% of our aggregate leasable area.

As of December 31, 2004, our properties were approximately 86.2% leased. Anchor space at the properties, representing approximately 10.0% of total leasable area, was 91.4% leased, while non-anchor space, accounting for the remaining 90.0% balance, was approximately 85.6% leased. A substantial number of our tenants are local tenants. Indeed, 74.5% of our tenants are local tenants and 12.2% and 13.3% of our tenants are national and regional tenants, respectively. We define:
  national tenants as any tenant that operates in at least four metropolitan areas located in more than one region (i.e., Northwest, Midwest, Southwest or Southeast);
  regional tenants as any tenant that operates in two or more metropolitan areas located within the same region; and
  local tenants as any tenant that operates stores only within the metropolitan Houston, Texas or San Antonio, Texas area.
Substantially all of our revenues consist of base rents and percentage rents received under long-term leases. For the year ended December 31, 2004, total rents and other income and percentage rents from the properties were $23,106,301 and $0, respectively. Approximately 66.5% of all existing leases provide for annual increases in the base rental payments with a “step up” rental clause.

The following table lists the five properties that generated the most rents during the year 2004.

Property	Total Rents Received in 2004	Percent of Our Total Rents Received in 2004

Windsor Park	$2,210,247	9.57%
Corporate Park West	1,700,224	7.36
Corporate Park Northwest	1,547,294	6.70
Lion Square	1,256,219	5.44
Plaza Park	1,016,687	4.40
Total	$7,730,671	33.47%

We currently do not have any individual properties that are material to our operations. As of December 31, 2004, we had no property that accounted for over 10% of either our total assets or total gross revenue.

The next several pages contain summary information for the properties we owned on December 31, 2004.

General Physical Attributes

The following table lists, for all properties the Company owned on December 31, 2004, the year each property was developed or significantly renovated, the total leasable area of each property, the purchase price the Company paid for such property and the anchor or largest tenant at such property.

Property	Year Developed/ Renovated	Total Leasable Area (Sq. Ft.)	Purchase Price	Anchor or Largest Tenant
Bissonnet/Beltway	1978	29,205	$2,361,323	Cash America International
Webster Point	1984	26,060	1,870,365	Houston Learning Academy
Centre South	1974	44,593	2,077,198	Carlos Alvarez
Torrey Square	1983	105,766	4,952,317	99 Cents Only Stores
Providence	1980	90,327	4,592,668	99 Cents Only Stores
Holly Knight	1984	20,015	1,612,801	Quick Wash Laundry
Plaza Park	1982	105,530	4,195,116	American Medical Response
Northwest Place II	1984	27,974	1,089,344	Terra Mar, Inc.
Lion Square	1980	119,621	5,835,108	Kroger Food Stores, Inc.
Zeta Building	1982	37,740	2,456,589	American Title Co.
Royal Crest	1984	24,900	1,864,065	Paragon Benefits, Inc.
Featherwood	1983	49,670	2,959,309	Transwestern Publishing
Interstate 10	1980	151,000	3,908,072	River Oaks, L-M, Inc.
Westbelt Plaza	1978	65,619	2,733,009	National Oilwell
Greens Road	1979	20,507	1,637,217	Juan Gailegos
Town Park	1978	43,526	3,760,735	Omar’s Meat Market
Northeast Square	1984	40,525	2,572,512	99 Cent Store
Main Park	1982	113,410	4,048,837	Transport Sales
Dairy Ashford	1981	42,902	1,437,020	Foster Wheeler USA Corp.
South Richey	1980	69,928	3,361,887	Kroger Food Stores, Inc.
Corporate Park Woodland	2000	99,937	6,028,362	Carrier Sales and Distribution
South Shaver	1978	21,926	817,003	EZ Pawn
Kempwood Plaza	1974	112,359	2,531,876	Auto Zone
Bellnot Square	1982	73,930	5,792,294	Kroger Food Stores, Inc.
Corporate Park Northwest	1981	185,627	7,839,539	Air Consulting & Engineering
Westgate	1984	97,225	3,448,182	Postmark DMS, LLC
Garden Oaks	1954	95,046	6,577,782	Bally Total Fitness
Westchase	1978	42,924	2,173,300	Jesus Corral
Sunridge	1979	49,359	1,461,571	Puro Latino, Inc.
Holly Hall	1980	90,000	3,123,400	The Methodist Hospital
Brookhill	1979	74,757	973,264	T.S. Moly-Lubricants
Corporate Park West	1999	175,665	13,062,980	Accurate Restoration, Inc.
Windsor Park	1992	192,458	13,102,500	The Sports Authority
Stafford Plaza	1974	95,032	8,906,057	Marshall’s

Total		2,635,063	$135,163,602

General Economic Attributes

The following table lists certain information that relates to the rents generated by each property. All of the information listed in this table is as of December 31, 2004.

Property	Percent Leased	Total Leasable Area (Sq. Ft.)	Total Annualized Rents Based on Occupancy	Effective Net Rent Per Sq. Ft.	Annual Percentage Rents
Bissonnet/Beltway	100.0%	29,205	$513,012	$17.57	—
Webster Point	87.0	26,060	354,396	13.60	—
Centre South	83.6	44,593	423,721	9.50	—
Torrey Square	85.8	105,766	954,518	9.02	—
Providence	68.8	90,327	671,926	7.44	—
Holly Knight	93.2	20,015	349,373	17.46	—
Plaza Park	92.1	105,530	995,169	9.43	—
Northwest Place II	61.7	27,974	140,440	5.02	—
Lion Square	100.0	119,621	1,248,321	10.44	—
Zeta Building	80.0	37,740	443,361	11.75	—
Royal Crest	100.0	24,900	328,037	13.17	—
Featherwood	87.8	49,670	840,519	16.92	—
Interstate 10	74.5	151,000	616,310	4.08	—
Westbelt Plaza	91.3	65,619	609,543	9.29	—
Greens Road	100.0	20,507	386,759	18.86	—
Town Park	100.0	43,526	804,971	18.49	—
Northeast Square	84.1	40,525	473,940	11.69	—
Main Park	87.2	113,410	647,073	5.71	—
Dairy Ashford	51.1	42,902	165,824	3.87	—
South Richey	74.3	69,928	443,745	6.35	—
Corporate Park Woodland	85.7	99,937	868,655	8.69	—
South Shaver	75.7	21,926	230,954	10.53	—
Kempwood Plaza	74.5	112,359	863,884	7.69	—
Bellnot Square	100.0	73,930	788,159	10.66	—
Corporate Park Northwest	83.7	185,627	1,546,646	8.33	—
Westgate	82.7	97,225	604,690	6.22	—
Garden Oaks	78.6	95,046	980,002	10.31	—
Westchase	91.8	42,924	454,396	10.59	—
Sunridge	89.6	49,359	462,296	9.37	—
Holly Hall	100.0	90,000	533,774	5.93	—
Brookhill	69.9	74,757	264,060	3.53	—
Corporate Park West	86.3	175,665	1,587,748	9.04	—
Windsor Park	100.0	192,458	1,863,375	9.68	—
Stafford Plaza	98.6	95,032	1,072,105	11.28	—

Total/Average	86.2%	2,635,063	$23,531,702	$8.93	—

The following table lists, for each property, as of December 31 of each of the last five years or for as long as the Company has owned the property, both the occupancy of each property and the average rental and other income per square foot of gross leasable area.

	2000		2001		2002		2003		2004
Property	Percent Leased	Average Income Per Sq. Ft.	Percent Leased	Average Income Per Sq. Ft.	Percent Leased	Average Income Per Sq. Ft.	Percent Leased	Average Income Per Sq. Ft.	Percent Leased	Average Income Per Sq. Ft.
Bissonnet/Beltway	100%	$14.42	100%	$17.02	93%	$16.50	100%	$16.97	100%	$15.54
Webster Point	86	10.92	93	10.57	83	11.83	88	12.05	87	12.99
Centre South	71	6.31	88	7.96	88	7.40	85	8.03	87	9.19
Torrey Square	96	7.69	99	9.71	96	9.82	87	8.09	86	8.02
Providence	-	-	100	8.81	98	12.71	72	11.19	69	6.51
Holly Knight	93	14.02	100	17.58	91	16.46	96	17.50	93	16.39
Plaza Park	85	6.26	83	7.60	93	7.89	79	8.26	92	9.63
Northwest Place II	80	5.76	52	5.31	52	4.40	62	4.96	62	4.61
Lion Square	97	8.84	100	9.59	98	9.91	98	9.68	100	10.50
Zeta Building	86	13.43	91	13.84	94	14.21	98	12.46	80	12.99
Royal Crest	73	10.34	73	7.38	88	10.24	95	11.43	100	12.34
Featherwood	77	2.01	96	12.86	96	15.46	98	16.07	89	17.37
Interstate 10	82	3.97	97	4.36	96	4.78	83	4.84	74	4.09
Westbelt Plaza	93	6.92	85	7.21	92	8.88	82	8.26	91	8.68
Greens Road	78	15.83	100	16.54	100	18.60	100	16.15	100	17.02
Town Park	100	16.09	100	19.01	100	17.88	98	18.12	100	18.08
Northeast Square	81	9.91	84	9.14	90	11.81	81	12.48	84	11.80
Main Park	81	5.41	89	4.89	87	5.53	90	5.57	87	5.57
Dairy Ashford	80	5.94	100	6.11	100	5.83	55	3.41	51	3.99
South Richey	100	8.72	94	9.45	100	9.63	94	8.57	74	7.77
Corporate Park Woodland	4	0.06	19	1.75	76	4.70	97	7.76	86	8.67
South Shaver	57	5.11	83	7.29	97	9.82	89	11.06	76	11.75
Kempwood Plaza	95	5.79	91	5.72	93	6.73	95	7.88	74	7.64
Bellnot Square	96	10.70	98	11.71	98	11.53	96	11.82	100	11.60
Corporate Park Northwest	92	7.38	91	8.28	90	8.74	90	8.33	84	8.34
Westgate	83	4.26	96	5.54	96	6.78	85	6.88	83	6.53
Garden Oaks	86	9.44	82	10.32	86	10.69	78	10.34	79	10.38
Westchase	50	2.51	75	7.16	66	8.15	77	8.94	92	8.83
Sunridge	71	4.33	77	9.39	96	10.71	90	10.93	90	9.56
Holly Hall	91	4.56	100	5.12	100	4.63	100	5.45	90	5.89
Brookhill	52	1.59	75	3.43	89	3.45	59	3.39	70	3.51
Corporate Park West	71	3.88	92	8.47	95	9.79	94	9.13	86	9.68
Windsor Park	-	-	-	-	-	-	-	-	100	11.48
Stafford Plaza	-	-	-	-	-	-	-	-	99	12.24

Major Tenants

The following table sets forth certain information that relates to the major tenants at each property. This information is as of December 31, 2004. The information summarizes information relating to each anchor or largest tenant at each property. No single lease accounted for more than 5% of the Company’s total revenues during 2004.

Property	Name of Tenant	Total Leased Area (Sq. Ft.)	Total Annual Rent	Effective Net Rent per Sq. Ft.	Lease Expiration Date
Bissonnet/Beltway	Cash America International	5,300	$84,444	$15.93	4/30/05
Webster Point	Houston Learning Academy	3,976	64,737	16.28	12/31/06
Centre South	Carlos Alvarez	10,407	96,091	9.23	3/31/06
Torrey Square	99 Cents Only Stores	25,296	219,100	8.66	9/18/04
Providence	99 Cents Only Stores	23,859	225,567	9.45	9/9/08
Holly Knight	Quick Wash Laundry	2,460	50,373	20.48	9/30/09
Plaza Park	American Medical Response	14,765	136,299	9.23	5/31/06
Northwest Place II	Terra Mar, Inc.	13,923	112,743	8.10	7/31/08
Lion Square	Kroger Food Stores, Inc.	42,205	253,440	6.00	10/31/05
Zeta Building	American Title Co.	3,233	54,314	16.80	2/28/05
Royal Crest	Paragon Benefits, Inc.	2,500	33,596	13.44	2/28/07
Featherwood	Transwestern Publishing	9,543	167,774	17.58	11/30/07
Interstate 10	River Oaks, L-M, Inc.	28,050	159,885	5.70	12/31/05
Westbelt Plaza	National Oilwell	13,300	176,652	13.28	3/31/05
Greens Road	Juan Gailegos	3,985	28,965	7.27	12/31/11
Town Park	Omar’s Meat Market	6,450	121,680	18.87	12/31/07
Northeast Square	99 Cent Store	4,573	52,220	11.42	11/30/05
Main Park	Transport Sales	23,882	103,143	4.32	8/31/05
Dairy Ashford	Foster Wheeler USA Corp.	5,118	34,760	6.79	1/31/09
South Richey	Kroger Food Stores, Inc.	42,130	265,416	6.30	2/28/06
Corporate Park Woodland	Carrier Sales and Distribution	16,991	164,204	9.66	7/31/08
South Shaver	EZ Pawn	4,547	61,133	13.44	11/30/07
Kempwood Plaza	Auto Zone	7,960	84,931	10.67	10/31/14
Bellnot Square	Kroger Food Stores, Inc.	42,130	337,044	8.00	7/31/07
Corporate Park Northwest	Air Consulting & Engineering	11,226	115,472	10.29	5/31/08
Westgate	Postmark DMS, LLC	18,818	139,175	7.40	2/28/09
Garden Oaks	Bally Total Fitness	25,722	259,166	10.08	6/30/05
Westchase	Jesus Corral	5,396	60,271	11.17	2/28/07
Sunridge	Puro Latino, Inc.	9,416	53,381	5.67	5/31/10
Holly Hall	The Methodist Hostpital	30,000	183,960	6.13	12/31/11
Brookhill	T.S. Moly-Lubricants	10,187	48,897	4.80	9/30/07
Corporate Park West	Accurate Restoration, Inc.	18,330	151,003	8.24	7/31/06
Windsor Park	The Sports Authority	54,517	463,472	8.50	8/31/15
Stafford Plaza	Marshall’s	31,008	280,956	9.06	1/31/08

Lease Expirations

The following table lists, on an aggregate basis, all of the scheduled lease expirations over the next ten years.

		Gross Leasable Area		Annual Rental Income
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area	Amount	Percent of the Company’s Total Rental Income
2005	144	519,470	19.71%	$5,006,293	21.27%
2006	121	404,615	15.36	3,989,468	16.95
2007	127	402,539	15.28	4,149,674	17.63
2008	82	335,589	12.74	3,603,222	15.31
2009	83	244,549	9.28	2,719,524	11.56
2010	33	131,586	4.99	1,452,767	6.17
2011	15	68,273	2.59	798,986	3.40
2012	8	28,835	1.09	392,686	1.67
2013	6	41,045	1.56	474,432	2.02
2014	8	23,868.91		313,107	1.33
Total	627	2,200,369	83.50%	$22,900,159	97.31%

Depreciation and Tax Items

Depreciation on the Company’s properties are taken on a straight line basis over 5 to 39 years for book purposes, resulting in a rate of approximately 2.5% per year. The following table shows certain tax items relating to the Company’s properties.

Property	Federal Tax Basis	Realty Tax Rate	2004 Realty Taxes
Bissonnet/Beltway	$1,987,210	0.0298627	$39,717
Webster Point	1,380,961	0.0265927	23,154
Centre South	1,737,670	0.0321040	42,056
Torrey Square	3,607,250	0.0352077	116,185
Providence	4,830,878	0.0330224	118,881
Holly Knight	1,747,039	0.0299125	32,305
Plaza Park	2,099,578	0.0299125	85,251
Northwest Place II	967,581	0.0320077	23,430
Lion Square	4,798,488	0.0298627	141,600
Zeta Building	2,366,569	0.0333127	46,638
Royal Crest	1,941,318	0.0333127	23,319
Featherwood	3,369,216	0.0321040	88,896
Interstate 10	2,855,240	0.0310627	80,142
Westbelt Plaza	1,834,055	0.0310627	59,019
Greens Road	877,843	0.0326328	43,989
Town Park	1,392,577	0.0298627	61,935
Northeast Square	1,681,073	0.0287500	55,229
Main Park	2,756,429	0.0299125	80,764
Dairy Ashford	834,072	0.0299125	28,014
South Richey	3,481,667	0.0321040	96,312
Corporate Park Woodland	6,504,928	0.0302800	152,499
South Shaver	921,353	0.0312740	33,219
Kempwood Plaza	3,274,773	0.0310627	87,317
Bellnot Square	4,364,091	0.0298627	112,675
Corporate Park Northwest	4,947,247	0.0320077	176,042
Westgate	1,861,804	0.0331627	69,642
Garden Oaks	4,582,312	0.0299125	126,299
Westchase	1,643,016	0.0307627	60,742
Sunridge	2,307,528	0.0307627	69,249
Holly Hall	1,815,336	0.0299125	62,827
Brookhill	1,258,673	0.0299125	34,839
Corporate Park West	9,438,227	0.0331627	248,720
Windsor Park	13,102,500	0.0282601	308,733
Stafford Plaza	8,906,057	0.0298627	198,885

Recent Developments

We purchased an approximately 192,000 square foot retail center in San Antonio, Texas on December 16, 2003. The purchase price was $13.1 million. We assumed a loan in the amount of $6.55 million and drew $6.2 million on our line of credit at Union Planters Bank to fund the purchase. The loan we assumed is due in monthly installments of $80,445 including interest at 8.34%, with any unpaid principal due December 2006.

During January 2004, Hartman OP contributed approximately $9.1 million to Hartman Gulf Plaza Acquisitions LP, a Texas limited partnership, in which it is a limited partner with a 73.11% percentage interest. On January 30, 2004, Hartman Gulf Plaza Acquisitions LP purchased Gulf Plaza, a 120,651 square foot office building located in Houston, Texas. The purpose of Hartman Gulf Plaza Acquisitions LP is to acquire and sell tenant-in-common interests in the building. In the second quarter of 2004, Hartman Gulf Plaza Acquisitions LP sold 99% of the ownership interests in the building to tenants-in-common.

On September 8, 2004, we purchased Stafford Plaza, a retail shopping center containing approximately 95,032 rentable square feet located on an approximately 8.66-acre tract of land in Houston, Texas. The total purchase price of Stafford Plaza was $8.9 million, plus closing costs. We drew $7.7 million on our line of credit at Union Planters Bank and used working capital for the remainder to fund the purchase. The purchase price for the transaction was determined through negotiations between STPL Associates LP, the seller, and us. Stafford Plaza, which was built in 1974, includes among its major tenants The TJX Companies, Inc., Blockbuster, Inc. and Exxon Mobil Corporation. The current aggregate annual base rent for all tenants in Stafford Plaza is approximately $856,029.

On March 14, 2005, we purchased Woodlake Plaza, an office building containing approximately 106,169 rentable square feet located on an approximately 3.4963-acre tract of land in Houston, Texas. The total purchase price of Woodlake Plaza was $5.5 million, plus closing costs. We drew $3.3 million on our line of credit at Union Planters Bank and used working capital for the remainder to fund the purchase. The purchase price for the transaction was determined through negotiations between CSFB 1998-P1 Gessner Office Limited Partnership, the seller, and the Company. Woodlake Plaza, which was built in 1975, includes among its major tenants Hibernia Corporation, Management Alliance Group and Rock Solid Images. The current aggregate annual base rent for all tenants in Woodlake Plaza is approximately $1,370,403.

Competition

Our properties are all located in areas that include highly competitive properties. The number of competitive properties in a particular area could have a material adverse effect on both our ability to lease space at any of our properties or at newly acquired (or developed) properties, and the amount of rent we can charge at our properties. We compete with many property owners, such as corporations, limited partnerships, individual owners, other real estate investment trusts, insurance companies and pension funds. We also compete with entities controlled by Mr. Hartman and operated by Hartman Management.

Many of our competitors have greater financial and other resources than us and may have substantially more operating experience than either us or Hartman Management. Generally, there are other neighborhood and community retail centers within relatively close proximity to each of our properties. There is, however, no dominant competitor in the metropolitan Houston, Texas or San Antonio, Texas areas. Regarding our retail properties, in addition to other retail properties, retailers at our properties face increasing competition from outlet malls, the Internet discount shopping clubs, catalog companies, direct mail and telemarketing.

Insurance

We believe that we have property and liability insurance with reputable, commercially rated companies. We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount that we believe to be adequate.

Employees

We have no direct employees. All personnel required for our operations are provided by Hartman Management under a management agreement.

Economic Dependency

We are dependent on our affiliates for services that are essential to the Company, including the sale of our common shares of beneficial interest, asset acquisition decisions, property management and other general administrative responsibilities. In the event that these companies were unable to provide these services to us, we would be required to obtain such services from other sources.

Environmental Regulations and Related Matters

Our properties, as well as any other properties that we may acquire in the future, are subject to various federal, state and local laws, ordinances and regulations, including, among other things, environmental regulations (as discussed below), zoning regulations and land use controls. We believe that we have all permits and approvals necessary under current law to operate our properties.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity, wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under these laws and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal and whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. Additionally, concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property, and could expose us to liability from our tenants, their employees and others. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for payments of dividends to the Company’s shareholders. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. Certain properties that we have acquired contain, or contained, dry-cleaning establishments utilizing solvents. Where believed to be warranted, samplings of building materials or subsurface investigations were undertaken with respect to these and other properties. To date, the costs associated with these investigations and any subsequent remedial measures taken have not been material to the Company.

We believe that our properties are in compliance in all material respects with all federal, state and local ordinances and regulations regarding the handling, discharge and emission of hazardous or toxic substances. We have not been notified by any governmental authority, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our present or former properties. We have not recorded in our financial statements any material liability in connection with environmental matters. Nevertheless, it is possible that the environmental assessments available to us do not reveal all potential environmental liabilities. It is also possible that subsequent investigations will identify material contamination, that adverse environmental conditions have arisen subsequent to the performance of the environmental assessments, or that there are material environmental liabilities of which management is unaware.

SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial information for the Company and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited consolidated financial statements and the notes thereto, both of which appear elsewhere in this prospectus.

	Three Months Ended March 31,			Year Ended December 31,
	2005		2004	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Income Statement Data:
Revenues		$6,313	$5,486	$23,484	$20,973	$20,755	$11,704	$9,626
Operations expenses		2,655	2,298	9,183	8,383	8,242	5,068	3,925
Interest		770	569	2,664	1,323	1,573	812	1,271
Depreciation and amortization		1,367	1,234	5,223	4,758	4,042	2,151	1,786
Total expenses		4,792	4,101	17,070	14,464	13,857	8,031	6,982
Income before minority interests		1,521	1,385	6,414	6,509	6,898	3,673	2,644
Minority interest in income		(697)	(646)	(2,990)	(3,035)	(3,193)	(1,932)	(1,770)
Net income		$824	$739	$3,424	$3,474	$3,705	$1,741	$874
Net income per common share		$0.114	$0.105	$0.488	$0.496	$0.529	$0.401	$0.332
Weighted average shares outstanding		7,247	7,010	7,010	7,010	7,007	4,336	2,630

Balance Sheet Data:
Real estate		$131,316	$119,572	$126,547	$120,256	$109,294	$66,269	$62,781
Other assets		14,613	25,931	16,070	13,810	17,670	4,409	3,017
Total assets	$	$ 145,929	$145,503	$142,617	$134,066	$126,964	$70,678	$65,798
Liabilities		$66,594	$64,183	$66,299	$55,183	$45,617	$16,311	$17,439
Minority interests in Operating Partnership		36,159	37,197	36,489	37,567	38,598	27,264	27,278
Minority interests in real estate held for sale		—	3,295	—	—	—	—	—
Shareholders’ equity		43,176	40,828	39,829	41,316	42,749	42,749	21,081
		$145,929	$145,503	$142,617	$134,066	$126,964	$70,678	$65,798

Cash Flow Data:
Proceeds from issuance of common shares		$3,805	$—	$—	$—	$155	$6,748	$11,660
Additions to real estate		5,798	263	10,277	8,242	1,983	5,028	6,089

Other Financial Data:
Distributions per share		$0.1755	$0.1750	$0.7005	$0.7000	$0.6738	$0.5688	$0.6685

The distributions per share represent payments from cash flow rather than from net income.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with our audited consolidated financial statements and the notes thereto. For more detailed information regarding the basis of presentation for the following information, you should read the notes to the audited consolidated financial statements.

Overview

We own 35 commercial properties, consisting of 19 retail centers, 12 office/warehouse properties and four office buildings. All of our properties are located in the Houston, Texas and San Antonio, Texas metropolitan areas. As of March 31, 2005, we had 675 total tenants. No individual lease or tenant is material to our business. Revenues from our largest lease constituted 2.11% of our total revenues for the three months ended March 31, 2005. Leases for our properties range from one year for our smaller spaces to over ten years for larger tenants. Our leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.

We have no employees and we do not manage our properties. Our properties and day-to-day operations are managed by Hartman Management under a management agreement.

Under the agreement in effect after September 1, 2004, we pay Hartman Management the following amounts:
  property management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Generally, we expect these fees to be between approximately two and four percent (2.0%-4.0%) of gross revenues for the management of commercial office buildings  and approximately five percent (5.0%) of gross revenues for the management of retail and industrial properties.
  the leasing of the properties, a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (with such fees, at present, being equal to 6% of the effective gross revenues from leases originated by Hartman Management and 4% of the effective gross revenues from expansions or renewals of existing leases, as under the prior agreement).
  except as otherwise specifically provided, all costs and expenses incurred by Hartman Management in fulfilling its duties for the account of and on behalf of us. Such costs and expenses shall include the wages and salaries and other employee-related expenses of all on-site and off-site employees of Hartman Management who are engaged in the operation, management, maintenance and leasing or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.
Our management agreement in effect after September 1, 2004 defines gross revenues as all amounts actually collected as rents or other charges for the use and occupancy of our properties, but excludes interest and other investment income and proceeds received for a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets.

Under an advisory agreement effective September 1, 2004, we also pay Hartman Management for asset management services a quarterly fee in an amount equal to one-fourth of 0.25% of the gross asset value calculated on the last day of each preceding quarter.

Gross asset value is defined as the amount equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans to comply with applicable Department of Labor reporting requirements, gross asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets.

Under the agreement in effect prior to September 1, 2004, we paid Hartman Management the following amounts:
  a management fee of 5% of our effective gross revenues to manage our properties;
  a leasing fee of 6% of the effective gross revenues from leases originated by Hartman Management and a fee of 4% of the effective gross revenues from expansions or renewals of existing leases;
  an administrative fee of 1% of our effective gross revenues for day-to-day supervisory and general administration services; and
  the reimbursement of all reasonable and necessary expenses incurred or funds advanced in connection with the management and operation of our properties, including expenses and costs relating to maintenance and construction personnel incurred on behalf of our properties; provided, however, that we will not reimburse Hartman Management for its overhead, including salaries and expenses of centralized employees other than salaries of certain maintenance and construction personnel.
Our management agreement in effect prior to September 1, 2004 defines effective gross revenues as all payments actually collected from tenants and occupants of our properties, exclusive of:
  security payments and deposits (unless and until such deposits have been applied to the payment of current or past due rent); and
  payments received from tenants in reimbursement of the expense of repairing damage caused by tenants.
The aggregate fees and reimbursements payable to Hartman Management under the new agreements effective September 1, 2004 were not significantly different from those that would have been payable under the former agreement.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements. We prepared these financial statements in conformity with U.S. generally accepted accounting principles. The preparation of these financial statements required us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We based our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Our results may differ from these estimates. Currently, we believe that our accounting policies do not require us to make estimates using assumptions about matters that are highly uncertain. You should read Note 1, Summary of Significant Accounting Policies, to our financial statements in conjunction with this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

We have described below the critical accounting policies that we believe could impact our consolidated financial statements most significantly.

Basis of Consolidation

We are the sole general partner of Hartman OP and possess full legal control and authority over its operations. As of March 31, 2005 and December 31, 2004, we owned a majority of the partnership interests in Hartman OP. Consequently, our consolidated financial statements include the accounts of Hartman OP. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of Hartman OP allocable to holders of partnership interests other than us. Net income is allocated to minority interests based on the weighted-average percentage ownership of Hartman OP during the year. Issuance of additional common shares and OP Units changes our ownership interests as well as those of minority interests.

Real Estate

We record real estate properties at cost, net of accumulated depreciation. We capitalize improvements, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate. We charge expenditures for repairs and maintenance to operations as they are incurred. We calculate depreciation using the straight-line method over the estimated useful lives of 5 to 39 years of our buildings and improvements. We depreciate tenant improvements using the straight-line method over the life of the lease.

We review our properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through our operations. We determine whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, we record a loss for the amount by which the carrying value of the property exceeds its fair value. We have determined that there has been no impairment in the carrying value of our real estate assets as of March 31, 2005 and December 31, 2004.

Purchase Price Allocation

We record above-market and below-market in-place lease values for owned properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize the capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize the capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases. Because most of our leases are relatively short term, have inflation or other scheduled rent escalations, and cover periods during which there have been few, and generally insignificant, pricing changes in the specific properties’ markets, the properties we have acquired have not been subject to leases with terms materially different than then-existing market-level terms.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Our management’s estimates of value are made using methods similar to those used by independent appraisers, primarily discounted cash flow analysis. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which we expect to primarily range from four to 18 months, depending on specific local market conditions. Our management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on our management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by our management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases, if any, to expense over the remaining initial terms of the respective leases, which, for leases with allocated intangible value, we expect to range generally from five to 10 years. The value of customer relationship intangibles is amortized to expense over the remaining initial terms and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles are charged to expense.

Revenue Recognition

All leases on properties we hold are classified as operating leases, and we recognize the related rental income on a straight-line basis over the terms of the related leases. We capitalize or charge to accrued rent receivable, as applicable, differences between rental income earned and amounts due per the respective lease agreements. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. We provide an allowance for doubtful accounts against the portion of tenant accounts receivable which we estimate to be uncollectible.

Liquidity and Capital Resources

General

During the year ended December 31, 2004 and the three-month period ended March 31, 2005, our properties generated sufficient cash flow to cover our operating expenses and to allow us to pay quarterly dividends, which are paid in three monthly installments after the end of each quarter. We generally lease our properties on a triple-net basis or on bases which provide for tenants to pay for increases in operating expenses over a base year or set amount, which means that tenants are required to pay for all repairs and maintenance, property taxes, insurance and utilities, or increases thereof, applicable to their space. We anticipate that cash flows from operating activities and our borrowing capacity will continue to provide adequate capital for our working capital requirements, anticipated capital expenditures and scheduled debt payments during the next 12 months. We also believe that cash flows from operating activities and our borrowing capacity will allow us to make all distributions required for us to continue to qualify to be taxed as a REIT. We also believe that our properties are adequately covered by insurance.

Public Offering

As reflected in Note 9 to our financial statements for the three-month period ended March 31, 2005, on September 15, 2004, our Registration Statement on Form S-11 with respect to this offering was declared effective under the Securities Act of 1933. As of March 31, 2005 433,274 shares had been issued pursuant to the offering with gross offering proceeds received of $4,332,459. As of June 1, 2005, 773,875 shares had been issued with gross offering proceeds received of $7,791,038. For a more detailed discussion of the results of this offering through the end of the first quarter and our application of the offering proceeds through such date, see the “Current Status of the Offering” section of this prospectus.

Cash and Cash Equivalents

We had cash and cash equivalents of $1,397,755 on March 31, 2005 as compared to $631,978 on December 31, 2004. The increase was principally due to the temporary investment of proceeds from sales of common shares pursuant to this offering prior to utilizing such proceeds for either buying properties, improving properties, reducing debt or supplying working capital. We generally do not maintain large cash balances, but rather utilize cash on hand for one of the foregoing purposes or for making distributions to shareholders. We place all cash in short-term, highly liquid investments that we believe provide appropriate safety of principal.

Our Debt for Borrowed Money

In December 2002, we refinanced most of our debt with a new credit facility from GMAC Commercial Mortgage Corporation. The loan is secured by, among other things, 18 of our properties, which are held by Hartman REIT Operating Partnership II, L.P., a wholly-owned subsidiary formed for the purpose of this credit facility, and the improvements, personal property and fixtures on the properties, all reserves, escrows and deposit accounts held by Hartman REIT Operating Partnership II, L.P., all intangible assets specific to or used in connection with the properties, and an assignment of rents related to such properties. We believe the fair market value of these properties was approximately $62,000,000 at the time the loan was put in place. We may prepay the loan after July 1, 2005 without penalty. We must pay a prepayment fee equal to one percent of the outstanding principal balance under the facility if we prepay the note prior to July 1, 2005. As of March 31, 2005, the outstanding principal balance under this facility was $34,440,000.

We are required to make monthly interest payments under this credit facility. During the initial term of the note, indebtedness under the credit facility will bear interest at LIBOR plus 2.5% computed on the basis of a 360 day year, adjusted monthly. The interest rate was 5.22% as of March 31, 2005. We are not required to make any principal payments prior to the loan’s maturity. The credit facility will mature on January 1, 2006, though we have the option, subject to certain conditions, of extending the facility for an additional two-year period. In no event shall the interest rate be lower than 3.82% during the initial term or lower than 4.32% during the extension term.

In addition, Hartman REIT Operating Partnership II, L.P. entered into certain covenants pursuant to the credit facility which, among other things, require it to maintain specified levels of insurance and use the properties securing the note only for retail, light industrial, office, warehouse and commercial office uses. The facility also limits, without the approval of the lender, this wholly-owned subsidiary’s ability to:
  acquire additional material assets;
  merge or consolidate with any other entity;
  engage in any other business or activity other than the ownership, operation and maintenance of the properties securing the note;
  make certain investments;
  incur, assume or guarantee additional indebtedness;
  grant certain liens; and
  loan money to others.
The security documents related to the note contain a covenant which requires Hartman REIT Operating Partnership II, L.P. to maintain adequate capital in light of its contemplated business operations. We believe that this covenant and the other restrictions provided for in our credit facility will not affect or limit Hartman REIT Operating Partnership II, L.P.’s ability to make distributions to us. The note and the security documents related thereto also contain customary events of default, including, without limitation, payment defaults, bankruptcy-related defaults and breach of covenant defaults. These covenants only apply to Hartman REIT Operating Partnership II, L.P. and do not impact the other operations of the Operating Partnership, including the operation of our 17 properties which do not secure this debt.

Upon the closing of this financing, we repaid approximately $24,800,000 of existing debt, placed approximately $2,800,000 in escrows established at the closing for taxes, insurance, agreed capital improvement and other uses required by the lender and paid fees and expenses of approximately $600,000 incurred in connection with the credit facility. The remaining proceeds, approximately $6,200,000, were available for general working capital purposes. We used the loan proceeds to repay debt and the remainder to pay accrued real estate taxes and other operating expenses.

On June 30, 2003, the Operating Partnership entered into a $25,000,000 loan agreement with Union Planter’s Bank, N.A. pursuant to which the Operating Partnership could, subject to the satisfaction of certain conditions, borrow funds to acquire additional income producing properties. The revolving loan agreement was scheduled to terminate in June 2005 and, as discussed below, was refinanced with proceeds from a new revolving line of credit effective June 2, 2005. The agreement provided for interest payments at a rate, adjusted monthly, of either (at the Operating Partnership’s option) 30-day LIBOR plus 225 basis points, or Union Planter’s Bank, N.A.’s prime rate less 50 basis points, with either rate subject to a floor of 3.75% per annum. The loan was secured by otherwise unencumbered properties currently directly owned by the Operating Partnership as well as those to be acquired with the proceeds drawn from the facility and all improvements, equipment, fixtures, building materials, consumer goods, furnishings, inventory and articles of personal property related thereto, together with all water rights, timber crops and mineral interests pertaining to the acquired properties, all deposits, bank accounts, instruments arising in virtue of transactions related to the acquired properties, all proceeds from insurance, takings or litigation arising out of the acquired properties and all leases, rents, royalties and profits or other benefits of the acquired properties. As of March 31, 2005, we had borrowed $19,350,000 under this credit facility; and at December 31, 2004, the loan balance was $16,700,000. We were required to make monthly payments of interest only, with the principal and all accrued unpaid interest being due at maturity of the loan. The loan could be prepaid at any time without penalty.

In addition, the Operating Partnership entered into certain covenants pursuant to the loan agreement which, among other things, required it to maintain specified levels of insurance. The facility also limited, among other things, the Operating Partnership’s ability to, without the approval of the lender:
  declare or pay any distribution during the continuance of a default or event of default;
  acquire, consolidate with or merge into any other entity;
  permit a material change in the management group;
  engage in any other business or activity other than the ownership, operation and maintenance of the properties securing the note;
  change the general character of its business;
  materially change accounting practices, methods or standards;
  sell, lease, transfer, convey or otherwise dispose of a material part of its assets other than in the ordinary course of business;
  form any new subsidiary or acquire all of the assets of a third party;
  permit its net worth to be less than $70,000,000;
  permit the combined occupancy of the properties securing the loan to be less than 86%;
  make certain investments;
  incur, assume, guarantee or alter the terms of certain additional indebtedness;
  grant certain liens; and
  loan money to others.
The loan agreement and the security documents related thereto also contained customary events of default, including, without limitation, payment defaults, bankruptcy-related defaults, environmental defaults, material uninsured judgment defaults and defaults for breaches of covenant or representations.

On June 2, 2005, we finalized a new revolving line of credit facility with a consortium of banks led by KeyBank National Association (“KeyBank”). The facility became retroactively effective as of March 11, 2005, the date certain documents for the facility were placed into escrow, pending the completion of the transaction. The credit facility is secured by a pledge of the partnership interests in Hartman REIT Operating Partnership III LP (“HROP III”), a new wholly-owned subsidiary of Hartman OP that was formed to hold title to the properties comprising the borrowing base pool for the facility. Presently there are 16 properties owned by HROP III.

The current limit of the line of credit is $50,000,000 and it may be increased to $100,000,000 as the borrowing base pool expands. We entered into this loan to refinance the Operating Partnership’s existing credit facility with Regions Bank (formerly Union Planter's Bank, N.A.), to finance property acquisitions and for general corporate purposes. Simultaneously with the finalization of the facility, Hartman OP drew $18,975,094 under the facility, of which $18,650,000 was used to pay off the principal balance owing under the Regions Bank loan. Based upon the required ratios explained below, the remaining availability under the facility as of June 2, 2005 was $23,578,698.

Outstanding amounts under the facility will accrue interest, at our option, at either the LIBOR Rate or the Alternative Base Rate, plus the applicable margin as determined from the following grid:

Total Leverage Ratio	LIBOR Margin	Alternative Base Rate Margin
Less than 60% but greater than or equal to 50%	2.40%	1.15%
Less than 50% but greater than or equal to 45%	2.15%	1.025%
Less than 45%	1.90%	1.00%

The Alternative Base Rate equals a floating rate equal to the higher of KeyBank's Base Rate or Federal Funds Rate plus .5%. Interest will be due monthly in arrears, computed on the actual number of days elapsed over a 360-day year. LIBOR Rate loans will be available in one, two, three or six month periods, with a maximum of six contracts at any time. In the event of default, interest will be calculated as above plus 2%.

Interest only is payable monthly under the loan with the total amount of principal due at maturity on March 11, 2008. The loan may be prepaid at any time in part or in whole, provided that the facility is not in default. If LIBOR Rate pricing is elected, there is a prepayment penalty based on a “make-whole” calculation for all costs associated with prepaying a LIBOR borrowing.

The revolving line of credit will be supported by a pool of eligible properties referred to as the borrowing base pool. The borrowing base pool must meet the following criteria:
  The Company will provide a negative pledge on the borrowing base pool and may not provide a negative pledge of the borrowing base pool to any other lender.
  The properties must be free of all liens, unless otherwise permitted.
  All eligible properties must be retail, office/warehouse, or office properties, must be free and clear of material environmental concerns and must be in good repair.
  The aggregate physical occupancy of the borrowing base pool must remain above 80% at all times.
  No property may comprise more than 15% of the value of the borrowing base pool with the exception of Corporate Park Northwest, which is allowed into the borrowing base pool.
  The borrowing base pool must at all times be comprised of at least 10 properties.
  The borrowing base pool properties may not contain development or redevelopment projects.
Properties can be added to and removed from the borrowing base pool at any time provided no defaults would occur as a result of the removal. If a property does not meet the criteria of an eligible property and the Company wants to include it in the borrowing base pool, a majority vote of the bank consortium is required for inclusion in the borrowing base pool.

Covenants, tested quarterly, relative to the borrowing base pool are as follows:
  The Company will not permit any liens on the properties in the borrowing base pool unless otherwise permitted.
  The ratio of aggregate net operating income from the borrowing base pool to debt service shall at all time exceed 1.5 to 1.0. For any quarter, debt service shall be equal to the average loan balance for the past quarter times an interest rate which is the greater of a) the then current annual yield on 10 year United States Treasury notes over 25 years plus 2%, b) a 6.5% constant, or c) the actual interest rate for the facility.

  The ratio of the value of the borrowing base pool to total funded loan balance must always exceed 1.67 to 1.00. The value of the borrowing base pool is defined as aggregate net operating income for the preceding four quarters, less a $.15 per square foot per annum capital expenditure reserve, divided by a 9.25% capitalization rate.
Covenants, tested quarterly, relative to the Company are as follows:

The Company will not permit its total indebtedness to exceed 60% of the fair market value of its real estate assets at the end of any quarter. Total indebtedness is defined as all liabilities of the Company, including this facility and all other secured and unsecured debt of the Company, including letters of credit and guarantees. Fair market value of real estate assets is defined as aggregate net operating income for the preceding four quarters, less a $.15 per square foot per annum capital expenditure reserve, divided by a 9.25% capitalization rate.
  The ratio of consolidated rolling four-quarter earnings before interest, income tax, deprecation and amortization expenses for such quarter to total interest expense, including capitalized interest, shall not be less than 2.0 to 1.0.
  The ratio of consolidated earnings before interest, income tax, deprecation and amortization expenses for such quarter to total interest expense, including capitalized interest, principal amortization, capital expenditures and preferred stock dividends shall not be less than 1.5 to 1.0. Capital expenditures shall be deemed to be $.15 per square foot per annum.
  The ratio of secured debt to fair market value of real estate assets shall not be greater than 40%.
  The ratio of declared dividends to funds from operations shall not be greater than 95%.
  The ratio of development assets to fair market value of real estate assets shall not be greater than 20%.
  The Company must maintain its status as a real estate investment trust for income tax purposes.
  Total other investments shall not exceed 30% of total asset value. Other investments shall include investments in joint ventures, unimproved land, marketable securities and mortgage notes receivable. Additionally,  the preceding investment categories shall not comprise greater than 30%, 15%, 10% and 20%, respectively, of total other investments.
  Within six months of closing, the Company must hedge all variable rate debt above $40 million until the point in which the ratio of variable rate debt to fixed rate debt is 50% of total debt. Thereafter, the Company must maintain such hedges during any period in which variable rate debt exceeds 50% of total debt.
In connection with the purchase of the Windsor Park property in December 2003, we assumed a note payable in the amount of $6,550,000 secured by the property. The balance at March 31, 2005 was $5,970,874. The note is payable in equal monthly installments of principal and interest of $80,445, with interest at the rate of 8.34% per annum. The balance of the note is payable in full on December 1, 2006.

In August 2002, we entered into $2,000,000 line of credit with First Bank & Trust. The collateral was released and the loan agreement was terminated during the quarter ended September 30, 2003. There was no amount outstanding at the time the loan agreement was terminated and at no time during 2003 did we have any amounts outstanding under this line of credit. This line of credit was secured by our Bellnot Square property.

In November 2002, we borrowed $3,278,000 from Houston R.E. Income Properties XVI, L.P. This debt was evidenced by a promissory note and accrued interest at a rate of 4.25%. The note was secured by our Corporate Park Northwest property and was payable at any time upon the demand of Houston XVI. We used these borrowed funds to repay existing debt. Mr. Hartman controls the general partner of Houston XVI. We were only required to make monthly interest payments under the note. This note was repaid in full in the second quarter of 2003.

Capital Expenditures

We currently do not expect to make significant capital expenditures or any significant improvements to any of our currently owned properties during the next 12 months. However, we may have unexpected capital expenditures or improvements on our existing assets. Additionally, we intend to continue our ongoing acquisition strategy of acquiring properties (generally in the $1,000,000 to $10,000,000 value range) in the Houston and San Antonio, Texas metropolitan areas, where we believe opportunities exist for acceptable investment returns, and we may incur significant capital expenditures or make significant improvements in connection with any properties we may acquire.

Total Contractual Cash Obligations

A summary of our contractual cash obligations, as of March 31, 2005 is as follows:

Payment due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More than Five Years
Long-Term Debt Obligations	$60,062,756	$20,095,508	$39,967,248	—	—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	—	—	—	—	—
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	—	—	—	—	—
Total	$60,062,756	$20,095,508	$39,967,248	—	—

We have no commercial commitments such as lines of credit or guarantees that might result from a contingent event that would require our performance pursuant to a funding commitment.

Property Acquisitions

We acquired ten properties from five entities operated by Mr. Hartman during 2002. We acquired four of these properties by merging the selling entities with and into either us or Hartman OP. In these mergers, we issued common shares or OP Units, as applicable, to equity holders in the selling entities who were accredited investors and paid cash for equity interests held by non-accredited investors. For all ten properties, we issued 1,650,879 common shares (2,358,396 common shares after giving effect to the recapitalization), 2,851,066 OP Units (4,072,947 OP Units after giving effect to the recapitalization) (including 1,067,646 (1,525,207 after giving effect to the recapitalization) issued to us), in each case giving effect to the recapitalization, assumed mortgage debt and other liabilities aggregating $15,053,870 and paid approximately $1,811,398 to purchase interests held by non-accredited investors in connection with these mergers.

During 2003, we acquired from an unrelated party one multi-tenant retail center comprising approximately 192,458 square feet of GLA. The property was acquired for cash and assumption of debt of $6,550,000 for a total consideration of approximately $13,100,000.

During 2004, the Company acquired from an unrelated party one multi-tenant retail center comprising approximately 95,032 square feet of GLA. The property was acquired for cash in the amount of approximately $8,900,000.

During 2005, the Company acquired from an unrelated party one multi-tenant office building comprising approximately 106,169 square feet of GLA. The property was acquired for cash in the amount of approximately $5,500,000.

Common Share Distributions

We declared the following distributions to our shareholders with respect to 2004 and the first quarter of 2005, payable in three monthly installments after the end of each respective quarter:

Month Paid or Payable	Total Amount of Distributions Paid or Payable	Distributions Per Share
April 2004	$408,762	$0.0583
May 2004	408,762	0.0583
June 2004	409,253	0.0584
July 2004	408,762	0.0583
August 2004	408,762	0.0583
September 2004	409,253	0.0584
October 2004	408,692	0.0583
November 2004	408,692	0.0583
December 2004	409,392	0.0584
January 2005	408,692	0.0583
February 2005	408,692	0.0583
March 2005	412,897	0.0589
April 2005	412,931	0.0589
May 2005	429,416	0.0589
June 2005	439,453	0.0590
Average Per Quarter		$0.17546

The following sets forth the tax status of the amounts we distributed to shareholders during 2000 through 2004:

Tax Status	2004	2003	2002	2001	2000
Ordinary income	67.7%	24.8%	85.1%	70.5%	75.9%
Return of capital	32.3%	75.2%	14.9%	29.5%	24.1%
Capital gain	-	-	-	-	-
Total	100.0%	100.0%	100.0%	100.0%	100.0%

OP Unit Distributions

The Operating Partnership declared the following distributions to holders of its OP Units, including HCP, with respect to 2004 and the first quarter of 2005, payable in three monthly installments after the end of each respective quarter:

Month Paid or Payable	Total Amount of Distributions Paid or Payable	Distributions Per Share
April 2004	$726,368	$0.0583
May 2004	726,368	0.0583
June 2004	727,240	0.0584
July 2004	726,368	0.0583
August 2004	726,368	0.0583
September 2004	727,240	0.0584
October 2004	726,243	0.0583
November 2004	726,243	0.0583
December 2004	727,488	0.0584
January 2005	726,243	0.0583
February 2005	726,243	0.0583
March 2005	733,717	0.0589
April 2005	733,748	0.0589
May 2005	748,498	0.0589
June 2005	758,154	0.0590
Average Per Quarter		$0.17546

Results of Operations

Quarter Ended March 31, 2005 Compared to Quarter Ended March 31, 2004

General.

The following table provides a general comparison of our results of operations for the quarters ended March 31, 2004 and March 31, 2005:

	March 31, 2004	March 31, 2005
Number of properties owned and operated	33	35
Aggregate gross leasable area (sq. ft.)	2,540,031	2,741,232
Occupancy rate	87%	86%
Total revenues	$ 5,486,426	$ 6,312,640
Total expenses	$ 4,101,619	$ 4,790,959
Income before minority interests	$ 1,384,807	$ 1,521,681
Minority interests in the Operating Partnership	($ 645,689)	($ 697,237)
Net income	$ 739,118	$ 824,444

Revenues.

We had rental income, tenant reimbursements and other income of $6,312,640 for the three months ended March 31, 2005, as compared to revenues of $5,486,426 for the three months ended March 31, 2004, an increase of $826,214, or 15%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during the first quarter of 2005 as compared to the first quarter of 2004 was due primarily to two factors. The tenant reimbursements component of revenues was $1,359,938 for the three months ended March 31, 2005, as compared to $917,700 for the three months ended March 31, 2004, an increase of $442,238. The increase was due primarily to an adjustment made in the first quarter of 2005 to an estimate of accrued tenant reimbursements. A similar adjustment to accrued tenant reimbursements was reflected in the second quarter of 2004 rather than the first quarter. The other factor was revenue from an additional property we acquired in 2004. Our occupancy rate at March 31, 2005 was 86%, as compared to 87% at March 31, 2004 and our average annualized revenue was $9.36 per square foot in the first quarter of 2005, as compared to an average annualized revenue of $8.64 per square foot in the first quarter of 2004.

We had interest and other income of $175,509 for the three months ended March 31, 2005, as compared to $136,875 for the three months ended March 31, 2004, an increase of $38,634, or 28%. We hold all revenues and proceeds we receive from offerings and loans in money market accounts and other short-term, highly liquid investments. The increase in interest and other income during the first quarter of 2005 as compared to 2004 resulted primarily from increases in non-rent income such as late fees and deposit forfeitures.

Expenses.

Our total operating expenses, including interest expense and depreciation and amortization expense, were $4,790,959 for the three months ended March 31, 2005, as compared to $4,101,619 for the three months ended March 31, 2004, an increase of $689,340, or 17%. We expect that the dollar amount of operating expenses will increase as we acquire additional properties and expand our operations. However, we expect that general and administrative expenses as a percentage of total revenues will decline as we acquire additional properties. General and administrative expenses were approximately 5% of total revenues for the first quarter of 2005, as compared to approximately 6% of total revenues for the first quarter of 2004.

The increase in our operating expenses during the first quarter of 2005 was a result of increased maintenance ($65,051), interest ($201,510), real estate taxes, utilities, bad debt expense ($222,510) and depreciation ($81,869) and amortization expenses. This increase was partially offset by a slight decrease of $58,938 in insurance and general and administrative expenses.

The amount we pay Hartman Management under our management agreement is based on our revenues and the number of leases Hartman Management originates. As a result of our increased revenues in the first quarter of 2005, management fees were $359,003 in the first quarter of 2005, as compared to $324,138 in the first quarter of 2004, an increase of $34,865, or 11%. Our interest expense increased by $201,510, or 35%, in the first quarter of 2005 as compared to the first quarter of 2004. Our average outstanding debt increased from $54,236,468 in the first quarter of 2004 to $57,916,758 in the first quarter of 2005, and the average interest rate associated with this debt increased from 4.18% in the first quarter of 2004 to 5.30% in the first quarter of 2005. Finally, general and administrative expenses decreased $35,889, or 10%, in the first quarter of 2005 as compared to the first quarter of 2004.

Net Income.

Income provided by operating activities before minority interests was $1,521,681 for the quarter ended March 31, 2005, as compared to $1,384,807 for the quarter ended March 31, 2004, an increase of $136,874, or 10%. Net income for the quarter ended March 31, 2005 was $824,444, as compared to $739,118 for the quarter ended March 31, 2004, an increase of $85,326, or 12%.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

General

The following table provides a general comparison of our results of operations for the years ended December 31, 2003 and December 31, 2004:

	December 31, 2003	December 31, 2004
Number of properties owned and operated	33	34
Aggregate gross leasable area (sq. ft.)	2,540,031	2,635,063
Occupancy rate	88%	86%
Total Revenues	$20,972,951	$23,483,657
Total Operating Expenses	$14,463,982	$17,069,628
Income before Minority Interest	$ 6,508,969	$ 6,414,029
Minority Interest in the Operating Partnership	($ 3,034,795)	($ 2,990,410)
Net Income	$ 3,474,174	$ 3,423,619

Revenues

We had rental income and tenant reimbursements of $23,038,966 for the year ended December 31, 2004, as compared to revenues of $20,605,161 for the year ended December 31, 2003, an increase of $2,433,805, or 12%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during 2004 as compared to 2003 was due to an increase in the amount of rent charged at some locations and the purchase of additional properties. Our average occupancy rate in 2004 was 87%, as compared to 90% in 2003, and our average annualized revenue was $9.14 per square foot in 2004, as compared to an average annualized revenue of $8.93 per square foot in 2003.

We had interest and other income of $444,691 for the year ended December 31, 2004, as compared to $367,790 for the year ended December 31, 2003, an increase of $76,901, or 21%. At December 31, 2004, we held all revenues and escrowed funds we receive from our Public Offering through such date in money market accounts and other short-term, highly liquid investments. We expect the percentage of our total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments to decrease as we invest cash holdings in properties. The increase in interest and other income during 2004 as compared to 2003 resulted primarily from an increase in non-rent income such as late fees and deposit forfeitures.

Expenses

Our total operating expenses, including interest expense and depreciation and amortization expense, were $17,069,628 for the year ended December 31, 2004, as compared to $14,463,982 for the year ended December 31, 2003, an increase of $2,605,646, or 18%. We expect that the dollar amount of operating expenses will increase as we acquire additional properties and expand our operations. However, we expect that general and administrative expenses as a percentage of total revenues will decline as we acquire additional properties.

The increase in our operating expenses during 2004 was primarily the result of increased maintenance, real estate taxes, utilities and depreciation and amortization expenses.

The amount we pay Hartman Management under our management agreement is based on our revenues and the book value of our assets. As a result of our increased revenues and assets in 2004, management fees were $1,339,822 in 2004, as compared to $1,232,127 in 2003, an increase of $107,695, or 9%.

Our interest expense increased by $1,340,757, or 101%, in 2004 as compared to 2003. Our average outstanding debt increased from $37,264,685 in 2003 to $53,705,399 in 2004 and the average interest rate associated with this debt increased from 3.90% in 2003 to 4.54% in 2004.

Finally, general and administrative expenses increased $73,644, or 7%, in 2004 as compared to 2003, primarily as the result of an increase in professional fees.

Net Income

Income provided by operating activities before minority interest was $6,414,029 for the year ended December 31, 2004, as compared to $6,508,969 for the year ended December 31, 2003, a decrease of $94,940, or 1%. Net income provided by operating activities for the year ended December 31, 2004 was $3,423,619, as compared to $3,474,174 for the year ended December 31, 2003, a decrease of $50,555, or 1%.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

General

The following table provides a general comparison of our results of operations for the years ended December 31, 2002 and December 31, 2003:

	December 31, 2002	December 31, 2003
Number of properties owned and operated	32	33
Aggregate gross leasable area (sq. ft.)	2,348,862	2,540,031
Occupancy rate	92%	88%
Total Revenues	$20,755,026	$20,972,951
Total Operating Expenses	$13,857,303	$14,463,982
Income before Minority Interest	$ 6,897,723	$ 6,508,969
Minority Interest in the Operating Partnership	($ 3,192,605)	($ 3,034,795)
Net Income	$ 3,705,118	$ 3,474,174

Revenues

We had rental income and tenant reimbursements of $20,605,161 for the year ended December 31, 2003, as compared to revenues of $20,423,485 for the year ended December 31, 2002, an increase of $181,676, or 1%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during 2003 as compared to 2002 was due to an increase in the amount of rent charged at some locations. Our average occupancy rate in 2003 was 90%, as compared to 90% in 2002, and our average annualized revenue was $8.93 per square foot in 2003, as compared to an average annualized revenue of $8.84 per square foot in 2002.

We had interest and other income of $367,790 for the year ended December 31, 2003, as compared to $331,541 for the year ended December 31, 2002, an increase of $36,249, or 11%. We hold all revenues and proceeds we receive from offerings in money market accounts and other short-term, highly liquid investments. The increase in interest and other income during 2003 as compared to 2002 resulted primarily from temporarily investing excess loan proceeds. Although more cash was invested in 2003 than in 2002, this increase was offset somewhat by the lower interest rates we earned on our investments in 2003 as compared to 2002. We expect the percentage of our total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments to decrease as we invest cash holdings in properties.

Expenses

Our total operating expenses, including interest expense and depreciation and amortization expense, were $14,463,982 for the year ended December 31, 2003, as compared to $13,857,303 for the year ended December 31, 2002, an increase of $606,679, or 4%. We expect that the dollar amount of operating expenses will increase as we acquire additional properties and expand our operations. However, we expect that general and administrative expenses as a percentage of total revenues will decline as we acquire additional properties.

The increase in our operating expenses during 2003 was primarily the result of increased maintenance, insurance, utilities and depreciation and amortization expenses. This increase was partially offset by a decrease in real estate tax expense. Real estate taxes decreased significantly for 2003 due to the settlement of several lawsuits against an appraisal district which resulted in the reduction of previously accrued property taxes.

The amount we pay Hartman Management under our management agreement is based on our revenues and the number of leases that Hartman Management originates. As a result of our increased revenues in 2003, management fees were $1,232,127 in 2003, as compared to $1,231,212 in 2002, an increase of $915, or .07%.

Our interest expense decreased by $249,892, or 16%, in 2003 as compared to 2002. Although our average outstanding debt increased from $29,263,144 in 2002 to $37,264,685 in 2003, the average interest rate associated with this debt decreased from 5.38% in 2002 to 3.90% in 2003.

Finally, general and administrative expenses increased $233,741, or 28%, in 2003 as compared to 2002, primarily as the result of an increase in professional fees.

Net Income

Income provided by operating activities before minority interest was $6,508,969 for the year ended December 31, 2003, as compared to $6,897,723 for the year ended December 31, 2002, a decrease of $388,754, or 6%. Net income provided by operating activities for the year ended December 31, 2003 was $3,474,174, as compared to $3,705,118 for the year ended December 31, 2002, a decrease of $230,944, or 6%.

Taxes

We elected to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We believe that we are organized and operate in such a manner as to qualify to be taxed as a REIT, and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

Inflation

We anticipate that our leases will continue to be triple-net leases or otherwise provide that tenants pay for increases in operating expenses and will contain provisions that we believe will mitigate the effect of inflation. In addition, many of our leases are for terms of less than five years, which allows us to adjust rental rates to reflect inflation and other changing market conditions when the leases expire. Consequently, increases due to inflation, as well as ad valorem tax rate increases, generally do not have a significant adverse effect upon our operating results.

Environmental Matters

Our properties are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdictions in which our operations are conducted. From our inception, we have incurred no significant environmental costs, accrued liabilities or expenditures to mitigate or eliminate future environmental contamination.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements as of March 31, 2005 and December 31, 2004.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment.” This statement requires companies to categorize share based payment as either liability or equity awards. For liability awards, companies will remeasure the award at fair value at each balance sheet date until the award is settled. Equity classified awards are measured at the grant-date fair value and are not remeasured. SFAS No. 123R (as amended on April 14, 2005 by the SEC) is effective for the first interim reporting period for fiscal years beginning after June 15, 2005. Awards issued, modified or settled after the effective date will be measured and recorded in accordance with SFAS No. 123R. Management believes that the implementation of this standard will not have a material effect on the Company’s consolidated financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, “Accounting for Non-monetary Transactions.” This standard requires that non-monetary exchanges be accounted for at fair value, recognizing any gain or loss, if the transactions meet a commercial-substance criteria and fair value is determinable. SFAS No. 153 is effective for non-monetary transactions occurring in fiscal years beginning after June 15, 2005. Management believes that the implementation of this standard will not have a material effect on the Company’s consolidated financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which we are exposed is the risk related to interest rate fluctuations. We will be exposed to changes in interest rates as a result of our credit facilities which have floating interest rates. As of March 31, 2005, we had $53,790,000 of indebtedness outstanding under these facilities. The impact of a 1% increase in interest rates on our debt would result in an increase in interest expense and a decrease in income before minority interests of approximately $537,900 annually.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. This information should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs summarized in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of completed programs (Table IV). Since there have been no sales or disposals of any properties within the most recent three years by any real estate program sponsored by our affiliates, Table V has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Summary Information

In addition to us, our President, Mr. Hartman, and his affiliates have participated as a general partner in 18 private real estate limited partnerships and REITs since 1984. Of these 18 programs, 13 programs have been partially or fully consolidated with us. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs. These programs, the year in which each offering was completed and the year in which we acquired properties owned by such entities (when applicable) are:

Partnership Name	Year Offering Completed	Year Consolidated with Us
Holly Knight Plaza, Ltd.	1984	2000
Woodedge Plaza, Ltd.	1985	n/a
Bissonnet/Beltway Plaza, Ltd.	1985	1999
Interstate 10 Office/Warehouse, Ltd.	1985	1999
Kempwood Plaza, Ltd.	1987	1999
Westbelt Plaza, Ltd.	1988	1999
Houston R.E. Income Properties, Ltd.	1989	1999
Houston R.E. Income Properties VIII, Ltd.	1990	1999 and 2002(1)
Houston R.E. Income Properties IX, Ltd.	1991	2002
Houston R.E. Income Properties X, Ltd.	1992	2000
Houston R.E. Income Properties XI, Ltd.	1994	2002(2)
Houston R.E. Income Properties XII, L.P.	1999	2000
Houston R.E. Income Properties XIV, Ltd.	1997	2002(3)
Houston R.E. Income Properties XV, Ltd.	1999	2002
Houston R.E. Income Properties XVI, Ltd.	2002	n/a
Houston R.E. Income Properties XVII, Ltd.	2003	n/a
Hartman Income Properties XVIII, Ltd.	n/a	n/a
Hartman Gulf Plaza Acquisitions LP	2004	n/a
________________
(1)	We acquired all but one of the properties owned by Houston R.E. Income Properties VIII, Ltd. in 1999 and we acquired the last property in 2002.
(2)	We acquired all but one of the properties owned Houston R.E. Income Properties XI, Ltd. in 1999 and we acquired the last property in 2002.
(3)	We acquired six of the seven properties owned by Houston R.E. Income Properties XIV, Ltd.

None of these programs involved a public offering.

We conducted a private placement of common shares between May 1999 and December 2000. As the result of this offering, we sold 2,481,745 common shares resulting in aggregate gross proceeds of $24,817,451 (without giving effect to our recapitalization on July 28, 2004). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Set forth below is summary information about all programs sponsored by Mr. Hartman and his affiliates, including us. All information is as of December 31, 2004.

Number of Programs Sponsored:	18
Total amount of money raised from investors:	Approximately $140,000,000
Total number of investors:	2,858
Total number of properties purchased:	53
Aggregate dollar amount of properties purchased:	Approximately $232,150,000
Percentage of number of properties that are:
Office/warehouse properties:	44%
Retail shopping centers:	28%
Office buildings:	28%
Percentage of purchase price for:
New properties:	0%
Used properties:	93%
Construction:	7%

All 53 properties acquired by these programs are located in the Houston, Dallas and San Antonio, Texas metropolitan areas. Of the 47 properties not originally purchased by us, 28 have been transferred to us, one has been sold to a third party and 18 are still owned by their original purchaser.

All programs prior to the formation of Houston R.E. Income Properties XV, Ltd. had investment objectives substantially similar to our investment objectives. These programs invested in constructed retail shopping centers and/or office/warehouse complexes in the Houston, Texas metropolitan area. Houston R.E. Income Properties XV, Ltd. purchased raw land in 1998 and developed an office complex in 1999. Houston R.E. Income Properties XVI, Ltd. and Houston R.E. Income Properties XVII, L.P. may purchase raw land for development and have or may invest outside of the Houston, Texas metropolitan area.

Houston R.E. Income Properties XVI, Ltd. terminated its offering of units of partnership interest in May 2002 and received gross proceeds of $25,000,000. Houston R.E. Income Properties XVI, Ltd. owns the following properties:
  a retail center with two buildings totaling approximately 75,000 rentable square feet;
  an office/warehouse complex containing four buildings totaling approximately 66,000 rentable square feet;
  an office/warehouse complex containing two buildings totaling approximately 21,000 rentable square feet;
  a six-story office building with approximately 88,000 rentable square feet;
  an office complex containing seven two- and three-story buildings totaling approximately 208,000 rentable square feet;
  a retail center with two buildings totaling approximately 70,000 square feet; and
  a ten-story office building with approximately 183,000 square feet.
These properties are all located in the Houston metropolitan area. All of the foregoing properties were acquired on an all cash basis in 2001, 2002 or 2003.

Houston R.E. Income Properties XVII, Ltd. terminated its offering of units of partnership interest in December 2003 and, when fully funded, will have received gross proceeds of $25,000,000. Houston R.E. Income Properties XVII, Ltd. owns the following properties:
  a retail center in San Antonio, Texas with five buildings totaling approximately 246,000 rentable square feet;
  a nine-story office building in Houston, Texas totaling approximately 156,000 rentable square feet;
  a two-building office complex in Houston, Texas containing three-story buildings totaling approximately 225,000 rentable square feet; and
  An office building in Dallas, Texas containing 198,374 rentable square feet.
All of the foregoing properties were acquired on an all cash basis in 2003.

Hartman Income Properties XVIII, Ltd. commenced its $25,000,000 offering in December 2003 and has raised approximately $3,500,000. It has not yet acquired any properties.

Hartman Gulf Plaza Acquisitions LP was formed as a joint venture between the Company and Houston R.E. Income Properties XVI, Ltd., an affiliated entity, to facilitate a Section 1031 tax-free exchange program. Gulf Plaza, a six-story office building in Houston, Texas containing 120,651 rentable square feet was the property acquired by this entity, and it was sold off to investors in undivided, tenant-in-common interests in June 2004.

See Tables III and IV of the Prior Performance Tables for more detailed information as to the operating results of programs whose offerings closed in the last five years and results of programs that have completed their operations over the last five years. For more detailed information regarding acquisitions of properties programs sponsored by our affiliates with investment objectives similar to ours over the last three years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary of material federal income tax considerations may be relevant to a holder of common shares. The summary is based on current law, but it is not intended to be tax advice. The summary does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The Internal Revenue Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary and the opinion of Morris, Manning & Martin, LLP are based on, and are qualified in their entirety by, the following:
  current provisions of the Internal Revenue Code;
  existing, temporary and currently proposed Treasury Regulations promulgated under the Internal Revenue Code;
  the legislative history of the Internal Revenue Code;
  currently published administrative rulings; and
  judicial interpretations of the foregoing.
No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her relating to the purchase, ownership and disposition of our common shares of beneficial interest, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

Opinion of Counsel

Morris, Manning & Martin, LLP has acted as our tax counsel in connection with this offering. We elected to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2001. Morris, Manning & Martin LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 2001, we qualified to be taxed as a REIT under the Internal Revenue Code and that we will continue to qualify to be taxed as a REIT under the Internal Revenue Code. This opinion is based on various assumptions and factual representations that we made to Morris, Manning & Martin, LLP concerning our past, ongoing and future business, properties and operations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed by the Internal Revenue Code discussed below, the results of which have not been, and will not be, reviewed by Morris, Manning & Martin, LLP. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. Morris, Manning & Martin, LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the continued actual results of our operations for any particular year will satisfy these requirements. See “Risk Factors - Federal Income Tax Risks.” We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders and that any such changes will not modify the conclusions expressed in our counsel’s opinion. You should also note that an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT. The consequences of failing to be taxed as a REIT are summarized in the “—Failure to Qualify as a REIT” section below.

Taxation of the Trust

We elected be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our tax year ended December 31, 2001. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. The board of trustees, with the consent of shareholders holding a majority of our issued and outstanding shares, has the ability to revoke or otherwise terminate our status as a REIT. In addition, our board of trustees has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of trustees has determined not to pursue or preserve our status as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gains that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. However, we will be subject to federal income taxation as follows:
  We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.
  Under some circumstances, we will be subject to alternative minimum tax.

  If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income to the extent it does not constitute qualifying income for purposes of the 75% Income Test (discussed below).

  If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100.0% tax on such income.

  If we fail to satisfy either of the 75.0% or 95.0% Income Tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100.0% tax on the net income attributable to the greater of (i) the amount by which we fail the 75% Income Test or (ii) the amount by which 90% of our gross income exceeds the amount of income qualifying for the 95% Income Test, multiplied by a fraction calculated to reflect our profitability.

  If we fail to distribute during each year an amount equal to at least the sum of (i) 85.0% of our REIT ordinary income for such year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the sum of (A) amounts actually distributed and (B) retained amounts on which income tax is paid at the corporate level.

  If we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our shareholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:
  be a domestic corporation;
  elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;
  be managed by one or more trustees or directors;
  have transferable shares;
  not be a financial institution or an insurance company;
  use a calendar year for federal income tax purposes;
  have at least 100 shareholders for at least 335 days of each taxable year of twelve months; and
  not be closely held.
As a Maryland real estate investment trust, we satisfy the first requirement, and we filed an election, effective as of the 2001 tax year, to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of trustees, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50.0% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We currently have more than 100 shareholders, and we are not closely held. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares - Restrictions on Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “- Treatment of Tax-Exempt Shareholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements - Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:
  We must derive directly or indirectly at least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75.0% Income Test.

  We must derive at least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year from the real property investments described above, and from dividends, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95.0% Income Test.
The rents we receive, or that we are deemed to receive, will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:
  The amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the  term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.
  Rents received from a tenant will not qualify as “rents from real property” if we own 10.0% or more of (i) the total combined voting power of all classes of voting stock of a corporation, (ii) the total value of shares of all classes of stock of a corporation or (iii) the total assets or net profits in any entity that is not a corporation of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).
  If rent attributable to personal property leased in connection with a lease of real property is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.”
  The REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property.
We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95.0% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% Income Test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75.0% Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Income Test and the 95.0% Income Test until the close of the third taxable year following the taxable year in which we acquire such property, or if extended for good cause, up to the end of the sixth year following the close of the taxable year that we acquire such property. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Income Test.

Prior to the making of investments in properties, we may satisfy the 75.0% Income Test and the 95.0% Income Test by investing the offering proceeds in liquid assets, such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75.0% Income Test only for one year from the receipt of such proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75.0% Income Test, we may invest the offering proceeds in less liquid investments, such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75.0% and the 95.0% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;
  we attach a schedule of our income sources to our federal income tax return; and
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “- Taxation of the Trust,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements - Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:
  First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.
  Second, no more than 25.0% of our total assets may be represented by securities other than those in the 75.0% asset class.
  Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of any one issuer’s outstanding voting securities.
The 5.0% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements - Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our shareholders each year in an amount at least equal to (A) the sum of (i) 90.0% of our REIT taxable income, which is computed without regard to the dividends paid deduction and by excluding our net capital gain, and (2) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus (B) the sum of certain items of non-cash income, and subject to certain other potential adjustments.

While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

In addition, if we fail to distribute during each calendar year at least the sum of:
  85.0% of our ordinary income for that year;
  95.0% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and
  any undistributed taxable income from prior periods,
we will be subject to a 4.0% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:
   we would be required to pay the tax on these gains;
  our shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and
  the basis of a shareholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the shareholder’s long-term capital gains.
In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency dividend to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements - Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors - Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75.0% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of United States Shareholders

Definition

In this section, the phrase “United States shareholder” means a holder of shares that for federal income tax purposes:
   is a citizen or resident of the United States;
  is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;
  is an estate or trust, the income of which is subject to United States federal income taxation regardless of its source; or
  a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable United States shareholders will be taxed as described below.

Distributions Generally

Distributions to United States shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each United States shareholder’s shares, and the amount of each distribution in excess of a United States shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. United States shareholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any deficiency dividend will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to United States shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the United States shareholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a United States shareholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a United States shareholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a United States shareholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for United States Shareholders

Under some circumstances, United States shareholders may be subject to backup withholding at a rate of 30.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:
  fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;
  furnishes an incorrect tax identification number;
  is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or
  under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a United States shareholder will be allowed as a credit against the United States shareholder’s United States federal income tax liability and may entitle the United States shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. United States shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt shareholder generally will not constitute UBTI to such shareholder unless such shareholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10.0% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25.0% in value of our shares, or (ii) any group of such trusts, each owning more than 10.0% in value of our shares, holds in the aggregate more than 50.0% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10.0% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the shareholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective shareholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-United States Shareholders

The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-United States shareholders) are complex. The following discussion is intended only as a summary of these rules. Non-United States shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected With a United States Trade or Business

In general, non-United States shareholders will be subject to regular United States federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-United States shareholder’s conduct of a trade or business in the United States. A corporate non-United States shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular United States federal corporate income tax.

The following discussion will apply to non-United States shareholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a United States trade or business.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

A distribution to a non-United States shareholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-United States shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-United States shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-United States shareholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-United States shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-United States shareholder will be taxed at the normal capital gain rates applicable to a United States shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-United States shareholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-United States Shareholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-United States shareholders, and remit to the Internal Revenue Service:
  35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and
  30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).
In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-United States shareholder exceeds the shareholder’s United States tax liability with respect to that distribution, the non-United States shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-United States Shareholder

A sale of our shares by a non-United States shareholder will generally not be subject to United States federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares held directly or indirectly by non-United States shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-United States shareholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-United States shareholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-United States shareholder would be subject to the same treatment as a United States shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-United States shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10.0% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-United States shareholder if the non-United States shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her United States source capital gains.

Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-United States shareholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-United States Shareholders

Additional issues may arise for information reporting and backup withholding for non-United States shareholders. Non-United States shareholders should consult their tax advisors with regard to United States information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of us, Hartman OP, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Hartman OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Hartman OP’s income and to deduct our distributive share of Hartman OP’s losses only if Hartman OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Hartman OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Hartman OP has elected to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Income Test applicable to REITs (90.0% Passive-Type Income Exception). See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” above.

Under applicable Treasury Regulations known as PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Hartman OP qualifies for the Private Placement Exclusion. Even if Hartman OP is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe Hartman OP should not be treated as a corporation because it is eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Hartman OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Hartman OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Hartman OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Hartman OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Hartman OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” and “- Operational Requirements - Asset Tests” above. In addition, any change in Hartman OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Hartman OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, Hartman OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Hartman OP’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in Hartman OP, we will be required to take into account our allocable share of Hartman OP’s income, gains, losses, deductions and credits for any taxable year of Hartman OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Hartman OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Hartman OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Hartman OP, depreciation or amortization deductions of Hartman OP generally will be allocated among the partners in accordance with their respective interests in Hartman OP, except to the extent that Hartman OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Hartman OP than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Hartman OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Hartman OP by us, (2) increased by (a) our allocable share of Hartman OP’s income and (b) our allocable share of indebtedness of Hartman OP, and (3) reduced, but not below zero, by (a) our allocable share of Hartman OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Hartman OP.

If the allocation of our distributive share of Hartman OP’s loss would reduce the adjusted tax basis of our partnership interest in Hartman OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Hartman OP or a reduction in our share of Hartman OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Hartman OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership

Hartman OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Hartman OP acquires properties for cash, Hartman OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Hartman OP. Hartman OP plans to depreciate each such depreciable property for federal income tax purposes under the modified accelerated cost recovery system of depreciation. Under this system, Hartman OP generally will depreciate such buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period. To the extent that Hartman OP acquires properties in exchange for units of Hartman OP, Hartman OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Hartman OP. Although the law is not entirely clear, Hartman OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by Hartman OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is depreciation or cost recovery recapture that is required under the Internal Revenue Code to be recognized as ordinary income. Any gain recognized by Hartman OP upon the disposition of a property acquired by Hartman OP for cash will be allocated among the partners in accordance with their respective percentage interests in Hartman OP.

Our share of any gain realized by Hartman OP on the sale of any property held by Hartman OP as inventory or other property held primarily for sale to customers in the ordinary course of Hartman OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100.0% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow Hartman OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Hartman OP’s trade or business.

1031 Exchange Program

Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 Exchange Transactions will initially be purchased by a single member limited liability company or similar entity, referred to in this prospectus as a Hartman Exchange LLC. Each Hartman Exchange LLC will initially be owned directly or indirectly by a Hartman affiliate, which will then market co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

As Hartman Management or its affiliate successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Hartman Management or its affiliate will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Hartman Management or its affiliate will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

When Hartman OP purchases interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. Hartman OP will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Hartman Exchange LLC pays to Hartman OP for participating in an Exchange Program Property will be taxable as ordinary income to Hartman OP.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans which are described in Section 401(a) of the Internal Revenue Code, employee benefit plans described in Section 3(3) of ERISA, described in Section 403(a) or (b) of the Internal Revenue Code or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:
  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
  whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations - Treatment of Tax-Exempt Shareholders”;
  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
  the need to value the assets of the Plan or IRA annually; and
  whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable.
Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan pursuant to the Internal Revenue Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there might be no corresponding cash distribution from the Plan or IRA with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors - Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a shareholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two years after any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value. Beginning two years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:
  the estimated value per share would actually be realized by our shareholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
  our shareholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
  that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations - Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our trustees would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as shareholders. If this were to occur, certain contemplated transactions between us and our trustees and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our trustees and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets - Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:
  in securities issued by an investment company registered under the Investment Company Act;
  in “publicly offered securities,” defined generally as interests that are “freely transferable,”“widely held” and registered with the Securities and Exchange Commission;
  in which equity participation by “benefit plan investors” is not significant; or
  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”
The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if an a Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,”“freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in an equity interest from being considered “freely transferable” if the minimum investment in such equity interest is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan and IRA shareholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions - Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRA’s, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost in lieu of the imposition of the excise tax. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom.

DESCRIPTION OF SHARES

The following description of the terms of our shares is a summary. For a complete description, we refer you to the Maryland REIT Law, our Declaration of Trust and our bylaws. We have filed our Declaration of Trust and bylaws as exhibits to this registration statement.

General

Our Declaration of Trust provides that we may issue up to 400,000,000 common shares, $.001 par value per share, and up to 50,000,000 preferred shares, $.001 par value per share. In addition, our board of trustees, without any action by our shareholders, may amend our Declaration of Trust to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. Upon completion of this offering, assuming all 10,000,000 shares offered by this prospectus are sold to the public and all 1,000,000 shares offered under our dividend reinvestment plan are sold, 18,010,146 common shares and no preferred shares would be issued and outstanding, assuming no other shares are issued during this offering. Pursuant to Maryland law and our Declaration of Trust, no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us solely as a result of their status as a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any individual, corporation, partnership, or other entity in connection with our assets or our affairs solely as a result of their status as a shareholder.

Common Shares

All the common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares are entitled to receive dividends when authorized by our board of trustees out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares.

Subject to the restrictions on transfer of our shares contained in our Declaration of Trust, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as provided with respect to any other class or series of shares, the holders of our common shares will possess exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our Declaration of Trust, all common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Shares

Our Declaration of Trust authorizes our board of trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares. Prior to issuance of shares of each class or series, our board of trustees is required by Maryland law and by our Declaration of Trust to set, subject to the restrictions on transfer of shares contained in our Declaration of Trust, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power to amend our Declaration of Trust to increase the aggregate number of shares or the number of shares of any class or series that we have authority to issue, to issue additional common shares or preferred shares, and to classify or reclassify unissued common or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Reports to Shareholders

Within 120 days after the end of our fiscal year, our trustees will deliver to each shareholder an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. The annual report will also include (i) the ratio of the costs of raising capital during the period to the capital raised; (ii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by us, including fees or charges paid to the advisor and any affiliate of the advisor by third parties doing business with us; (iii) our total operating expenses, stated as a percentage of our average invested assets and as a percentage of our net income; (iv) a report from the independent trustees that the policies being followed by us are in the best interests of our shareholders and the basis for such determination; and (v) full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our trustees, our advisors, our sponsors and any affiliate thereof occurring in the year for which the annual report is made, as well as commentary on the fairness of any such transactions by our independent trustees. The annual report shall also contain such other information as is deemed reasonably necessary by our trustees to advise the shareholders of our affairs.

Meetings and Special Voting Requirements

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of an annual report to our shareholders. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, the president or upon the written request of shareholders holding at least ten percent of our outstanding shares. Upon receipt of a written request of shareholders holding at least ten percent of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of our outstanding shares, either in person or by proxy, will constitute a quorum at any meeting of shareholders. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is sufficient to take shareholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a trustee and the approval of holders of at least a majority of our outstanding common shares is required for:
  the removal of trustees;
  any amendment of our Declaration of Trust, except that our board of trustees may amend our Declaration of Trust without shareholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to classify or reclassify any unissued shares or to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law, provided however, that such amendment does not adversely affect the rights, preferences and privileges of the holders of our issued and outstanding shares;
  any merger, consolidation or sale or other disposition of substantially all of our property (which also requires the approval of our board of trustees); and
  our termination (which also may be approved by action of our board of trustees).
Our shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and the number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Shareholders and their representatives shall also be given access to our trust records at reasonable times. We have the right to request that a requesting shareholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements do not apply to the first year for which an election to be a REIT is made.

Our Declaration of Trust contains restrictions on the number of our shares that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares. In addition, no person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate number of our outstanding common shares.

Our Declaration of Trust further prohibits (a) any person from owning our shares if that ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring our shares if the transfer would result in our shares being owned by fewer than 100 persons. Any person who acquires or intends to acquire any of our shares that may violate any of these restrictions, or who is the intended transferee of our shares that are transferred to the trust for the charitable beneficiary, as described below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of trustees, in its sole discretion, may exempt a person from these limits. However, the Board may not exempt any person whose ownership of our outstanding shares would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board of trustees for exemption, a person also must not own, directly or indirectly, an interest in any tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.8% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board of trustees that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares causing the violation to the trust for the charitable beneficiary, as described below. Our board of trustees may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. Any attempted transfer of our shares that, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of the transfer. Shares held in the trust for the charitable beneficiary will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in that trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares held in that trust. The trustee of the trust for the charitable beneficiary will have all voting rights and rights to dividends or other distributions with respect to shares held in that trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our Declaration of Trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates evidencing our shares will bear a legend referring to the restrictions described above.

Every owner of more than five percent (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of the shareholders.

Dividends

Our Declaration of Trust allows us to pay dividends in common shares, cash or property, affording us greater flexibility in the means by which we pay dividends to our shareholders. When making a determination of whether to authorize a dividend, the trustees will make the determination consistent with their duties as trustees. We will not make or pay a dividend, however, when we are unable to pay our debts as they become due in the usual course of its business, or when the payment of such dividend would result in us being unable to pay our debts as they become due in the usual course of business.

We have paid regular dividends to our shareholders. Because all of our operations are performed through Hartman OP, our ability to pay dividends depends on Hartman OP’s ability to make distributions to us and its other partners.

Provided we have sufficient cash flow to pay dividends, we intend to declare dividends to our shareholders on a quarterly basis and to pay the dividends on a monthly basis during the following quarter. We intend to coordinate our dividend distribution dates with our monthly new investor admission dates so our investors will be entitled to be paid dividends in the next declaration of quarterly dividends following their admission.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See “Federal Income Tax Considerations - Requirements for Qualification as a REIT.”

Dividends will be authorized at the discretion of our board of trustees, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular dividend period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

Many of the factors that can affect the availability and timing of cash dividends to shareholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future dividends. For instance:
   If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for dividends.
  Any failure by a borrower under our mortgage loans to repay the loans or interest on the loans will reduce our income and dividends to shareholders.
  Cash available for dividends may be reduced if we are required to spend money to correct defects or to make improvements to properties.
  Cash available to pay dividends may decrease if the assets we acquire have lower yields than expected.
  There may be a delay between the sale of the common shares and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.
  Federal income tax laws require REITs to distribute at least 90.0% of their taxable income to shareholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for dividends may therefore decrease.
  In connection with future property acquisitions, we may issue additional shares of common shares, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common shares, units or interests which we may issue, or the effect that these additional shares might have on cash available for dividends to you. If we issue additional shares, they could reduce the cash available for dividends to you.
  We pay dividends to our shareholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of trustees, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

The following table shows the dividends we have paid (including the total amount paid and the amount paid on a per share basis) since we commenced operations. The amounts provided in the table give effect to our reorganization as a Maryland real estate investment trust and the concurrent recapitalization of our common shares on July 28, 2004.

Month Paid	Total Amount of Dividends Paid	Dividends Per Share
November 1999	$59,365	$0.1610
February 2000	109,294	0.1628
May 2000	320,276	0.1645
August 2000	402,124	0.1663
November 2000	478,206	0.1680
February 2001	559,440	0.1698
May 2001	541,380	0.1400
August 2001	602,138	0.1400
November 2001	635,778	0.1400
February 2002	687,544	0.1488
May 2002	1,102,340	0.1575
August 2002	1,166,709	0.1663
November 2002	1,226,777	0.1750
February 2003	1,226,777	0.1750
April 2003	408,762	0.0583
May 2003	408,762	0.0583
June 2003	409,253	0.0584
July 2003	408,762	0.0583
August 2003	408,762	0.0583
September 2003	409,253	0.0584
October 2003	408,762	0.0583
November 2003	408,762	0.0583
December 2003	409,253	0.0584
January 2004	408,762	0.0583
February 2004	408,762	0.0583
March 2004	409,253	0.0584
April 2004	408,762	0.0583
May 2004	408,762	0.0583
June 2004	409,253	0.0584
July 2004	408,762	0.0583
August 2004	408,762	0.0583
September 2004	409,253	0.0584
October 2004	408,692	0.0583
November 2004	408,692	0.0583
December 2004	409,392	0.0584
January 2005	408,692	0.0583
February 2005	408,692	0.0583
March 2005	412,897	0.0589
April 2005	412,931	0.0589
May 2005	429,416	0.0589
June 2005	439,453	0.0590

Average Per Quarter		$0.1658

We expect to maintain the annual dividend rate paid as of March 2005, unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The funds we receive from operations that are available for payment of dividends may be affected by a number of factors, including:
  our operating and interest expenses;
  the ability of tenants to meet their obligations under the leases associated with our properties;
  our ability to keep our properties occupied;
  our ability to maintain or increase rental rates when renewing or replacing current leases;
  unanticipated capital expenditures; and
  our effectiveness in using the proceeds received from the offering contemplated by this prospectus.
We cannot assure you that our historical or expected level of dividends will be maintained or achieved in the future. Our ability to pay dividends will be impacted by our investing and financing strategies. In particular, we expect to continue to finance certain acquisitions and redevelopments partially through borrowings. As a result, our need to repay and/or refinance such indebtedness may adversely affect our ability to pay future dividends.

We must distribute to our shareholders at least 90% of our taxable income in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT” section of this prospectus. Our trustees may increase this percentage as they deem appropriate. Since the Internal Revenue Code’s distribution requirements are calculated after inclusion of certain non-cash income items and deduction of certain non-cash charges, we expect normal distributions of our funds from operations will exceed any such distribution requirements in the early years.

However, on occasion, we may have to distribute more than our funds from operations generated in order to maintain our qualification as a REIT. On such occasions, we may have to borrow the excess funds required from third parties. We refer you to the “Risk Factors — Risks Related to an Investment in Hartman Commercial Properties REIT — We may need to incur borrowings to meet REIT minimum distribution requirements” and “Federal Income Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

We currently have a dividend reinvestment plan available that allows you to have your dividends invested in additional common shares.

You may purchase common shares under our dividend reinvestment plan for $9.50 per share until all of the shares registered as part of this offering have been sold. Thereafter, we may purchase common shares on the open market, if a market then exists, or we may issue additional shares in connection with purchases under this plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix C to this prospectus.

You may elect to participate in the dividend reinvestment plan by completing a Subscription Agreement, an enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next dividend made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. Our participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our Declaration of Trust to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice.

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

Our board of trustees has approved (but delayed the implementation of) a share redemption program that would enable you to sell your shares to us under limited circumstances. We will not adopt the program until the earlier of (i) the completion of this primary offering, which may last until September 15, 2006 or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of trustees could choose not to implement the share redemption program or to amend its provisions without shareholder approval. If implemented, our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Currently, the price at which we would repurchase your shares under the share redemption program would be $9.50 per share (95.0% of offering price) unless the shares are being redeemed in connection with the death of a shareholder. Our share redemption program provides that this $9.50 redemption price would remain fixed until three years after we complete this offering stage. Thereafter, the redemption price will equal 95.0% of the estimated per share value of our shares, as estimated by our advisor or another firm we might choose for that purpose. We would report this redemption price to you in the annual report and three quarterly reports that we are required to send or furnish to you. Our board of trustees will determine from time to time whether we have sufficient excess cash to repurchase shares. Generally, cash available to redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan.

During any 12-month period, we will not redeem in excess of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. Our board of trustees will determine from time to time whether we have sufficient excess cash to repurchase shares. Generally, cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan.

We will redeem shares on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution — Minimum Purchase Requirements,” then we will redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we will redeem any shares that would reduce your holdings below the minimum amounts. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a shareholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we may redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the shareholder withdrew his or her request before the next date for redemptions. Any shareholder may withdraw a redemption request upon written notice to the address provided below before the date for redemption.

In several respects we will treat redemptions sought upon the death of a shareholder differently from other redemptions. First, there would be no one-year holding requirement. Second, the redemption price will be the amount paid for the shares until three years after we completed our offering stage. At that time, the redemption price would be the amount paid to acquire the shares from us or 100% of the estimate of our per share value, whichever is greater. Finally, we will not limit redemptions upon the death of a shareholder with respect to the proceeds from our dividend reinvestment plan or the number of our outstanding shares.

Qualifying shareholders who desire to redeem their shares should give written notice to Hartman Commercial Properties REIT, at 1450 West Sam Houston Parkway, North, Suite 100, Houston, Texas 77043, ATTN: Investor Services. D.H. Hill Securities will be responsible for all services to be performed in connection with the share redemption plan, although it might outsource clerical duties to our advisor.

Our board of trustees may amend, suspend or terminate the program upon 30 days notice. We will notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide shareholders with a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. All repurchases made by us pursuant to our share redemption program shall be made in compliance with Rule 13e-4 of the Securities Exchange Act of 1934.

Registrar and Transfer Agent

American Stock Transfer and Trust Co. a registered transfer agent, will serve as the registrar and transfer agent for our common shares.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:
  a transaction involving our securities that have been for at least twelve months listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange; or
  a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in shareholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.
In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal must assume an orderly liquidation of assets over a twelve-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for the benefit of us and our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to shareholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to shareholders who vote “no” on the proposal the choice of:
  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
  one of the following:
-	remaining as holders of our common shares and preserving their interests therein on the same terms and conditions as existed previously, or

-	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:
  that would result in the shareholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our Declaration of Trust, and our termination;
  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

  in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.
Provisions of Maryland Law and of Our Charter and Bylaws

The following description of certain provisions of Maryland law and of our Declaration of Trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our Declaration of Trust and our bylaws. We have filed our Declaration of Trust and bylaws as exhibits to this registration statement.

Board of Trustees

Our Declaration of Trust provides that the number of our trustees may be established by the board of trustees but may not be fewer than three or, pursuant to our bylaws, more than fifteen. Any vacancy may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred. Independent trustees must nominate replacements for vacancies among the independent trustees’ positions.

Business Combinations

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
  any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.
A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination involving any interested shareholder. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, any interested shareholder may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

Should our board of trustees opt in to it, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
  one-tenth or more but less than one-third,
  one-third or more but less than a majority, or
  a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
  a classified board,
  two-thirds vote requirement for removing a trustee,
  a requirement that the number of trustees be fixed only by vote of the trustees,

  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred, and a majority requirement for the calling of a special meeting of shareholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of trustees may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our Declaration of Trust and bylaws unrelated to Subtitle 8, we already vest in our board of trustees the exclusive power to fix the number of trusteeships.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees, or (iii) provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the restrictions on transfer and ownership of shares in our Declaration of Trust, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

SUMMARY OF DIVIDEND REINVESTMENT PLAN

The following is a summary of our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of our common shares. A complete copy of our form of dividend reinvestment plan is included in this prospectus as Appendix C.

Eligibility

Our existing shareholders, persons who receive our shares upon conversion of OP units and investors who have purchased shares in this offering are eligible to participate in our dividend reinvestment plan, provided such persons meet the investor suitability and minimum purchase requirements of their states of residence. See “Suitability Standards.” See also “Plan of Distribution - Compensation We Will Pay for the Sale of Our Shares” below for other restrictions on eligibility to purchase shares under the dividend reinvestment plan. We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next dividend made after receipt of your enrollment form. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your shares in this offering other than through a participating broker-dealer, through the dealer manager.

Share Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly dividend payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan.

The purchase price per share will be the higher of $9.50 or 95.0% of the estimated value of a share of our common shares, as estimated by our advisor or another firm chosen for that purpose. We intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. We view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling shareholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Hartman OP). Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your monthly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer is to provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:
  each dividend reinvested for your account during the quarter;
  the date of the reinvestment;
  the number and price of the shares purchased by you; and
  the total number of shares in your account.

Fees and Commissions

We will not pay selling commissions on shares sold under our dividend reinvestment plan. No dealer manager fees will be paid on shares sold under the plan. Whether we pay a selling commission will not affect your purchase price under the dividend reinvestment plan; rather, it will affect the net proceeds to us from the sale. We will not receive a fee for selling shares under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of United States Shareholders.” We will withhold 25.0% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in the dividend reinvestment plan at any time by providing written notice to Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above in the “Suitability Standards” section of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the shares on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or another national exchange. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Hartman REIT Operating Partnership, L.P., which we refer to as “Hartman OP or the Operating Partnership,” was formed in December 1998 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Hartman OP will be deemed to be assets and income of the REIT.

Substantially all of our assets are currently held by Hartman OP and we expect that additional investments will also be held in this manner. We are the sole general partner of Hartman OP. Hartman OP currently has 416 limited partners who have contributed cash and assets in exchange for units of partnership interest in Hartman OP. As the sole general partner, we have the exclusive power to manage and conduct the business of Hartman OP.

The following is a summary of material provisions of the limited partnership agreement of Hartman OP. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As of June 1, 2005, Hartman OP has received contributions of cash and property of approximately $94,990,094. Of the 13,151,499.16 OP units outstanding, Allen R. Hartman or his wholly owned entities own 1,060,465.60 units. Houston R.E. Income Properties XIV, L.P. owns 1,231,393.58 units as a result of contributing assets to the partnership; Mr. Hartman owns 100% of the equity of the general partner of this partnership. Mr. Hartman or his wholly owned entities own 270,003.43 shares in Hartman Commercial Properties REIT which are convertible to OP units on a one-for-one basis.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to Hartman OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Hartman OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Hartman OP requires additional funds at any time in excess of capital contributions made by us and Hartman Management or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Hartman OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Hartman OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Hartman OP and us.

Operations

The limited partnership agreement of Hartman OP provides that, so long as we remain qualified as a REIT, Hartman OP is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of Hartman OP, we are also empowered to do anything to ensure that Hartman OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Hartman OP being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that Hartman OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least an annual basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Hartman OP will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares. See “Description of Shares - Dividends.”

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Hartman OP in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in Hartman OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Hartman OP. Losses cannot be passed through to our shareholders.

If Hartman OP liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Hartman OP’s general partner, we generally have complete and exclusive discretion to manage and control Hartman OP’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:
  acquire, purchase, own, operate, lease and dispose of any real property and any other property;
  construct buildings and make other improvements on owned or leased properties;
  authorize, issue, sell, redeem or otherwise purchase any debt or other securities;
  borrow money;
  make or revoke any tax election;
  maintain insurance coverage in amounts and types as we determine is necessary;
  retain employees or other service providers;
  form or acquire interests in joint ventures; and
  merge, consolidate or combine Hartman OP with another entity.
Hartman OP will pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Hartman OP also will pay all of our administrative costs and expenses and such expenses will be treated as expenses of Hartman OP. Such expenses will include:
  all expenses relating to our formation and continuity of existence;
  all expenses relating to the public offering and registration of our securities;
  all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;
  all expenses associated with our compliance with applicable laws, rules and regulations; and
  all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by Hartman OP will be costs and expenses relating to properties we may own outside of Hartman OP. We will pay the expenses relating to such properties directly.

Exchange Rights

The limited partners of Hartman OP have the right to cause Hartman OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common shares for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

  result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of trustees);
  result in our shares being owned by fewer than 100 persons;
  result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;
  cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;
  result in such limited partner or any other person owning, directly or constructively under Section 856(d)(5) of the Internal Revenue Code, in excess of 9.8% of the total issued and outstanding shares in the company;
  cause more than 50% of the value of the company’s shares to be held by five or fewer individuals and certain organizations under Section 856(h) and 542(a)(2) of the Internal Revenue Code;
  cause the acquisition of shares in the company to be “integrated” with any other distribution of interests in the company for purposes of complying with the registration provisions of the Securities Act;
  cause us to be terminated as a partnership under Section 708 of the Internal Revenue Code
Furthermore, unless we have completed an initial public offering of our shares pursuant to a registration statement filed with the Securities and Exchange Commission, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. To date, no limited partner of Hartman OP has exercised his or her exchange rights.

Change in General Partner

We are generally not allowed to withdraw as the general partner of Hartman OP or transfer our general partnership interest in Hartman OP (except to an affiliate of us) without the consent of limited partners holding not less than a majority of the issued and outstanding limited partnership units held by all limited partners. The principal exception to this is if we transfer our general partnership interest in connection with a recapitalization of Hartman OP and either (1) such recapitalization has been approved by the consent of limited partners holding not less than a majority of the issued and outstanding limited partnership units held by all limited partners or (2) an appropriate adjustment to the number of units held by each partner of Hartman OP is made in accordance with the terms of the limited partnership agreement. The limited partners have no right to remove us as general partner.

Amendment to the Limited Partnership Agreement

By its execution of the limited partnership agreement, each limited partner grants to us the power to amend the limited partnership agreement other than any amendment:
  to enlarge the obligation of any partner to make contributions to the capital of Hartman OP;
  to modify the allocation of profits or losses or distributions among partners except as may be otherwise permitted under the limited partnership agreement; or
  to amend the transferability provisions contained in the limited partnership agreement, the amendment provisions contained in the limited partnership agreement, the provision regarding the limitations on the power and authority of the general partner and the name of Hartman OP.
Any amendment to the allocation of profits or losses or distributions, the transferability provisions, the name of Hartman OP, or the provision regarding the limitations on the power and authority of the general partner will require the consent of us and limited partners holding not less than 67% of the issued and outstanding limited partnership units held by all limited partners. Any amendment to enlarge the obligation of any partner to make a contribution to the capital of Hartman OP will require the consent of us and any partner affected by such amendment. Any amendment to the amendment provisions contained in the limited partnership agreement requires the consent of us and all of the limited partners.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 10,000,000 shares to the public through D.H. Hill Securities, our dealer manager, and other registered broker-dealers, if any, selected by the dealer manager. The shares are being offered at a price of $10 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 1,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $9.50 per share. Therefore, a total of 11,000,000 shares are being registered in this offering. The offering of shares of our common shares will terminate on or before September 15, 2006. However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually. For additional information about D.H. Hill Securities, please refer to the section of this prospectus captioned “Management - The Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

The dealer manager will receive up to 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of actual expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager's wholesalers. Depending on the amount of actual expenses incurred by the dealer manager in connection with marketing our shares and paying the employment costs of its wholesalers, the dealer manager fee paid by us may be less than, but shall in no case be greater than, 2.5% of the gross offering proceeds. No dealer manager fee will be paid by us in connection with shares sold under the dividend reinvestment plan. We currently expect our dealer manager to utilize four channels to sell our shares, each of which has a different selling commission structure. Our first distribution channel will be sales by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are affiliates of our company. Our second distribution channel will be sales by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are not affiliates of our company. Our third distribution channel will be sales by other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, who enter into contracts with our dealer manager to sell our shares and who are compensated solely on a commission basis for the sale. Our fourth distribution channel will be sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. In the event of the sale of shares by our dealer manager by registered representatives or principals of our dealer manager who are affiliates of our company, our dealer manager will not receive a selling commission and the proceeds will be retained and used by us for investments. We estimate that our dealer manager will sell approximately 50.0% of the shares sold in this offering through registered representatives or principals of our dealer manager who are affiliates of our company. In the event of the sale shares by our dealer manager to its clients and customers by registered representatives or principals of our dealer manager who are not affiliates of our company, our dealer manager will be paid a selling commission of up to 7.0% of the gross offering proceeds attributable to such registered representative or principal of our dealer manager. In the event of the sale of shares by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, our dealer manager will re-allow its selling commissions in an amount up to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. In the event of the sale of shares through an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer manager may reallow to a participating broker-dealer a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee and may also include a reimbursement of certain of a participating broker-dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by our dealer manager, and direct attendance fees we may pay for employees of our dealer manager or other affiliates to attend a seminar sponsored by the participating broker-dealer. That portion of the reallowance constituting a marketing fee shall not exceed 1.5% of the gross sales of the broker-dealer; the total reallowance to any participating broker-dealer may not exceed 2.5% of the gross sales of the broker-dealer; and, in the aggregate, the entire dealer manager reallowance to all participating broker-dealers will not exceed 1.5% of the gross offering proceeds.

No selling commissions will be paid for sales under our dividend reinvestment plan. We will not allow investors to purchase shares under the dividend reinvestment plan through distribution channels that would be eligible to purchase shares in the primary offering at that time at prices below $9.50 per share.

The table below sets out the nature and amount of compensation we will pay to the dealer manager and the participating broker-dealers in this offering assuming we sell 11,000,000 shares. We estimate that 50.0% of our sales in this offering will be made through distribution channels that are not entitled to selling commissions. See “Estimated Use of Proceeds” above.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$100,000,000
Selling Commissions	.35	3,500,000
Dealer Manager Fee	.25	2,500,000
Proceeds to Us	$9.40	$94,000,000
Dividend Reinvestment Plan
Price to Public	$9.50	$9,500,000
Selling Commissions	__	—
Dealer Manager Fee	—	—
Proceeds to Us	$9.50	$9,500,000

Under the rules of the NASD, total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement, may not exceed 10.0% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds. With Hartman Management’s obligation to reimburse us to the extent that organization and offering expenses (other than the dealer manager fee and selling commissions) exceed 2.5% of our gross offering proceeds, our maximum total organization and offering expenses are capped at 12.0%, and since we estimate that 50.0% of our sales in this offering will not involve the payment of selling commissions, our estimated total organization and offering expenses are 8.5%.

We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our trustees and officers, as well as directors, officers and employees of Hartman Management or its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Hartman Management and its affiliates are expected to hold their shares for investment and not with a view towards distribution.

An investor purchasing more than 50,000 shares at any one time through a single unaffiliated participating broker-dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts on sales of our shares through unaffiliated participating broker-dealers.

Shares Purchased in the Transaction	Commission Rate	Price Per Share
1 to 50,000	7.0%	$10.00
50,001 to 100,000	5.0	9.80
100,001 and over	3.0	9.60

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,239,792 would result in a total purchase of 126,020 shares as follows:
  50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission (based on $10.00 per share);
  50,000 shares at $9.80 per share (total: $490,000) and a 5.0% commission (based on $10.00 per share); and
  26,020 shares at $9.60 per share (total: $249,792) and a 3.0% commission (based on $10.00 per share).
Subscription Procedures

We have met the requirement to sell a minimum of 200,000 shares, not including shares sold to residents of either New York or Pennsylvania, to the public for $10.00 per share. Therefore, funds previously held in escrow pending satisfaction of this condition have been released to us.

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You should pay for your shares by check payable to “Wells Fargo Bank, N.A., Hartman Commercial Properties REIT.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit shareholders on a monthly basis.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective shareholder:
  meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;
  can reasonably benefit from an investment in our shares based on the prospective shareholder’s overall investment objectives and portfolio structure;
  is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and
  has apparent understanding of:

  the fundamental risks of the investment;

  the risk that the shareholder may lose the entire investment;

  the lack of liquidity of the shares;

  the restrictions on transferability of the shares;

  the background and qualifications of Hartman Management and its affiliates; and

  the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each shareholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $1,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for New York investors is $2,500, except for IRAs, which must invest a minimum of $1,000. The minimum purchase for North Carolina residents is $2,500.

Except in the state of Oregon, if you have already purchased our shares, you may invest less than the minimum amount set forth above, but in no event less than $250. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $250, except for additional purchases of shares pursuant to our dividend reinvestment plan.

Until our common shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common shares is less than $10,950,000, you are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, not including shares sold to residents of either New York or Pennsylvania, we did not sell any shares to Pennsylvania investors until we raised the minimum of $5,475,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments had been placed in an account held by the escrow agent, Wells Fargo Bank, N.A., in trust for Pennsylvania subscribers’ benefit, and have now been released to us.

Special Notice to New York Investors

Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, not including shares sold to residents of either New York or Pennsylvania, we did not sell any shares to New York investors until we had raised the minimum of $2,500,000 in gross offering proceeds (not including shares sold to residents of Pennsylvania, but including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all New York subscription payments had been placed in an account held by the escrow agent, Wells Fargo Bank, N.A., in trust for New York subscribers’ benefit, and have now been released to us.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Hartman Management, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common shares and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our shareholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Hartman Management, our advisor, as well as other affiliates of Hartman Management, and may continue to do so in the future.

Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled “Investment by Tax-Exempt Entities and ERISA Considerations.”

EXPERTS

The financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 included in this prospectus have been so included in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Hartman Commercial Properties REIT Consolidated Financial Statements (audited)
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-3
Consolidated Statements of Income for the Years Ended December 31, 2004, 2003 and 2002	F-5
Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2004, 2003 and 2002	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002	F-7
Notes to Consolidated Financial Statements	F-9
Schedule II - Valuation and Qualifying Accounts	F-27
Schedule III - Real Estate and Accumulated Depreciation	F-28

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

2002 Acquisition Properties (audited)
Report of Independent Registered Public Accounting Firm	F-30
Statement of Revenue and Certain Expenses for Each of the Years Ended December 31, 2001and 2000	F-31
Notes to Statement of Revenue and Certain Expenses for Each of the Years Ended December 31, 2001 and 2000	F-32
Windsor Park Centre
Report of Independent Registered Public Accounting Firm	F-34
Statement of Revenue and Certain Expenses for the Year Ended December 31, 2002 (audited) and the Nine Month Period Ended September 30, 2003 (unaudited)	F-35
Notes to Statement of Revenue and Certain Expenses	F-36
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003 (unaudited)	F-38
Notes to Pro Forma Condensed Consolidated Balance Sheet	F-40
Pro Forma Consolidated Statement of Income for the Nine Month Period Ended September 30, 2003 (unaudited)	F-42
Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2002 (unaudited)	F-43
Notes to Pro Forma Consolidated Statements of Income	F-44
Hartman Commercial Properties REIT Consolidated Financial Statements (unaudited) Consolidated Balance Sheets as of March 31, 2005 (unaudited) and December 31, 2004	F-45
Consolidated Statements of Income for the Three Months Ended March 31, 2005 and 2004 (unaudited)	F-47
Consolidated Statements of Changes in Shareholders’ Equity for the Three Months Ended March 31, 2005 (unaudited) and for the Year Ended December 31, 2004	F-48
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2005 and 2004 (unaudited)	F-49
Notes to Consolidated Financial Statements (unaudited)	F-50

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Hartman Commercial Properties REIT

We have audited the accompanying consolidated balance sheets of Hartman Commercial Properties REIT and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and cash flows, for each of the three years in the period ended December 31, 2004. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hartman Commercial Properties REIT and subsidiary as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
February 11, 2005

Hartman Commercial Properties REIT and Subsidiary
Consolidated Balance Sheets

	December 31,
	2004	2003

Assets

Real estate
Land	$28,446,210	$26,664,999
Buildings and improvements	113,551,420	105,055,635

	141,997,630	131,720,634

Less accumulated depreciation	(15,450,416)	(11,464,280)

Real estate, net	126,547,214	120,256,354

Cash and cash equivalents	631,978	578,687

Escrows and acquisition deposits	4,978,362	3,188,649

Note receivable	655,035	687,003

Receivables
Accounts receivable, net of allowance for doubtful accounts of $342,690 and $350,750 in 2004 and 2003, respectively	1,008,621	526,855
Accrued rent receivable	2,594,933	1,963,214
Due from affiliates	3,300,202	3,679,602

Receivables, net	6,903,756	6,169,671

Deferred costs, net	2,797,294	3,039,661

Prepaid expenses and other assets	103,301	146,366

Total assets	$142,616,940	$134,066,391

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Balance Sheets (continued)

	December 31,
	2004	2003

Liabilities and Shareholders’ Equity

Liabilities
Notes payable	$57,226,111	$47,343,182
Accounts payable and accrued expenses	3,354,610	3,324,461
Due to affiliates	675,861	757,451
Tenants’ security deposits	1,066,147	1,061,209
Prepaid rent	254,765	453,421
Offering proceeds escrowed	1,471,696	—
Dividends payable	1,230,281	1,226,777
Other liabilities	1,019,363	1,016,460

Total liabilities	66,298,834	55,182,961

Minority interests of unit holders in Operating Partnership, 5,808,337 units at December 31, 2004 and 2003	36,489,114	37,567,446

Commitments and contingencies	—	—

Shareholders’ equity
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at December 31, 2004 and 2003	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 7,010,146 issued and outstanding at December 31, 2004 and 2003	7,010	7,010
Additional paid-in capital	45,527,152	45,527,152
Accumulated deficit	(5,705,170)	(4,218,178)

Total shareholders’ equity	39,828,992	41,315,984

Total liabilities and shareholders’ equity	$142,616,940	$134,066,391

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Income

	Year Ended December 31,
	2004	2003	2002

Revenues
Rental income	$18,426,558	$16,656,340	$16,794,963
Tenants’ reimbursements	4,612,408	3,948,821	3,628,522
Interest and other income	444,691	367,790	331,541

Total revenues	23,483,657	20,972,951	20,755,026

Expenses
Operation and maintenance	2,838,618	2,505,756	2,299,377
Interest expense	2,664,135	1,323,378	1,573,270
Real estate taxes	2,595,346	2,050,738	2,629,122
Insurance	459,801	509,498	381,155
Electricity, water and gas utilities	817,484	805,772	795,431
Management and partnership and
asset management fees to an affiliate	1,339,822	1,232,127	1,231,212
General and administrative	1,139,060	1,065,416	831,675
Depreciation	3,986,136	3,728,925	3,550,325
Amortization	1,237,286	1,029,122	491,536
Bad debt expense (recoveries)	(8,060)	213,250	74,200

Total operating expenses	17,069,628	14,463,982	13,857,303

Income before minority interests	6,414,029	6,508,969	6,897,723

Minority interests in Operating Partnership	(2,990,410)	(3,034,795)	(3,192,605)

Net income	$3,423,619	$3,474,174	$3,705,118

Net income per common share	$0.488	$0.496	$0.529

Weighted-average shares outstanding	7,010,146	7,010,146	7,007,167

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2001	4,627,590	4,628	$28,865,935	$(1,767,759)	$27,102,804

Issuance of common stock for cash,
net of offering costs	24,160	24	154,785	—	154,809

Issuance of common stock to acquire
Operating Partnership units	1,525,207	1,525	10,674,935	—	10,676,460

Issuance of common stock in exchange
for Operating Partnership units	833,189	833	5,831,497	—	5,832,330

Net income	—	—	—	3,705,118	3,705,118

Dividends	—	—	—	(4,722,603)	(4,722,603)

Balance, December 31, 2002	7,010,146	7,010	45,527,152	(2,785,244)	42,748,918

Net income	—	—	—	3,474,174	3,474,174

Dividends	—	—	—	(4,907,108)	(4,907,108)

Balance, December 31, 2003	7,010,146	7,010	45,527,152	(4,218,178)	41,315,984

Net income	—	—	—	3,423,619	3,423,619

Dividends	—	—	—	(4,910,611)	(4,910,611)

Balance, December 31, 2004	7,010,146	$7,010	$45,527,152	$(5,705,170)	$39,828,992

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2004	2003	2002

Cash flows from operating activities:
Net income	$3,423,619	$3,474,174	$3,705,118
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,986,136	3,728,925	3,550,325
Amortization	1,237,286	1,029,122	491,536
Minority interests in Operating Partnership	2,990,410	3,034,795	3,192,605
Equity in income of real estate partnership	(209,737)	—	—
Bad debt expense (recoveries)	(8,060)	213,250	74,200
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(317,739)	(223,663)	(956,051)
Receivables	(1,105,425)	(387,143)	(682,683)
Due from affiliates	297,810	(939,038)	847,608
Deferred costs	(952,756)	(978,398)	(894,076)
Prepaid expenses and other assets	352,586	(15,336)	77,130
Accounts payable and accrued expenses	30,149	23,215	987,052
Tenants’ security deposits	4,938	(60,295)	67,876
Prepaid rent	(198,656)	88,828	125,406

Net cash provided by operating activities	9,530,561	8,988,436	10,586,046

Cash flows used in investing activities:
Additions to real estate	(10,276,996)	(8,242,179)	(1,982,508)
Proceeds from sale of property	—	—	60,000
Investment in real estate partnership	(9,033,561)	—	—
Distributions received from real estate partnership	9,233,555	—	—
Issuance of note receivable	—	(290,000)	—
Repayment of note receivable	31,968	22,997	—

Net cash used in investing activities	(10,045,034)	(8,509,182)	(1,922,508)

Cash flows from financing activities:
Dividends paid	(4,907,107)	(4,907,108)	(4,437,575)
Distributions paid to OP unit holders	(4,065,839)	(4,065,840)	(3,998,069)
Purchase of nonaccredited investors’ shares	—	—	(1,452,960)
Proceeds from issuance of common shares	—	—	154,809
Proceeds from stock offering	1,471,696	—	—
Proceeds from stock offering escrowed	(1,471,974)	—	—
Proceeds from notes payable	19,013,180	6,353,182	18,742,991
Proceeds from (repayment of) note payable to affiliate	—	(3,278,000)	3,278,000
Repayments of notes payable	(9,430,029)	—	(14,639,488)
Payments of loan origination costs	(42,163)	(94,500)	(422,965)

Net cash provided by (used in) financing activities	567,764	(5,992,266)	(2,775,257)

Net increase (decrease) in cash	53,291	(5,513,012)	5,888,281

Cash and cash equivalents at beginning of year	578,687	6,091,699	203,418

Cash and cash equivalents at end of year	$631,978	$578,687	$6,091,699

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Cash Flows
(Continued)

	Year Ended December 31,
	2004	2003	2002
Supplemental disclosure of cash flow information

Debt assumed in connection with acquisition of properties	$—	$6,550,000	$13,595,156

OP Units issued in connection with acquisition of properties	$—	$—	$28,510,660

Shares issued in connection with acquisition of properties	$—	$—	$10,676,460

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 1 -	Summary of Significant Accounting Policies

Description of business and nature of operations

Hartman Commercial Properties REIT (“HCP”) was formed as a real estate investment trust, pursuant to the Texas Real Estate Investment Trust Act on August 20, 1998 to consolidate and expand the real estate investment strategy of Allen R. Hartman (“Hartman”) in acquiring and managing office and retail properties. In July 2004, HCP changed its state of organization from Texas to Maryland pursuant to a merger of HCP directly with and into a Maryland real estate investment trust formed for the sole purpose of the reorganization and the conversion of each outstanding common share of beneficial interest of the Texas entity into 1.42857 common shares of beneficial interest of the Maryland entity (see Note 11). Hartman, HCP’s Chairman of the Board of Trustees, has been engaged in the ownership, acquisition, and management of commercial properties in the Houston, Texas, metropolitan area for over 20 years. HCP serves as the general partner of Hartman REIT Operating Partnership, L.P. (the “Operating Partnership” or “HROP” or “OP”), which was formed on December 31, 1998 as a Delaware limited partnership. HCP and the Operating Partnership are collectively referred to herein as the “Company.” HCP currently conducts substantially all of its operations and activities through the Operating Partnership. As the general partner of the Operating Partnership, HCP has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain customary exceptions. Hartman Management, L.P. (the “Management Company”), a company wholly-owned by Hartman, provides a full range of real estate services for the Company, including leasing and property management, accounting, asset management and investor relations. As of December 31, 2004, 2003 and 2002, the Company owned and operated 34, 33 and 32 office and retail properties in and around Houston and San Antonio, Texas.

Basis of consolidation

HCP is the sole general partner of the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership. As of December 31, 2004, HCP owned a majority of the partnership interests in the Operating Partnership. Consequently, the accompanying consolidated financial statements of HCP include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of the Operating Partnership allocable to holders of partnership interests other than the Company. Net income is allocated to minority interests based on the weighted-average percentage ownership of the Operating Partnership during the year. Issuance of additional common shares of beneficial interest in HCP (“common shares”) and units of limited partnership interest in the Operating Partnership (“OP Units”) changes the ownership interests of both the minority interests and HCP.

Basis of accounting

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 2004 and 2003 consist of demand deposits at commercial banks and money market funds.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 1 -	Summary of Significant Accounting Policies (Continued)

Due from affiliates

Due from affiliates include amounts owed to the Company from Hartman operated limited partnerships and other entities.

Escrows and acquisition deposits

Escrow deposits include escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, maintenance and capital expenditures. Escrow deposits also include the proceeds of the Public Offering until investors are admitted as shareholders as described in Note 11. The balance in the Public Offering escrow account was $1,471,974 at December 31, 2004 as follows:

Gross offering proceeds	$1,474,320
Less discounts	(2,624)
Net offering proceeds	1,471,696
Plus interest earned	278
Balance in escrow account at December 31, 2004	$1,471,974

Acquisition deposits include earnest money deposits on future acquisitions.

Real estate

Real estate properties are recorded at cost, net of accumulated depreciation. Improvements, major renovations, and certain costs directly related to the acquisition, improvement, and leasing of real estate are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the life of the lease.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. Management has determined that there has been no impairment in the carrying value of the Company’s real estate assets as of December 31, 2004.

Deferred costs

Deferred costs consist primarily of leasing commissions paid to the Management Company and deferred financing costs. Leasing commissions are amortized on the straight-line method over the terms of the related lease agreements. Deferred financing costs are amortized on the straight-line method over the terms of the loans, which approximates the interest method. Costs allocated to in-place leases whose terms differ from market terms related to acquired properties are amortized over the remaining life of the respective leases.

Offering costs

Offering costs include selling commissions, issuance costs, investor relations fees and unit purchase discounts. These costs were incurred in the raising of capital through the sale of common shares and are treated as a reduction of shareholders’ equity.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 1 -	Summary of Significant Accounting Policies (Continued)

Revenue recognition

All leases on properties held by the Company are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the related leases. Differences between rental income earned and amounts due per the respective lease agreements are capitalized or charged, as applicable, to accrued rent receivable. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible.

Federal income taxes

HCP is qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 and is therefore not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status. HCP believes it has continuously met these conditions since reaching 100 shareholders in 1999 (see Note 9).

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and costs, and the estimated allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Fair value of financial instruments

The Company’s financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term nature of these instruments. The fair value of the Company’s debt obligations is representative of its carrying value based upon current rates offered for similar types of borrowing arrangements.

Concentration of risk

Substantially all of the Company’s revenues are obtained from office, office/warehouse and retail locations in the Houston, Texas and San Antonio, Texas metropolitan areas.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 1 -	Summary of Significant Accounting Policies (Continued)

Concentration of risk (continued)

The Company maintains cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Comprehensive income

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income” in 1999. For the years presented, the Company did not have significant amounts of comprehensive income.

New accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment.” This statement requires companies to categorize share based payment as either liability or equity awards. For liability awards, companies will remeasure the award at fair value at each balance sheet date until the award is settled. Equity classified awards are measured at the grant-date fair value and are not remeasured. SFAS No. 123R is effective for interim or annual periods beginning after June 15, 2005. Awards issued, modified or settled after the effective date will be measured and recorded in accordance with SFAS No. 123R. Management believes that the implementation of this standard will not have a material effect on the Company’s consolidated financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, “Accounting for Non-monetary Transactions.” This standard requires that non-monetary exchanges be accounted for at fair value, recognizing any gain or loss, if the transactions meet a commercial-substance criteria and fair value is determinable. SFAS No. 153 is effective for non-monetary transactions occurring in fiscal years beginning after June 15, 2005. Management believes that the implementation of this standard will not have a material effect on the Company’s consolidated financial position or results of operations.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 2 -	Real Estate

During 2002, the Company completed a series of transactions to acquire ten commercial real estate properties from affiliated partnerships. Approximately 883,494 square feet of gross leaseable area (“GLA”) was acquired for the following consideration:

2,851,066 (4,072,947 after giving effect to the Company’s recapitalization in July 2004) HCP shares of beneficial interest and HROP partnership units convertible one for one into HCP shares	$28,510,660

Assumption of mortgage debt	13,595,156

Cash	1,811,398

Other liabilities assumed, net of other assets acquired	1,458,714

Total	$45,375,928

During 2003, the Company acquired from an unrelated party one multi-tenant retail center comprising approximately 192,458 square feet of GLA. The property was acquired for cash and assumption of debt of $6,550,000 for a total consideration of approximately $13,100,000.

During 2004, the Company acquired from an unrelated party one multi-tenant retail center comprising approximately 95,032 square feet of GLA. The property was acquired for cash in the amount of approximately $8,900,000.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 2 -	Real Estate (Continued)

The purchase prices the Company paid for the properties were determined by, among other procedures, estimating the amount and timing of expected cash flows from the acquired properties, discounted at market rates. This process in general also results in the assessment of fair value for each property.

The Company allocates the purchase price of real estate to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, generally consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on management’s estimates of their fair values.

Management estimates the fair value of acquired tangible assets by valuing the acquired property as if it were vacant. The “as-if-vacant” value (limited to the purchase price) is allocated to land, building, and tenant improvements based on management’s determination of the relative fair values of these assets.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

The aggregate value of other intangible assets acquired is measured based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers, primarily discounted cash flow analysis. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which generally range from four to 18 months, depending on specific local market conditions. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 2 -	Real Estate (Continued)

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality, and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The value of in-place leases, if any, is amortized to expense over the remaining initial term of the respective leases, which, for leases with allocated intangible value, are expected to range generally from five to 10 years. The value of customer relationship intangibles is amortized to expense over the remaining initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles are charged to expense.

Effective November 19, 2002, the Company sold one of the properties acquired during 2002 to an unrelated third party. The sales price of the property of $780,000 equaled its carrying value and initial cost and no gain or loss from disposition was recorded. The Company purchased the property from a related party two months earlier. Revenues and operating expenses of the property were minimal and are recorded in the consolidated statements of income for the year ended December 31, 2002. Consideration from the sale included a note receivable from the purchaser in the amount of $420,000 (see Note 4) and $360,000 in cash.

At December 31, 2004, the Company owned 34 commercial properties in the Houston and San Antonio, Texas areas comprising approximately 2,635,000 square feet of GLA.

Note 3 -	Investment in Real Estate Partnership

During January 2004, the Company contributed approximately $9,000,000 to Hartman Gulf Plaza Acquisitions LP, a Texas limited partnership, in which it is a limited partner with a 73.11% percentage interest. On January 30, 2004, the partnership purchased Gulf Plaza, a 120,651 square foot office building located in Houston, Texas. The purpose of the partnership is to acquire and sell tenant-in-common interests in the building. The Company has received approximately $9,200,000 in distributions from the partnership for the year ended December 31, 2004.

The Company’s equity in income of the partnership of $209,737 for the year ended December 31, 2004 is included in other income on the consolidated statement of income. The Company’s remaining investment in the partnership of $9,743 as of December 31, 2004 is included in other assets on the consolidated balance sheet. The partnership owns a one-percent tenant-in-common interest in the building.

Note 4 -	Note Receivable

In January 2003, the Company partially financed the sale of a property it had previously sold and for which it had taken a note receivable of $420,000 as part of the consideration. The Company advanced $290,000 and renewed and extended the balance of $420,000 still due from the original sale.

The original principal amount of the note receivable, dated January 10, 2003, is $710,000. The note is payable in monthly installments of $6,382, including interest at 7% per annum, for the first two years of the note. Thereafter, monthly installments of $7,489 are due with interest at 10% per annum. The note is fully amortizing with the final payment due January 10, 2018.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 5 -	Deferred Costs

Deferred costs consist of the following:

	December 31,
	2004	2003

Leasing commissions	$4,333,305	$3,380,549
Deferred financing costs	1,485,381	1,443,218

	5,818,686	4,823,767

Less: accumulated amortization	(3,021,392)	(1,784,106)

	$2,797,294	$3,039,661

Note 6 -	Future Minimum Lease Income

The Company leases the majority of its office and retail properties under noncancelable operating leases which provide for minimum base rentals plus, in some instances, contingent rentals based upon a percentage of the tenants’ gross receipts.

A summary of minimum future rentals to be received (exclusive of renewals, tenant reimbursements, and contingent rentals) under noncancelable operating leases in existence at December 31, 2004 is as follows:

Years Ended December 31,

2005	$17,282,303
2006	14,002,419
2007	11,352,173
2008	7,746,235
2009	5,169,253
Thereafter	9,858,969

$65,411,352

Note 7 -	Debt

Notes payable

Mortgages and other notes payable consist of the following:

	December 31,
	2004	2003

Mortgages and other notes payable	$40,526,111	$40,990,000
Revolving loan secured by properties	16,700,000	6,353,182

Total	$57,226,111	$47,343,182

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 7 -	Debt (Continued)

In December 2002, the Company refinanced substantially all of its mortgage debt with a $34,440,000 three-year floating rate mortgage loan collateralized by 18 of the Company’s properties and a maturity date of January 1, 2006. The loan bears interest at 2.5% over a LIBOR rate (4.79% and 3.82% at December 31, 2004 and 2003, respectively) computed on the basis of a 360-day year and has a two-year extension option. Interest only payments are due monthly for the first 30 month period after the origination date, after which the loan may be repaid in full or in $100,000 increments, with a final balloon payment due upon maturity. The Company capitalized loan costs of $1,271,043 financed from the proceeds of the refinancing. The security documents related to the mortgage loan contain a covenant that requires Hartman REIT Operating Partnership II, L.P., a wholly-owned subsidiary formed for the purpose of this credit facility, to maintain adequate capital in light of its contemplated operations. This covenant and the other restrictions provided for in the credit facility do not affect Hartman REIT Operating Partnership II, L.P.’s ability to make distributions to the Company.

On June 30, 2003, the Company entered into a $25,000,000 loan agreement with a bank pursuant to which the Company may, subject to the satisfaction of certain conditions, borrow funds to acquire additional income producing properties. The revolving loan agreement terminates in June 2005 and provides for interest payments at a rate, adjusted monthly, of either (at the Company’s option) 30-day LIBOR plus 225 basis points, or the bank’s prime rate less 50 basis points, with either rate subject to a floor of 3.75% per annum. The loan will be secured by currently owned, unencumbered properties and by properties acquired with the proceeds drawn from the facility. As of December 31, 2004, the Company had borrowed $16,700,000 under this credit facility. The Company is required to make monthly payments of interest only, with the principal and all accrued unpaid interest being due at maturity of the loan. The loan may be prepaid at any time without penalty.

In connection with the purchase of the Windsor Park property in December 2003, the Company assumed a note payable in the amount of $6,550,000 secured by the property. The balance at December 31, 2004 was $6,086,111. The note is payable in equal monthly installments of principal and interest of $80,445, with interest at the rate of 8.34% per annum. The balance of the note is payable in full on December 1, 2006.

As of December 31, 2004, annual maturities of notes payable, including the revolving loan, are as follows:

Year Ended December 31,

2005	$17,134,503
2006	40,091,608

$57,226,111

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 7 -	Debt (Continued)

Note payable to affiliate

In November 2002, the Company issued a $3,278,000 note payable bearing interest at 4.25% per annum to Houston R.E. Income Properties XVI, Ltd., a related party operated by Hartman. The note was secured by property and due upon demand with interest only payments due monthly. The note was repaid in the second quarter of 2003.

Supplemental cash flow information

The Company made cash payments for interest on debt of $2,728,985, $1,321,758 and $1,636,904 for the years ended December 31, 2004, 2003 and 2002, respectively.

Note 8 -	Earnings Per Share

Basic earnings per share is computed using net income to common shareholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects common shares issuable from the assumed conversion of OP Units convertible into common shares. Only those items that have a dilutive impact on basic earnings per share are included in the diluted earnings per share. Accordingly, because conversion of OP Units into common shares is antidilutive, no OP Units were included in the diluted earnings per share calculations.

	Year Ended December 31,
	2004	2003	2002

Basic and diluted earnings per share
Weighted average common
shares outstanding	7,010,146	7,010,146	7,007,167

Basic and diluted earnings per share	$0.488	$0.496	$0.529

Net income	$3,423,619	$3,474,174	$3,705,118

Note 9 -	Federal Income Taxes

Federal income taxes are not provided because the Company intends to and believes it qualifies as a REIT under the provisions of the Internal Revenue Code. Shareholders of the Company include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% of its ordinary taxable income to its shareholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

Taxable income differs from net income for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and rental revenue.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 9 -	Federal Income Taxes (Continued)

For Federal income tax purposes, the cash dividends distributed to shareholders are characterized as follows for the years ended December 31:

	2004	2003	2002

Ordinary income (unaudited)	67.7%	24.8%	85.1%
Return of capital (unaudited)	32.3%	75.2%	14.9%
Capital gain distributions (unaudited)	0%	0%	0%

Total	100%	100%	100%

Note 10 -	Related-Party Transactions

In January 1999, the Company entered into a property management agreement with the Management Company. Effective September 1, 2004, this agreement was amended and restated. Prior to September 1, 2004, in consideration for supervising the management and performing various day-to-day affairs, the Company paid the Management Company a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties, as defined. After September 1, 2004, the Company pays the Management Company management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area, as determined by a survey of brokers and agents in such area. The Company expects these fees to be between approximately 2% and 4% of Gross Revenues, as such term is defined in the amended and restated property management agreement, for the management of commercial office buildings and approximately 5% of Gross Revenues for the management of retail and industrial properties. Effective September 1, 2004, the Company entered into an advisory agreement with the Management Company which provides that the Company pay the Management Company a fee of one-fourth of .25% of Gross Asset Value, as such term is defined in the advisory agreement, per quarter for asset management services. The Company incurred total management, partnership and asset management fees of $1,339,822, $1,232,127 and $1,231,212 for the years ended December 31, 2004, 2003 and 2002, respectively, of which $54,331 and $93,006 were payable at December 31, 2004 and 2003, respectively.

During July 2004, the Company amended certain terms of its Declaration of Trust. Under the amended terms, the Management Company may be required to reimburse the Company for operating expenses exceeding certain limitations determined at the end of each fiscal quarter. Reimbursements, if any, from the Management Company are recorded on a quarterly basis as a reduction in management fees.

Under the provisions of the property management agreements, costs incurred by the Management Company for the management and maintenance of the properties are reimbursable to the Management Company. At December 31, 2004 and 2003, $188,772 and $288,305, respectively, was payable to the Management Company related to these reimbursable costs.

In consideration of leasing the properties, the Company also pays the Management Company leasing commissions of 6% for leases originated by the Management Company and 4% for expansions and renewals of existing leases based on Effective Gross Revenues from the properties. The Company incurred total leasing commissions to the Management Company of $952,756, $978,398 and $890,852 for the years ended December 31, 2004, 2003 and 2002, respectively, of which $232,343 and $175,725 were payable at December 31, 2004 and 2003, respectively.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 10 -	Related-Party Transactions (Continued)

The fees payable to the Management Company under the new agreements effective September 1, 2004 were not significantly different from those that would have been payable under the previous agreement.

In connection with the Public Offering described in Note 11, the Company reimburses the Management Company up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by the Management Company on behalf of the Company. No such reimbursable expenses were incurred for the year ended December 31, 2004 because the Company had not received the minimum subscription proceeds required to break escrow.

Also in connection with the Public Offering described in Note 11, the Management Company also receives an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for the Company. No such fees were incurred for the year ended December 31, 2004 because the Company had not received the minimum subscription proceeds required to break escrow.

In connection with the Private Offering as described in Note 11, the Company paid the Management Company a fee of up to 2% of the gross selling price of all common shares sold in consideration of offering services performed by the Management Company. The Company incurred total fees of $3,259 for the year ended December 31, 2002. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.

Also in connection with the Private Offering as described in Note 11, the Management Company received an acquisition fee equal to 4% of the gross selling price of all common shares sold as a reimbursement of expenses incurred in identifying reviewing, and acquiring properties for the Company. The Company incurred total fees of $6,766 for the year ended December 31, 2002. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.

The Management Company paid the Company $106,824, $106,789 and $79,168 for office space in 2004, 2003 and 2002, respectively. Such amounts are included in rental income in the consolidated statements of income.

In conjunction with the acquisition of certain properties, the Company assumed liabilities payable to the Management Company. At December 31, 2004 and 2003, $200,415 was payable to the Management Company related to these liabilities.

HCP’s day-to-day operations are strategically directed by the Board of Trustees and implemented through the Management Company. Hartman is HCP’s Board Chairman and sole owner of the Management Company. Hartman was owed $47,386 and $41,306 in dividends payable on his common shares at December 31, 2004 and 2003, respectively. Hartman owned 3.9%, 3.4% and 3.4% of the issued and outstanding common shares of the Company as of December 31, 2004, 2003 and 2002, respectively.

The Company was a party to various other transactions with related parties which are reflected in due to/from affiliates in the accompanying consolidated balance sheets and also disclosed in Notes 2, 7 and 11.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 11 -	Shareholders’ Equity

In July 2004, HCP changed its state of organization from Texas to Maryland pursuant to a merger of HCP directly with and into a Maryland real estate investment trust formed for the sole purpose of the reorganization and the conversion of each outstanding common share of beneficial interest of the Texas entity into 1.42857 common shares of beneficial interest of the Maryland entity. Under its Articles of Amendment and Restatement in effect, HCP has authority to issue 400,000,000 common shares of beneficial interest, $0.001 par value per share, and 50,000,000 preferred shares of beneficial interest, $0.001 par value per share. All capital stock amounts, share and per share information in the accompanying consolidated financial statements and the related notes to consolidated financial statements have been adjusted to retroactively reflect this recapitalization.

Prior to June 2004, the Charter and Bylaws of HCP authorized HCP to issue up to 100,000,000 common shares at $0.001 par value per share, and 10,000,000 Preferred Shares at $0.001 par value per share. HCP commenced a private offering (the “Private Offering”) in May 1999 to sell 2,500,000 common shares, par value $.001 per share, at a price of $10 per common share for a total Private Offering of $25,000,000. HCP intended that the Private Offering be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder. The common shares are “restricted securities” and are not transferable unless they subsequently are registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The Private Offering was directed solely to “accredited investors” as such term is defined in Regulation D. Pursuant to the Private Offering, HCP sold for cash or issued in exchange for property or OP Units, 4,907,107 (7,010,146 after the reorganization) shares as of December 31, 2004, 2003 and 2002. HCP conducts substantially all of its operations through the Operating Partnership. All net proceeds of the Private Offering were contributed by HCP to the Operating Partnership in exchange for OP Units. The Operating Partnership used the proceeds to acquire additional commercial properties and for general working capital purposes. HCP received one OP Unit for each $10 contributed to the Operating Partnership. OP Units were valued at $10 per unit because they are convertible on a one-for-one basis to common shares which were being sold in the Private Offering for $10 per common share.

On September 15, 2004, HCP’s Registration Statement on Form S-11, with respect to a public offering (the “Public Offering”) of up to 10,000,000 common shares of beneficial interest to be offered at a price of $10 per share was declared effective under the Securities Act of 1933. The Registration Statement also covers up to 1,000,000 shares available pursuant to HCP’s dividend reinvestment plan to be offered at a price of $9.50 per share. The shares are offered to investors on a best efforts basis.

As of December 31, 2004, no shares had been issued pursuant to the Public Offering. HCP will not admit new shareholders pursuant to the Public Offering or receive proceeds from the Public Offering until it receives and accepts subscriptions for a minimum of 200,000 shares for gross offering proceeds of $2,000,000. As of December 31, 2004, HCP had received and accepted subscriptions for 147,432 shares for gross offering proceeds of $1,474,320. After the initial 200,000 shares are sold, subscription proceeds will be held in escrow until investors are admitted as shareholders. HCP intends to admit new stockholders at least monthly. At that time, subscription proceeds may be released to HCP from escrow and applied to the making of investments and the payment or reimbursement of the dealer manager fee, selling commissions and other organization and offering expenses. Until required for such purposes, net offering proceeds will be held in short-term, liquid investments.

As of February 11, 2005 277,775 shares had been issued pursuant to the Public Offering with gross offering proceeds received of $2,777,750.

At December 31, 2004, Hartman and the Board of Trustees collectively owned 8.22% of HCP’s outstanding shares.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 11 -	Shareholders’ Equity (Continued)

Operating Partnership units

Limited partners in the Operating Partnership holding OP Units have the right to convert their OP Units into common shares at a ratio of one OP Unit for one common share. In connection with the reorganization discussed above, OP Unit holders received 1.42857 OP Units for each OP Unit previously held. Subject to certain restrictions, OP Units are not convertible into common shares until the later of one year after acquisition or an initial public offering of the common shares. As of December 31, 2004 and 2003, after giving effect to the recapitalization, there were 12,456,995 OP Units outstanding. HCP owned 6,648,658 Units as of December 31, 2004 and 2003. HCP’s weighted-average share ownership in the Operating Partnership was approximately 53.37%, 53.37% and 53.71% during the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004, Hartman and the Board of Trustees collectively owned 9.50% of the Operating Partnership’s outstanding units.

During 2002, the Company acquired ten properties from various Hartman operated limited partnerships in exchange for 2,851,066 (4,072,947 after giving effect to the recapitalization) OP Units valued at $10 per unit at the time of the acquisition (see Note 2).

Dividends and distributions

The following tables summarize the cash dividends/distributions payable to holders of common shares and holders of OP Units (after giving effect to the recapitalization) related to the years ended December 31, 2004, 2003 and 2002.

HCP Shareholders
Dividend/Distribution per Common Share	Date Dividend Payable	Total Amount Payable

$0.1575	5/15/02	$1,102,340
0.16625	8/15/02	1,166,709
0.1750	11/15/02	1,226,777
0.1750	2/15/03	1,226,777
0.0583	4/15/03	408,762
0.0583	5/15/03	408,762
0.0584	6/15/03	409,253
0.0583	7/15/03	408,762
0.0583	8/15/03	408,762
0.0584	9/15/03	409,253
0.0583	10/15/03	408,762
0.0583	11/15/03	408,762
0.0584	12/15/03	409,253
0.0583	1/15/04	408,762
0.0583	2/15/04	408,762
0.0584	3/15/04	409,253
0.0583	4/15/04	408,762
0.0583	5/15/04	408,762
0.0584	6/15/04	409,253
0.0583	7/15/04	408,762
0.0583	8/15/04	408,762
0.0584	9/15/04	409,253
0.0583	10/15/04	408,692
0.0583	11/15/04	408,692
0.0584	12/15/04	409,392
0.0583	1/15/05	408,692
0.0583	2/15/05	408,692
0.0589	3/15/05	412,897

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 11 -	Shareholders’ Equity (Continued)

Dividends and distributions (continued)

OP Unit Holders Including Minority Unit Holders
Dividend/Distribution per OP Unit	Date Dividend Payable	Total Amount Payable

$0.1575	5/15/02	$1,942,412
0.16625	8/15/02	2,053,866
0.1750	11/15/02	2,161,143
0.1750	2/15/03	2,179,976
0.0583	4/15/03	726,368
0.0583	5/15/03	726,368
0.0584	6/15/03	727,240
0.0583	7/15/03	726,368
0.0583	8/15/03	726,368
0.0584	9/15/03	727,240
0.0583	10/15/03	726,368
0.0583	11/15/03	726,368
0.0584	12/15/03	727,240
0.0583	1/15/04	726,368
0.0583	2/15/04	726,368
0.0584	3/15/04	727,240
0.0583	4/15/04	726,368
0.0583	5/15/04	726,368
0.0584	6/15/04	727,240
0.0583	7/15/04	726,368
0.0583	8/15/04	726,368
0.0584	9/15/04	727,240
0.0583	10/15/04	726,243
0.0583	11/15/04	726,243
0.0584	12/15/04	727,488
0.0583	1/15/05	726,243
0.0583	2/15/05	726,243
0.0589	3/15/05	733,717

Note 12 -	Incentive Share Plan

The Company has adopted an Employee and Trust Manager Incentive Share Plan (the “Incentive Share Plan”) to (i) furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving operations and increasing profits; (ii) encourage selected persons to accept or continue employment with the Company; and (iii) increase the interest of employees and Trustees in the Company’s welfare through their participation and influence on the growth in value of the common shares. The class of eligible persons that can receive grants of incentive awards under the Incentive Share Plan consists of key employees, directors, non-employee trustees, members of the Management Company and consultants as determined by the compensation committee of the Board of Trustees. The total number of common shares that may be issued under the Incentive Share Plan is an amount of shares equal to 5% of the outstanding shares on a fully diluted basis. As of December 31, 2004, no options or awards to purchase common shares have been granted under the Incentive Share Plan.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 12 -	Incentive Share Plan (Continued)

Under SFAS No. 123, “Accounting for Stock Based Compensation”, and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123”, the Company is permitted to either record compensation expense for incentive awards granted to employees and directors based on their fair value on the date of grant or to apply the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and recognize compensation expense, if any, to the extent that the fair market value of the underlying stock on the grant date exceeds the exercise price of the award granted. Compensation expense for awards granted to employees and directors is currently based on the intrinsic value method. For awards granted to non-employees, such as Trustees, employees of the Management Company, and consultants, the Company currently records expense based on the award’s fair value on its date of grant as required by SFAS 123 and SFAS 148.

Note 13 -	Commitments and Contingencies

The Company is a participant in various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material effect on the financial position, results of operations, or cash flows of the Company.

Note 14 -	Segment Information

The operating segments presented are the segments of the Company for which separate financial information is available, and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. The Company evaluated the performance of its operating segments based on net operating income that is defined as total revenues less operating expenses and ad valorem taxes. Management does not consider gains or losses from the sale of property in evaluating ongoing operating performance.

The retail segment is engaged in the acquisition, development and management of real estate, primarily anchored neighborhood and community shopping centers located in the Houston and San Antonio, Texas metropolitan areas. The customer base includes supermarkets and other retailers who generally sell basic necessity-type commodities. The office/warehouse segment is engaged in the acquisition, development and management of office and warehouse centers located in the Houston, Texas metropolitan area and has a diverse customer base. The office segment is engaged in the acquisition, development and management of commercial office space. Included in “Other” are corporate related items, insignificant operations and costs that are not allocated to the reportable segments.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 14 -	Segment Information (Continued)

Information concerning the Company’s reportable segments for the years ended December 31 is as follows:

	Retail	Office/ Warehouse	Office	Other	Total

2004
Revenues	$12,767,273	$8,678,627	$1,660,401	$377,356	$ 23,483,657
Segment operating income	8,736,254	5,476,672	877,505	350,215	15,440,646
Total assets	74,979,000	49,389,486	7,154,937	11,093,517	142,616,940
Capital expenditures	9,653,652	589,791	33,553	-	10,276,996

2003
Revenues	$10,747,435	$8,399,522	$1,552,976	$273,018	$ 20,972,951
Segment operating income	7,082,260	5,508,082	835,171	230,297	13,655,810
Total assets	66,467,920	50,107,322	7,329,468	10,161,681	134,066,391
Capital expenditures	14,065,370	598,583	27,545	-	14,691,498

2002
Revenues	$10,851,942	$8,282,170	$1,558,335	$62,579	$ 20,755,026
Segment operating income	7,200,296	5,361,944	759,761	22,528	13,344,529
Total assets	54,300,713	50,685,602	7,628,230	14,349,231	126,963,776
Capital expenditures	17,005,552	29,411,594	158,046	-	46,575,192

Net operating income reconciles to net income shown on the consolidated statements of income for the years ended December 31 as follows:

	2004	2003	2002

Total segment operating income	$15,440,646	$13,655,810	$13,344,529
Less:
Depreciation and amortization	5,223,422	4,758,047	4,041,861
Interest	2,664,135	1,323,378	1,573,270
General and administrative	1,139,060	1,065,416	831,675

Income before minority interests	6,414,029	6,508,969	6,897,723

Minority interests in Operating Partnership	(2,990,410)	(3,034,795)	(3,192,605)

Net income	$3,423,619	$3,474,174	$3,705,118

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004

Note 15 -	Pro Forma Financial Information (Unaudited)

During December 2003 the Company acquired a retail center for approximately $13,100,000. The pro forma financial information for the years ended December 31, 2003 and 2002 is based on the historical statements of the Company after giving effect to the acquisition as if such acquisition took place on January 1, 2002.

The pro forma financial information shown below is presented for information purposes only and may not be indicative of results that would have actually occurred if the acquisition had been in effect at the date indicated, nor does it purport to be indicative of the results that may be achieved in the future.

	Year Ended December 31,
	2003	2002

Pro forma revenues	$23,082,293	$22,716,091

Pro forma net income available to common shareholders	$3,694,840	$3,810,058

Pro forma basic and diluted earnings per common share	$0.527	$0.544

Note 16 -	Selected Quarterly Financial Data (Unaudited)

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2004 and 2003:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2004
Revenues	$5,486,426	$6,095,742	$5,922,856	$5,978,633
Income before minority interests	1,384,807	1,792,127	1,493,760	1,743,335
Minority interest in income	(645,689)	(835,606)	(696,464)	(812,651)
Net income	739,118	956,521	797,296	930,684
Basic and diluted earnings per share	$0.105	$0.136	$0.114	$0.133

2003
Revenues	$5,537,139	$5,485,617	$5,034,083	$4,916,112
Income before minority interests	1,704,364	1,967,161	1,447,357	1,390,087
Minority interest in income	(794,662)	(917,156)	(676,661)	(646,316)
Net income	909,702	1,050,005	770,696	743,771
Basic and diluted earnings per share	$0.130	$0.150	$0.110	$0.106

Hartman Commercial Properties REIT and Subsidiary
Schedule II - Valuation and Qualifying Accounts

Description	Balance at Beginning of Period	Additions Charged (Recoveries Credited) to Expense	Deductions	Additions Related to Acquired Assets	Balance at End of Period

Allowance for doubtful accounts:
Year ended December 31, 2004	$350,750	$(8,060)	$-	$-	$342,690
Year ended December 31, 2003	391,500	213,250	(254,000)	-	350,750
Year ended December 31, 2002	225,800	74,200	-	91,500	391,500

Hartman Commercial Properties REIT and Subsidiary
Schedule III - Real Estate and Accumulated Depreciation
December 31, 2004

		Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Amount at which Carried at End of Period (1) (2)
Name	Description	Land	Building and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total

Holly Knight	Retail	$319,981	$1,292,820	$30,128	-	$319,981	$1,322,948	$1,642,929
Kempwood Plaza	Retail	733,443	1,798,433	785,159	-	733,443	2,583,592	3,317,035
Bissonnet Beltway	Retail	414,515	1,946,808	155,025	-	414,515	2,101,833	2,516,348
Interstate 10	Office/warehouse	207,903	3,700,169	233,368	-	207,903	3,933,537	4,141,440
West Belt Plaza	Office/warehouse	567,805	2,165,204	271,015	-	567,805	2,436,219	3,004,024
Greens Road	Retail	353,604	1,283,613	81,921	-	353,604	1,365,534	1,719,138
Town Park	Retail	849,529	2,911,206	153,305	-	849,529	3,064,511	3,914,040
Webster Point	Retail	720,336	1,150,029	74,089	-	720,336	1,224,118	1,944,454
Centre South	Retail	481,201	1,595,997	386,964	-	481,201	1,982,961	2,464,162
Torrey Square	Retail	1,981,406	2,970,911	329,447	-	1,981,406	3,300,358	5,281,764
Dairy Ashford	Office/warehouse	225,544	1,211,476	90,855	-	225,544	1,302,331	1,527,875
Main Park	Office/warehouse	1,327,762	2,721,075	458,107	-	1,327,762	3,179,182	4,506,944
Northeast Square	Retail	564,927	2,007,585	215,914	-	564,927	2,223,499	2,788,426
Plaza Park	Office/warehouse	901,602	3,293,514	215,065	-	901,602	3,508,579	4,410,181
Northwest Place	Office/warehouse	110,790	978,554	21,970	-	110,790	1,000,524	1,111,314
Lion Square	Retail	1,546,010	4,289,098	262,337	-	1,546,010	4,551,435	6,097,445
Zeta Building	Office	637,180	1,819,409	102,983	-	637,180	1,922,392	2,559,572
Royal Crest	Office	508,850	1,355,215	123,532	-	508,850	1,478,747	1,987,597
Featherwood	Office	368,283	2,591,026	419,156	-	368,283	3,010,182	3,378,465
South Richey	Retail	777,720	2,584,167	218,447	-	777,720	2,802,614	3,580,334
Corporate Park Woodland	Office/warehouse	651,549	5,376,813	492,876	-	651,549	5,869,689	6,521,238
South Shaver	Retail	184,368	632,635	190,061	-	184,368	822,696	1,007,064
Providence	Retail	917,936	3,674,732	226,222	-	917,936	3,900,954	4,818,890
Corporate Park Northwest	Office/warehouse	1,533,940	6,305,599	340,628	-	1,533,940	6,646,227	8,180,167
Bellnot Square	Retail	1,154,239	4,638,055	40,028	-	1,154,239	4,678,083	5,832,322
Corporate Park West	Office/warehouse	2,555,289	10,507,691	228,453	-	2,555,289	10,736,144	13,291,433
Westgate	Office/warehouse	672,303	2,775,879	98,920	-	672,303	2,874,799	3,547,102
Garden Oaks	Retail	1,285,027	5,292,755	173,459	-	1,285,027	5,466,214	6,751,241
Westchase	Retail	422,745	1,750,555	199,784	-	422,745	1,950,339	2,373,084
Sunridge	Retail	275,534	1,186,037	33,821	-	275,534	1,219,858	1,495,392
Holly Hall	Office/warehouse	607,519	2,515,881	18,403	-	607,519	2,534,284	3,141,803
Brookhill	Office/warehouse	185,659	787,605	162,279	-	185,659	949,884	1,135,543
Windsor Park	Retail	2,620,500	10,482,000	-	-	2,620,500	10,482,000	13,102,500
Stafford Plaza	Retail	1,781,211	7,124,846	307	-	1,781,211	7,125,153	8,906,364

TOTAL		$28,446,210	$106,717,392	$6,834,028	$-	$28,446,210	$113,551,420	$141,997,630

Hartman Commercial Properties REIT and Subsidiary
Schedule III - Real Estate and Accumulated Depreciation
December 31, 2004
(Continued)

Name	Description	Accumulated Depreciation	Date of Construction	Date Acquired	Depreciation Life

Holly Knight	Retail	$261,758		8/1/00	5-39 years
Kempwood Plaza	Retail	603,144		2/2/99	5-39 years
Bissonnet Beltway	Retail	495,378		1/1/99	5-39 years
Interstate 10	Office/warehouse	962,309		1/1/99	5-39 years
West Belt Plaza	Office/warehouse	618,554		1/1/99	5-39 years
Greens Road	Retail	303,295		1/1/99	5-39 years
Town Park	Retail	682,895		1/1/99	5-39 years
Webster Point	Retail	226,933		1/1/00	5-39 years
Centre South	Retail	402,012		1/1/00	5-39 years
Torrey Square	Retail	528,529		1/1/00	5-39 years
Dairy Ashford	Office/warehouse	281,205		1/1/99	5-39 years
Main Park	Office/warehouse	741,772		1/1/99	5-39 years
Northeast Square	Retail	436,357		1/1/99	5-39 years
Plaza Park	Office/warehouse	615,354		1/1/00	5-39 years
Northwest Place	Office/warehouse	160,715		1/1/00	5-39 years
Lion Square	Retail	743,685		1/1/00	5-39 years
Zeta Building	Office	322,640		1/1/00	5-39 years
Royal Crest	Office	277,864		1/1/00	5-39 years
Featherwood	Office	636,749		1/1/00	5-39 years
South Richey	Retail	477,805		8/25/99	5-39 years
Corporate Park Woodland	Office/warehouse	949,616	11/1/00		5-39 years
South Shaver	Retail	182,023		12/17/99	5-39 years
Providence	Retail	411,027		3/30/01	5-39 years
Corporate Park Northwest	Office/warehouse	701,674		1/1/02	5-39 years
Bellnot Square	Retail	387,220		1/1/02	5-39 years
Corporate Park West	Office/warehouse	1,082,611		1/1/02	5-39 years
Westgate	Office/warehouse	292,184		1/1/02	5-39 years
Garden Oaks	Retail	546,487		1/1/02	5-39 years
Westchase	Retail	238,720		1/1/02	5-39 years
Sunridge	Retail	161,507		1/1/02	5-39 years
Holly Hall	Office/warehouse	244,786		1/1/02	5-39 years
Brookhill	Office/warehouse	156,326		1/1/02	5-39 years
Windsor Park	Retail	256,247		12/16/03	5-39 years
Stafford Plaza	Retail	61,035		9/8/04	5-39 years

TOTAL		$15,450,416

(1) Reconciliations of total real estate carrying value for the three years ended December 31, 2004 follows:

	2004	2003	2002

Balance at beginning of period	$131,720,634	$117,029,136	$70,453,944
Additions during the period
Acquisitions	8,906,057	13,102,500	45,372,684
Improvements	1,370,939	1,588,998	1,982,508
	10,276,996	14,691,498	47,355,192
Deductions - cost of real estate sold	—	—	780,000
Balance at close of period	$141,997,630	$131,720,634	$117,029,136

(2)	The aggregate cost of real estate for federal income tax purposes is $111,474,559.

Report of Independent Registered Public Accounting Firm

To the Board of Trust Managers and Shareholders of
Hartman Commercial Properties REIT

We have audited the accompanying Statement of Revenue and Certain Expenses, for the properties known as 2002 Acquisition Properties, as more fully described in Note 1, for the years ended December 31, 2001 and 2000. The financial statement is the responsibility of the properties’ management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form S-11 of Hartman Commercial Properties REIT) and is not intended to be a complete presentation of 2002 Acquisition Properties revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of 2002 Acquisition Properties for the years ended December 31, 2001 and 2000 in conformity with U.S. generally accepted accounting principles.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
March 28, 2003

Hartman Commercial Properties REIT
2002 Acquisition Properties
Statement of Revenue and Certain Expenses

	Year Ended December 31,
	2001	2000

Revenue
Rent	$5,914,917	$4,526,906
Recoveries from tenants	942,934	699,350
Other	51,051	88,052

Total revenue	6,908,902	5,314,308

Certain expenses
Operation and maintenance	635,903	503,906
Interest	979,196	1,071,963
Real estate taxes	984,105	950,015
Insurance	95,835	96,073
Electricity, water and gas utilities	218,286	210,061
Management fees	404,605	346,618
General and administrative	130,647	117,288
Bad debts	46,473	55,500
Tenant-in-common interest	22,858	25,285

	3,517,908	3,376,709

Revenue in excess of certain expenses	$3,390,994	$1,937,599

The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

Hartman Commercial Properties REIT
2002 Acquisition Properties
Notes to Statement of Revenue and Certain Expenses
Years Ended December 31, 2001 and 2000

Note 1 - Organization and Operation of Properties

Effective January 2, 2002, Hartman REIT Operating Partnership, L.P. (“HROP”) acquired nine commercial real estate properties (the “Properties”). HROP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Hartman Commercial Properties REIT (“HCP”), a Texas real estate investment trust. As the sole general partner of HROP, HCP possesses full legal control and authority over the operations of HROP.

The Properties comprise approximately 883,000 square feet of gross leasable area (“GLA”). Three of the Properties are classified as anchored shopping centers and have an aggregate GLA of approximately 266,000 square feet; two of the Properties are classified as unanchored shopping centers with an aggregate GLA of approximately 92,000 square feet; and four of the Properties are classified as office/warehouse centers with an aggregate GLA of approximately 525,000 square feet. The Properties are leased to multiple tenants (see Note 4).

Note 2 - Summary of Significant Accounting Policies

The accompanying statements of revenue and certain expenses are presented in conformity with U.S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and amortization. Therefore, these statements are not comparable to the statement of operations of the Properties after their acquisition by HROP. Because the nine acquired properties were under common management for the years 2000 and 2001, the accompanying statements of revenue and certain expenses are presented on a combined basis.

Rental income is recognized on a straight-line basis over the terms of the respective leases. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenue in the period the corresponding costs are incurred.

The preparation of the financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Mortgage Notes Payable

HROP acquired the Properties subject to certain mortgage loans with an aggregate outstanding balance of approximately $13,300,000. All of the loans were repaid in November 2002 with proceeds from a new loan for which the Properties served as collateral.

Hartman Commercial Properties REIT
2002 Acquisition Properties
Notes to Statement of Revenue and Certain Expenses
Year Ended December 31, 2001 and 2000

Note 4 - Future Minimum Rental Commitments

As of January 2, 2002, the Properties had approximately 240 tenants with remaining lease terms ranging from 1 month to 10 years. Future minimum rental commitments (exclusive of renewals, tenant reimbursements, and contingent rentals) under noncancelable operating leases in existence at December 31, 2001 are as follows:

Year Ending December 31,
2002	$5,373,539
2003	4,104,974
2004	3,067,560
2005	2,001,313
2006	1,240,169
Thereafter	1,407,781

Total	$17,195,336

Report of Independent Registered Public Accounting Firm

To the Board of Trust Managers and Shareholders of
Hartman Commercial Properties REIT

We have audited the accompanying Statement of Revenue and Certain Expenses, for the Windsor Park Centre (the “Property”) for the year ended December 31, 2002. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form S-11 of Hartman Commercial Properties REIT) and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Windsor Park Centre for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
February 24, 2004

Hartman Commercial Properties REIT
Windsor Park Centre
Statement of Revenue and Certain Expenses

	Year Ended December 31,	Nine Month Period Ended September 30,
	2002	2003

		(Unaudited)

Revenue
Rent	$1,577,425	$1,237,864
Tenants’ reimbursements	379,546	344,060
Other	4,094	84

Total revenue	1,961,065	1,582,008

Certain expenses
Interest	745,193	548,367
Real estate taxes	290,316	215,820
Insurance	24,673	23,329
Electricity, water and gas utilities	11,323	10,298
Management fees	32,815	24,757
General and administrative	33,108	39,718
Operation and maintenance	79,487	127,593

	1,216,915	989,882

Revenue in excess of certain expenses	$744,150	$592,126

The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

Hartman Commercial Properties REIT
Windsor Park Centre
Notes to Statement of Revenue and Certain Expenses

Note 1 - Organization and Operation of Properties

Effective December 16, 2003, Hartman REIT Operating Partnership, L.P. (“HROP”) acquired Windsor Park Centre, a shopping center located in San Antonio, Texas (the “Property”). HROP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Hartman Commercial Properties REIT (“HCP”), a Texas real estate investment trust. As the sole general partner of HROP, HCP possesses full legal control and authority over the operations of HROP.

The Property is a multi-tenant retail center comprising approximately 192,000 square feet of gross leasable area (“GLA”). The Property is leased to multiple tenants (see Note 4).

Note 2 - Summary of Significant Accounting Policies

The accompanying statements of revenue and certain expenses are presented in conformity with U.S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X, for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and amortization. Therefore, these statements are not comparable to the statement of operations of the Property after its acquisition by HROP.

Rental income is recognized on a straight-line basis over the terms of the respective leases. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenue in the period the corresponding costs are incurred.

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

The preparation of the financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Mortgage Note Payable

HROP acquired the Property subject to a mortgage loan with an outstanding balance of approximately $6,500,000. The note is payable in equal monthly installments of principal and interest of $80,445, with interest at a rate of 8.34% per annum. The balance of the note is payable in full on December 1, 2006.

Hartman Commercial Properties REIT
Windsor Park Centre
Notes to Statement of Revenue and Certain Expenses

Note 4 - Future Minimum Rental Commitments

As of December 31, 2002, the Property had approximately seven tenants with remaining lease terms ranging from three to 13 years. Six of these tenants individually account for more than 10% of annual minimal rentals for 2002 and three of these tenants account for approximately 67% of the rental income for 2002. Future minimum rental commitments (exclusive of renewals, tenant reimbursements, and contingent rentals) under noncancelable operating leases in existence at December 31, 2002 are as follows:

Year Ending December 31,

2003	$1,658,313
2004	1,641,092
2005	1,599,431
2006	1,418,081
2007	1,286,201
Thereafter	6,145,380

Total	$13,748,498

Note 5 - Interim Unaudited Financial Statement

The accompanying interim statement of revenue and certain expenses for the nine month period ended September 30, 2003 is unaudited and has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission described above and on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2002. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the information for this interim period have been made. The revenue in excess of certain expenses for such interim period is not necessarily indicative of the results for the full year.

Pro Forma Condensed Consolidated Balance Sheet

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet of Hartman Commercial Properties REIT and Subsidiary (the “Company”) is presented as if Windsor Park Centre had been acquired on September 30, 2003. This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statements of Income for the nine month period ended September 30, 2003 and for the year ended December 31, 2002 and the historical consolidated financial statements and notes thereto of the Company reported on Form 10-Q for the nine month period ended September 30, 2003 and for the year ended December 31, 2002 included in the Company’s Form 10 and included in the Company’s Registration Statement on Form S-11, as filed on December 31, 2003. In management’s opinion, all adjustments necessary to reflect the acquisition of Windsor Park Centre have been made. The following Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at September 30, 2003, nor does it purport to represent the future financial position of the Company.

Hartman Commercial Properties REIT and Subsidiary
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2003
(Unaudited)

	Historical Amounts (A)	Pro Forma Adjustments (B)	Pro Forma Amounts

Assets
Real estate investments, net	$107,853,291	$13,102,500	$120,955,791
Cash and cash equivalents	763,009	—	763,009
Escrows and acquisition deposits	2,863,060	—	2,863,060
Note receivable	694,400	—	694,400
Receivables, net	5,780,821	—	5,780,821
Deferred costs, net	2,922,931	—	2,922,931
Prepaids and other assets	215,038	—	215,038

Total assets	$121,092,550	$13,102,500	$134,195,050

Liabilities and Shareholders’ Equity
Notes payable	$34,531,382	$12,903,182	$47,434,564
Accounts payable and accrued expenses	2,737,925	199,318	2,937,243
Due to affiliates	766,584	—	766,584
Tenants’ security deposits	1,076,842	—	1,076,842
Dividends payable	1,226,777	—	1,226,777
Other liabilities	1,016,460	—	1,016,460

Total liabilities	41,355,970	13,102,500	54,458,470

Minority interests	37,937,590	—	37,937,590

Common stock (C)	7,010	—	7,010
Additional paid-in capital (C)	45,527,152	—	45,527,152
Accumulated deficit	(3,735,172)	—	(3,735,172)

Total shareholders’ equity	41,798,990	—	41,798,990

Total liabilities and shareholders’ equity	$121,092,550	$13,102,500	$134,195,050

See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

Notes to Pro Forma Condensed Consolidated Balance Sheet

(A)	Represents the condensed consolidated balance sheet of the Company as of September 30, 2003, as contained in the historical consolidated financial statements and notes thereto filed on Form 10-Q.

(B)
Represents the completed acquisition of Windsor Park Centre. This property was purchased during the quarter ending December 31, 2003 for a total purchase price of $13.1 million. The acquisition of this property was funded through draws under the Company’s line of credit facility and assumption of a mortgage note payable.

(C)	Represents amounts retroactively adjusted for the recapitalization discussed in the historical consolidated financial statements and notes appearing elsewhere in this filing.

Pro Forma Consolidated Statements of Income

The accompanying unaudited Pro Forma Consolidated Statements of Income for the nine month period ended September 30, 2003 and for the year ended December 31, 2002 of the Company are presented as if Windsor Park Centre had been acquired on January 1, 2002.

These Pro Forma Consolidated Statements of Income should be read in conjunction with the historical consolidated financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

The unaudited Pro Forma Consolidated Statements of Income are not necessarily indicative of what the actual results of operations would have been for the nine month period ended September 30, 2003 or for the year ended December 31, 2002 assuming the above transaction had been consummated on January 1, 2002, nor do they purport to represent the future results of operations of the Company.

Hartman Commercial Properties REIT and Subsidiary
Pro Forma Consolidated Statement of Income
Nine Month Period Ended September 30, 2003
(Unaudited)

	Historical Amounts (A)	Pro Forma Adjustments (B)	Pro Forma Amounts

Revenues
Rental income	$12,677,629	$1,237,864	$13,915,493
Tenants’ reimbursements	3,030,599	344,060	3,374,659
Interest and other income	348,611	84	348,695

Total revenues	16,056,839	1,582,008	17,638,847

Expenses
Operation and maintenance	1,954,001	127,593	2,081,594
Interest expense	977,324	669,428	1,646,752
Real estate taxes	1,463,318	215,820	1,679,138
Insurance	372,039	23,329	395,368
Electricity, water and gas utilities	615,979	10,298	626,277
Management and partnership management
fees to an affiliate	939,336	81,510	1,020,846
General and administrative	810,538	39,718	850,256
Depreciation	2,785,557	201,577	2,987,134
Amortization	737,865	11,250	749,115
Bad debt expense	282,000	—	282,000

Total operating expenses	10,937,957	1,380,523	12,318,480

Income before minority interests	5,118,882	201,485	5,320,367

Minority interests in operating partnership	(2,388,479)	(94,013)	(2,482,492)

Net income	$2,730,403	$107,472	$2,837,875

Net income per common share - basic
and diluted (D)	$0.389	$0.015	$0.405

Weighted - average shares outstanding -
basic and diluted (D)	7,010,146	7,010,146	7,010,146

See accompanying notes to Pro Forma Consolidated Statement of Income.

Hartman Commercial Properties REIT and Subsidiary
Pro Forma Consolidated Statement of Income
Year Ended December 31, 2002
(Unaudited)

	Historical Amounts (A)	Pro Forma Adjustments (C)	Pro Forma Amounts

Revenues
Rental income	$16,794,963	$1,577,425	$18,372,388
Tenants’ reimbursements	3,628,522	379,546	4,008,068
Interest and other income	331,541	4,094	335,635

Total revenues	20,755,026	1,961,065	22,716,091

Expenses
Operation and maintenance	2,299,377	79,487	2,378,864
Interest expense	1,573,270	925,360	2,498,630
Real estate taxes	2,629,122	290,316	2,919,438
Insurance	381,155	24,673	405,828
Electricity, water and gas utilities	795,431	11,323	806,754
Management and partnership management
fees to an affiliate	1,231,212	117,664	1,348,876
General and administrative	831,675	33,108	864,783
Depreciation	3,550,325	268,769	3,819,094
Amortization	491,536	15,000	506,536
Bad debt expense	74,200	—	74,200

Total operating expenses	13,857,303	1,765,700	15,623,003

Income before minority interests	6,897,723	195,365	7,093,088

Minority interests in operating partnership	(3,192,605)	(90,425)	(3,283,030)

Net income	$3,705,118	$104,940	$3,810,058

Net income per common share - basic
and diluted (D)	$0.529	$0.015	$0.544

Weighted - average shares outstanding -
basic and diluted (D)	7,007,167	7,007,167	7,007,167

See accompanying notes to Pro Forma Consolidated Statement of Income.

Notes to Pro Forma Consolidated Statements of Income

(A)
Represents the historical consolidated statement of income of the Company as contained in the historical consolidated financial statements included in previous filings with the Securities and Exchange Commission.

(B)
Represents the pro forma revenue and expenses for the nine months ended September 30, 2003 attributable to the Property as if the acquisition had occurred on January 1, 2002. Interest expense of $669,000 includes pro forma interest of $121,000 attributable to draws under a line of credit to fund this acquisition. Management and partnership management fees to an affiliate includes pro forma fees of $57,000 attributable to an increase in the management and partnership management fees paid by the Company under its management agreement. Depreciation includes a pro forma decrease of $62,000 attributable to a decrease in the cost basis of the property post acquisition.

(C)
Represents the pro forma revenue and expenses for the year ended December 31, 2002 attributable to the Property as if the acquisition had occurred on January 1, 2002. Interest expense of $925,000 includes pro forma interest of $180,000 attributable to draws under a line of credit to fund this acquisition. Management and partnership management fees to an affiliate includes pro forma fees of $85,000 attributable to an increase in management and partnership management fees paid by the Company under its operating agreement. Depreciation includes a pro forma decrease of $82,000 attributable to a decrease in the cost basis of the property post acquisition.

(D)	Represents amounts retroactively adjusted for the recapitalization disclosed in the historical consolidated financial statements and notes appearing elsewhere in this filing.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Balance Sheets as of March 31, 2005 (Unaudited) and December 31, 2004

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets

Real estate
Land	$29,552,752	$28,446,210
Buildings and improvements	118,242,872	113,551,420
	147,795,624	141,997,630
Less accumulated depreciation	(16,479,294)	(15,450,416)
Real estate, net	131,316,330	126,547,214

Cash and cash equivalents	1,397,755	631,978

Escrows and acquisition deposits	2,320,159	4,978,362

Note receivable	652,030	655,035

Receivables
Accounts receivable, net of allowance for doubtful
accounts of $510,675 and $342,690 as of March 31, 2005
and December 31, 2004, respectively	1,098,392	1,008,621
Accrued rent receivable	2,609,683	2,594,933
Due from affiliates	3,213,160	3,300,202

Receivables, net	6,921,235	6,903,756

Deferred costs, net	2,726,154	2,797,294

Prepaid expenses and other assets	594,966	103,301

Total assets	$145,928,629	$142,616,940

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Balance Sheets as of March 31, 2005 (Unaudited) and December 31, 2004 (continued)

	March 31, 2005	December 31, 2004
	(Unaudited)
Liabilities and Shareholders’ Equity

Liabilities
Notes payable	$60,062,756	$57,226,111
Accounts payable and accrued expenses	1,369,042	3,354,610
Due to affiliates	310,845	675,861
Tenants’ security deposits	1,101,119	1,066,147
Prepaid rent	302,604	254,765
Offering proceeds escrowed	1,137,690	1,471,696
Dividends payable	1,281,800	1,230,281
Other liabilities	1,026,914	1,019,363

Total liabilities	66,592,770	66,298,834

Minority interests of unit holders in Operating Partnership;
5,808,337 units at March 31, 2005
and December 31, 2004	36,159,437	36,489,114

Commitments and contingencies	-	-

Shareholders’ equity
Preferred shares, $0.001 par value per share; 50,000,000
shares authorized; none issued and outstanding
at March 31, 2005 and December 31, 2004	-	-
Common shares, $0.001 par value per share; 400,000,000
shares authorized; 7,443,420 and 7,010,146 issued and
outstanding at March 31, 2005 and December 31, 2004	7,443	7,010
Additional paid-in capital	49,331,505	45,527,152
Accumulated deficit	(6,162,526)	(5,705,170)

Total shareholders’ equity	43,176,422	39,828,992

Total liabilities and shareholders’ equity	$145,928,629	$142,616,940
See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Income
For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

	Three Months Ended March 31,
	2005	2004

Revenues
Rental income	$4,777,193	$4,431,851
Tenants’ reimbursements	1,359,938	917,700
Interest and other income	175,509	136,875

Total revenues	6,312,640	5,486,426

Expenses
Operation and maintenance	756,465	691,414
Interest expense	770,060	568,550
Real estate taxes	729,032	670,720
Insurance	104,759	127,808
Electricity, water and gas utilities	219,610	185,866
Management and partnership
management fees to an affiliate	359,003	324,138
General and administrative	317,439	353,328
Depreciation	1,028,878	947,009
Amortization	337,728	287,311
Bad debt expense (recoveries)	167,985	(54,525)

Total operating expenses	4,790,959	4,101,619

Income before minority interests	1,521,681	1,384,807

Minority interests in Operating Partnership	(697,237)	(645,689)

Net income	$824,444	$739,118

Net income per common share	$0.114	$0.105

Weighted-average shares outstanding	7,247,162	7,010,146

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2003	7,010,146	$7,010	$45,527,152	$(4,218,178)	$41,315,984

Net income	-	-	-	3,423,619	3,423,619

Dividends	-	-	-	(4,910,611)	(4,910,611)

Balance, December 31, 2004	7,010,146	7,010	45,527,152	(5,705,170)	39,828,992

Issuance of common stock for
cash, net of offering costs	433,274	433	3,804,353	-	3,804,786

Net income	-	-	-	824,444	824,444

Dividends	-	-	-	(1,281,800)	(1,281,800)

Balance, March 31, 2005	7,443,420	$7,443	$49,331,505	$(6,162,526)	$43,176,422

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$824,444	$739,118
Adjustments to reconcile net income to
net cash provided by (used in)
operating activities:
Depreciation	1,028,878	947,009
Amortization	337,728	287,311
Minority interests in Operating Partnership	697,237	645,689
Equity in income of real estate partnership	(12,038)	(95,943)
Bad debt expense (recoveries)	167,985	(54,525)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,658,203	918,797
Receivables	(272,506)	169,745
Due from affiliates	(277,974)	86,373
Deferred costs	(266,588)	(174,213)
Prepaid expenses and other assets	(187,488)	58,702
Accounts payable and accrued expenses	(1,985,568)	(1,388,861)
Tenants’ security deposits	34,972	(8,538)
Prepaid rent	47,839	(99,990)

Net cash provided by
operating activities	2,795,124	2,030,674

Cash flows used in investing activities:
Additions to real estate	(5,797,994)	(262,549)
Purchase of investment securities	—	—
Investment in real estate partnership	—	(9,033,561)
Distributions received from real estate partnership	9,743	—
Repayment of note receivable	3,005	645

Net cash used in investing activities	(5,785,246)	(9,295,465)

Cash flows from financing activities:
Dividends paid	(1,230,281)	(1,226,777)
Distributions paid to OP unit holders	(1,019,363)	(1,016,460)
Proceeds from issuance of common shares	3,804,786	—
Proceeds from stock offering escrowed	(334,006)	—
Proceeds from notes payable	4,200,000	10,356,818
Repayments of notes payable	(1,665,237)	(165,509)
Payments of loan origination costs	—	(31,891)

Net cash provided by
financing activities	3,755,899	7,916,181

Net increase in cash
and cash equivalents	765,777	651,390

Cash and cash equivalents at beginning of period	631,978	578,687

Cash and cash equivalents at end of period	$1,397,755	$1,230,077

See notes to consolidated financial statements.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 1 -	Summary of Significant Accounting Policies

The consolidated financial statements included in this report are unaudited; however, amounts presented in the balance sheet as of December 31, 2004 are derived from the audited financial statements of the Company at that date. The unaudited financial statements at March 31, 2005 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information on a basis consistent with the annual audited consolidated financial statements and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The consolidated financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position of Hartman Commercial Properties REIT (“HCP”) as of March 31, 2005 and results of operations and cash flows for the three month period ended March 31, 2005. All such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in HCP’s Form 10-K annual report.

Description of business and nature of operations

Hartman Commercial Properties REIT (“HCP”) was formed as a real estate investment trust, pursuant to the Texas Real Estate Investment Trust Act on August 20, 1998 to consolidate and expand the real estate investment strategy of Allen R. Hartman (“Hartman”) in acquiring and managing office and retail properties. In July 2004, HCP changed its state of organization from Texas to Maryland pursuant to a merger of HCP directly with and into a Maryland real estate investment trust formed for the sole purpose of the reorganization and the conversion of each outstanding common share of beneficial interest of the Texas entity into 1.42857 common shares of beneficial interest of the Maryland entity (see Note 9). Hartman, HCP’s Chairman of the Board of Trustees, has been engaged in the ownership, acquisition, and management of commercial properties in the Houston, Texas, metropolitan area for over 20 years. HCP serves as the general partner of Hartman REIT Operating Partnership, L.P. (the “Operating Partnership” or “HROP” or “OP”), which was formed on December 31, 1998 as a Delaware limited partnership. HCP and the Operating Partnership are collectively referred to herein as the “Company.” HCP currently conducts substantially all of its operations and activities through the Operating Partnership. As the general partner of the Operating Partnership, HCP has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain customary exceptions. Hartman Management, L.P. (the “Management Company”), a company wholly-owned by Hartman, provides a full range of real estate services for the Company, including leasing and property management, accounting, asset management and investor relations. As of March 31, 2005 and December 31, 2004, respectively, the Company owned and operated 35 and 34 office and retail properties in and around Houston and San Antonio, Texas.

Basis of consolidation

HCP is the sole general partner of the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership. As of March 31, 2005 and December 31, 2004, HCP owned a majority of the partnership interests in the Operating Partnership. Consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of the Operating Partnership allocable to holders of partnership interests other than the Company. Net income is allocated to minority interests based on the weighted-average percentage ownership of the Operating Partnership during the year. Issuance of additional common shares of beneficial interest in HCP (“common shares”) and units of limited partnership interest in the Operating Partnership (“OP Units”) changes the ownership interests of both the minority interests and HCP.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 1 -	Summary of Significant Accounting Policies (Continued)

Basis of accounting

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at March 31, 2005 and December 31, 2004 consist of demand deposits at commercial banks and money market funds.

Due from affiliates

Due from affiliates include amounts owed to the Company from Hartman operated limited partnerships and other entities.

Escrows and acquisition deposits

Escrow deposits include escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, maintenance and capital expenditures. Acquisition deposits include earnest money deposits on future acquisitions.

Real estate

Real estate properties are recorded at cost, net of accumulated depreciation. Improvements, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the life of the lease.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. Management has determined that there has been no impairment in the carrying value of the Company’s real estate assets as of March 31, 2005 and December 31, 2004.

Deferred costs

Deferred costs consist primarily of leasing commissions paid to the Management Company and deferred financing costs. Leasing commissions are amortized on the straight-line method over the terms of the related lease agreements. Deferred financing costs are amortized on the straight-line method over the terms of the loans, which approximates the interest method. Costs allocated to in-place leases whose terms differ from market terms related to acquired properties are amortized over the remaining life of the respective leases.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 1 -	Summary of Significant Accounting Policies (Continued)

Offering costs

Offering costs include selling commissions, issuance costs, investor relations fees and unit purchase discounts. These costs were incurred in the raising of capital through the sale of common shares and are treated as a reduction of shareholders’ equity.

Revenue recognition

All leases on properties held by the Company are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the related leases. Differences between rental income earned and amounts due per the respective lease agreements are capitalized or charged, as applicable, to accrued rent receivable. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible.

Federal income taxes

The Company is qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 and is therefore not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status. The Company believes it has continuously met these conditions since reaching 100 shareholders in 1999 (see Note 7).

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and costs, and the estimated allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Fair value of financial instruments

The Company’s financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term nature of these instruments. Investment securities are carried at fair market value or at amounts which approximate fair market value. The fair value of the Company’s debt obligations is representative of its carrying value based upon current rates offered for similar types of borrowing arrangements.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 1 -	Summary of Significant Accounting Policies (Continued)

Concentration of risk

Substantially all of the Company’s revenues are obtained from office, office/warehouse and retail locations in the Houston, Texas and San Antonio, Texas metropolitan areas.

The Company maintains cash accounts in major financial institutions in the United States. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Comprehensive income

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting and display for comprehensive income and its components. For the periods presented, the Company did not have significant amounts of other comprehensive income.

Note 2 -	Real Estate

During 2004, the Company acquired from an unrelated party one multi-tenant retail center comprising approximately 95,032 square feet of GLA. The property was acquired for cash in the amount of approximately $8,900,000.

During the first quarter of 2005, the Company acquired from an unrelated party one multi-tenant office building comprising approximately 106,169 square feet of GLA. The property was acquired for cash in the amount of approximately $5,500,000.

The purchase prices the Company paid for the properties were determined by, among other procedures, estimating the amount and timing of expected cash flows from the acquired properties, discounted at market rates. This process in general also results in the assessment of fair value for each property.

The Company allocates the purchase price of real estate to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, generally consisting of the value of above-market and below-market leases, other value of in-place leases and the value of tenant relationships, based in each case on management’s estimates of their fair values.

Management estimates the fair value of acquired tangible assets by valuing the acquired property as if it were vacant. The “as-if-vacant” value (limited to the purchase price) is allocated to land, building, and tenant improvements based on management’s determination of the relative fair values of these assets.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 2 -	Real Estate (Continued)

The aggregate value of other intangible assets acquired is measured based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers, primarily discounted cash flow analysis. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which generally range from four to 18 months, depending on specific local market conditions. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality, and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The value of in-place leases, if any, is amortized to expense over the remaining initial term of the respective leases, which, for leases with allocated intangible value, are expected to range generally from five to 10 years. The value of customer relationship intangibles is amortized to expense over the remaining initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles are charged to expense.

At March 31, 2005 and December 31, 2004, the Company owned and operated 35 and 34 commercial properties in the Houston, Texas and San Antonio, Texas areas comprising approximately 2,741,000 and 2,635,000 square feet of gross leasable area, respectively.

Note 3 -	Investment in Real Estate Partnership

During January 2004, the Company contributed approximately $9,000,000 to Hartman Gulf Plaza Acquisitions LP, a Texas limited partnership, in which it is a limited partner with a 73.11% percentage interest. On January 30, 2004, the partnership purchased Gulf Plaza, a 120,651 square foot office building located in Houston, Texas. The purpose of the partnership is to acquire and sell tenant-in-common interests in the building.

The Company’s equity in income of the partnership of $12,038 and $95,943 for the three months ended March 31, 2005 and 2004, respectively, is included in other income on the consolidated statement of income. The Company’s remaining investment in the partnership of $12,038 as of March 31, 2005 is included in other assets on the consolidated balance sheet. The partnership owns a one-percent tenant-in-common interest in the building.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 4 -	Note Receivable

In January 2003, the Company partially financed the sale of a property it had previously sold and for which it had taken a note receivable of $420,000 as part of the consideration. The Company advanced $290,000 and renewed and extended the balance of $420,000 still due from the original sale.

The original principal amount of the note receivable, dated January 10, 2003, is $710,000. The note is payable in monthly installments of $6,382, including interest at 7% per annum, for the first two years of the note. Thereafter, monthly installments of $7,489 are due with interest at 10% per annum. The note is fully amortizing with the final payment due January 10, 2018.

Note 5 -	Debt

Notes Payable

Mortgages and other notes payable consist of the following:

	March 31, 2005	December 31, 2004

Mortgages and other notes payable	$40,410,874	$40,526,111
Revolving loan secured by properties	19,350,000	16,700,000
Insurance premium finance note	301,882	-

Total	$60,062,756	$57,226,111

In December 2002, the Company refinanced substantially all of its mortgage debt with a $34,440,000 three-year floating rate mortgage loan collateralized by 18 of the Company’s properties and having a maturity date of January 1, 2006. The loan bears interest at 2.5% over a LIBOR rate (5.22% and 4.79% at March 31, 2005 and December 31, 2004, respectively) computed on the basis of a 360 day year and has a two-year extension option. Interest only payments are due monthly for the first 30 month period after the origination date, after which the loan may be repaid in full or in $100,000 increments, with a final balloon payment due upon maturity. Loan costs of $1,271,043 were capitalized and financed from the proceeds of the refinancing. The security documents related to the mortgage loan contain a covenant which requires Hartman REIT Operating Partnership II, L.P., a wholly owned subsidiary of the Company, to maintain adequate capital in light of its contemplated business operations. This covenant and the other restrictions provided for in the credit facility do not affect Hartman REIT Operating Partnership II, L.P.’s ability to make distributions to the Company.

On June 30, 2003, the Company entered into a $25,000,000 loan agreement with a bank pursuant to which the Company may, subject to the satisfaction of certain conditions, borrow funds to acquire additional income producing properties. The revolving loan agreement terminates in June, 2005 and provides for interest payments at a rate, adjusted monthly, of either (at the Company’s option) 30-day LIBOR plus 225 basis points, or the bank’s prime rate less 50 basis points, with either rate subject to a floor of 3.75% per annum. The effective interest rate as of March 31, 2005 was 5.11% per annum. The loan is secured by currently owned and otherwise unencumbered properties and may also be secured by properties acquired with the proceeds drawn from the facility. As of March 31, 2005, the Company had borrowed $19,350,000 under this credit facility. The Company is required to make monthly payments of interest only, with the principal and all accrued unpaid interest being due at maturity of the loan. The loan may be prepaid at any time without penalty.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 5 -	Debt (Continued)

In connection with the purchase of the Windsor Park property in December 2003, the Company assumed a note payable in the amount of $6,550,000 secured by the property. The balance at March 31, 2005 was $5,970,874. The note is payable in equal monthly installments of principal and interest of $80,445, with interest at the rate of 8.34% per annum. The balance of the note is payable in full on December 1, 2006.

The Company financed its comprehensive insurance premium with a note in the amount of $338,901 payable in nine equal monthly installments of $37,656, which includes interest at 4.12%. The note is secured by unearned insurance premiums and will be paid in full in November 2005.

As of March 31, 2005, annual maturities of notes payable, including the revolving loan, are as follows:

Year Ended March 31,

2006	$20,095,508
2007	39,967,248

$60,062,756

Supplemental Cash Flow Information

The Company made cash payments for interest on debt of $770,060 and $633,400 for the three months ended March 31, 2005 and 2004, respectively.

Note 6 -	Earnings Per Share

Basic earnings per share is computed using net income available to common shareholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects common shares issuable from the assumed conversion of OP units convertible into common shares. Only those items that have a dilutive impact on basic earnings per share are included in the diluted earnings per share. Accordingly, because conversion of OP units into common shares is antidilutive, no OP units were included in the diluted earnings per share calculations.

	Three Months Ended March 31,
	2005	2004
Basic and diluted earnings per share
Weighted average common
shares outstanding	7,247,162	7,010,146

Basic and diluted earnings per share	$0.114	$0.105

Net income	$824,444	$739,118

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 7 -	Federal Income Taxes

Federal income taxes are not provided because the Company intends to and believes it qualifies as a REIT under the provisions of the Internal Revenue Code. Shareholders of the Company include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% of its ordinary taxable income to its shareholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

Taxable income differs from net income for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and rental revenue.

For Federal income tax purposes, the cash dividends distributed to shareholders are characterized as follows for the year ended December 31, 2004:

2004

Ordinary income (unaudited)	67.7%
Return of capital (unaudited)	32.3%
Capital gain distributions (unaudited)	0.0%

Total	100.0%

Note 8 -	Related-Party Transactions

In January 1999, the Company entered into a property management agreement with the Management Company. Effective September 1, 2004, this agreement was amended and restated. Prior to September 1, 2004, in consideration for supervising the management and performing various day-to-day affairs, the Company paid the Management Company a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties, as defined. After September 1, 2004, the Company pays the Management Company management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area, as determined by a survey of brokers and agents in such area. The Company expects these fees to be between approximately 2% and 4% of Gross Revenues, as such term is defined in the amended and restated property management agreement, for the management of commercial office buildings and approximately 5% of Gross Revenues for the management of retail and industrial properties. Effective September 1, 2004, the Company entered into an advisory agreement with the Management Company which provides that the Company pay the Management Company a fee of one-fourth of .25% of Gross Asset Value, as such term is defined in the advisory agreement, per quarter for asset management services. The Company incurred total management, partnership and asset management fees of $359,003 and $324,138 for the three months ended March 31, 2005 and 2004, respectively. Such fees in the amounts of $168,631 and $54,331 were payable to the Management Company at March 31, 2005 and December 31, 2004, respectively.

During July 2004, the Company amended certain terms of its Declaration of Trust. Under the amended terms, the Management Company may be required to reimburse the Company for operating expenses exceeding certain limitations determined at the end of each fiscal quarter. Reimbursements, if any, from the Management Company are recorded on a quarterly basis as a reduction in management fees.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 8 -	Related-Party Transactions (Continued)

Under the provisions of the property management agreement, costs incurred by the Management Company for the management and maintenance of the properties are reimbursable to the Management Company. At March 31, 2005 and December 31, 2004, $19,009 and $188,772, respectively, were payable to the Management Company related to these reimbursable costs.

In consideration of leasing the properties, the Company also pays the Management Company leasing commissions for leases originated by the Management Company and for expansions and renewals of existing leases. The Company incurred total leasing commissions to the Management Company of $266,588 and $174,213 for the three months ended March 31, 2005 and 2004. At March 31, 2005 and December 31, 2004, $72,009 and $232,343, respectively, were payable to the Management Company relating to leasing commissions.

The aggregate fees and reimbursements payable to the Management Company under the new agreements effective September 1, 2004 were not significantly different from those that would have been payable under the previous agreement.

In connection with the Public Offering described in Note 9, the Company reimburses the Management Company up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by the Management Company on behalf of the Company. The Company incurred total reimbursable organization and offering expenses to the Management Company of $136,620 for the three months ended March 31, 2005. At March 31, 2005 and December 31, 2004, $28,442 and $-0-, respectively, were payable to the Management Company relating to reimbursable organization and offering expenses.

Also in connection with the Public Offering described in Note 9, the Management Company receives an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for the Company. The Company will capitalize this acquisition fee and allocate it to the purchase price of properties acquired with offering proceeds. The Company incurred total acquisition fees to the Management Company of $109,296 for the three months ended March 31, 2005. At March 31, 2005 and December 31, 2004, $22,754 and $-0-, respectively, were payable to the Management Company relating to acquisition fees.

The Management Company paid $26,856 and $26,256 to the Company for office space during the three months ended March 31, 2005 and 2004, respectively. Such amounts are included in rental income in the consolidated statements of income.

In conjunction with the acquisition of certain properties, the Company assumed liabilities payable to the Management Company. At March 31, 2005 and December 31, 2004, $-0- and $200,415, respectively, was payable to the Management Company related to these liabilities.

HCP’s day-to-day operations are strategically directed by the Board of Trust Managers and implemented through the Management Company. HCP owns substantially all of its real estate properties through the Operating Partnership. Hartman is the HCP’s Board Chairman and sole owner of the Management Company and Terry L. Henderson, a trustee and Chief Financial Officer of HCP, also serves as Chief Financial Officer of the Management Company. Hartman was owed $47,737 and $47,386 in dividends payable on his common shares at March 31, 2005 and December 31, 2004, respectively. Hartman owned 3.6% and 3.9% of the issued and outstanding common shares of the Company as of March 31, 2005 and December 31, 2004, respectively.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 8 -	Related-Party Transactions (Continued)

Effective January 2002, Houston R.E. Income Properties XIV, L.P. (“Houston R.E. XIV”) contributed five properties to the Operating Partnership in exchange for OP Units. Houston R.E. XIV continued to own two additional properties, one of which was contributed to the Operating Partnership in October 2002 in exchange for OP Units. All of these properties secured a single loan, which was repaid by the Company in December 2002. Houston R.E. XIV agreed to pay the Company the portion of the loan repaid by the Company that was attributable to the last property held by Houston R.E. XIV. As of March 31, 2005 and December 31, 2004, Houston R.E. XIV owed the Company $3,518,617 and $3,474,616, respectively. The loan is secured by the property, accrues interest at a rate of 2.5% over LIBOR and is payable upon demand. An affiliate of Mr. Hartman is the general partner of Houston R.E. XIV.

Hartman Management, L.P. owed the Company $-0- and $130,863 as of March 31, 2005 and December 31, 2004, respectively, as a result of various transactions undertaken in the normal course of business. All of these transactions arose prior to 2000 between Hartman Management, L.P. and the Company or its predecessor entities. The balance owing at December 31, 2004 was paid in full in January 2005.

The Company was a party to various other transactions with related parties which are reflected in due to/from affiliates in the accompanying consolidated balance sheets and also disclosed in Note 9.

Note 9 -	Shareholders’ Equity

In July 2004, HCP changed its state of organization from Texas to Maryland pursuant to a merger of HCP directly with and into a Maryland real estate investment trust formed for the sole purpose of the reorganization and the conversion of each outstanding common share of beneficial interest of the Texas entity into 1.42857 common shares of beneficial interest of the Maryland entity. Under its Articles of Amendment and Restatement in effect, HCP has authority to issue 400,000,000 common shares of beneficial interest, $0.001 par value per share, and 50,000,000 preferred shares of beneficial interest, $0.001 par value per share. All capital stock amounts, share and per share information in the accompanying consolidated financial statements and the related notes to consolidated financial statements have been adjusted to retroactively reflect this recapitalization.

Prior to June 2004, the Charter and Bylaws of HCP authorized HCP to issue up to 100,000,000 common shares at $0.001 par value per share, and 10,000,000 Preferred Shares at $0.001 par value per share. HCP commenced a private offering (the “Private Offering”) in May 1999 to sell 2,500,000 common shares, par value $.001 per share, at a price of $10 per common share for a total Private Offering of $25,000,000. HCP intended that the Private Offering be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder. The common shares are “restricted securities” and are not transferable unless they subsequently are registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The Private Offering was directed solely to “accredited investors” as such term is defined in Regulation D. Pursuant to the Private Offering, HCP sold for cash or issued in exchange for property or OP Units, 4,907,107 (7,010,146 after the reorganization) shares as of March 31, 2005 and December 31, 2004. HCP conducts substantially all of its operations through the Operating Partnership. All net proceeds of the Private Offering were contributed by HCP to the Operating Partnership in exchange for OP Units. The Operating Partnership used the proceeds to acquire additional commercial properties and for general working capital purposes. HCP received one OP Unit for each $10 contributed to the Operating Partnership. OP Units were valued at $10 per unit because they are convertible on a one-for-one basis to common shares which were being sold in the Private Offering for $10 per common share.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 9 -	Shareholders’ Equity (Continued)

On September 15, 2004, HCP’s Registration Statement on Form S-11, with respect to a public offering (the “Public Offering”) of up to 10,000,000 common shares of beneficial interest to be offered at a price of $10 per share was declared effective under the Securities Act of 1933. The Registration Statement also covers up to 1,000,000 shares available pursuant to HCP’s dividend reinvestment plan to be offered at a price of $9.50 per share. The shares are offered to investors on a best efforts basis.

As of December 31, 2004, no shares had been issued pursuant to the Public Offering. HCP did not admit new shareholders pursuant to the Public Offering or receive proceeds from the Public Offering until it received and accepted subscriptions for a minimum of 200,000 shares for gross offering proceeds of $2,000,000. As of December 31, 2004, HCP had received and accepted subscriptions for 147,432 shares for gross offering proceeds of $1,474,320. The initial 200,000 shares have now been sold, and additional subscription proceeds are being held in escrow until investors are admitted as shareholders. HCP intends to admit new stockholders at least monthly. At that time, subscription proceeds may be released to HCP from escrow and applied to the making of investments and the payment or reimbursement of the dealer manager fee, selling commissions and other organization and offering expenses. Until required for such purposes, net offering proceeds will be held in short-term, liquid investments.

As of March 31, 2005, 433,274 shares had been issued pursuant to the Public Offering with gross offering proceeds received of $4,332,459. An additional 113,769 shares, with gross offering proceeds of $1,137,690, were issued on April 1, 2005 related to subscriptions received and accepted in March 2005.

At March 31, 2005 and December 31, 2004, Hartman and the Board of Trustees collectively owned 7.74% and 8.22%, respectively, of HCP’s outstanding shares.

Operating Partnership units

Limited partners in the Operating Partnership holding OP Units have the right to convert their OP Units into common shares at a ratio of one OP Unit for one common share. In connection with the reorganization discussed above, OP Unit holders received 1.42857 OP Units for each OP Unit previously held. Subject to certain restrictions, OP Units are not convertible into common shares until the later of one year after acquisition or an initial public offering of the common shares. As of March 31, 2005 and December 31, 2004, after giving effect to the recapitalization, there were 12,845,374 and 12,456,995 OP Units outstanding, respectivley. HCP owned 7,037,037 and 6,648,658 Units as of March 31, 2005 and December 31, 2004, respectively. HCP’s weighted-average share ownership in the Operating Partnership was approximately 54.15% and 53.37% during the three months ended March 31, 2005 and 2004, respectively. At March 31, 2005 and December 31, 2004, Hartman and the Board of Trustees collectively owned 9.22% and 9.50% of the Operating Partnership’s outstanding units.

Dividends and distributions

The following tables summarize the cash dividends/distributions payable to holders of common shares and holders of OP Units declared with respect to the three months ended March 31, 2005 and the year ended December 31, 2004:

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 9 -	Shareholders’ Equity (Continued)

HCP Shareholders
Dividend/Distribution per Common Share	Date Dividend Payable	Total Amount Payable

$0.0583	4/15/04	$408,762
0.0583	5/15/04	408,762
0.0584	6/15/04	409,253
0.0583	7/15/04	408,762
0.0583	8/15/04	408,762
0.0584	9/15/04	409,253
0.0583	10/15/04	408,692
0.0583	11/15/04	408,692
0.0584	12/15/04	409,392
0.0583	1/15/05	408,692
0.0583	2/15/05	408,692
0.0589	3/15/05	412,897
0.0589	4/15/05	412,931
0.0589	5/15/05	429,416
0.0590	6/15/05	439,453

OP Unit Holders Including Minority Unit Holders
Dividend/Distribution per OP Unit	Date Dividend Payable	Total Amount Payable

$0.0583	4/15/04	$726,368
0.0583	5/15/04	726,368
0.0584	6/15/04	727,240
0.0583	7/15/04	726,368
0.0583	8/15/04	726,368
0.0584	9/15/04	727,240
0.0583	10/15/04	726,243
0.0583	11/15/04	726,243
0.0584	12/15/04	727,488
0.0583	1/15/05	726,243
0.0583	2/15/05	726,243
0.0589	3/15/05	733,717
0.0589	4/15/05	733,748
0.0589	5/15/05	748,498
0.0590	6/15/05	758,154

Note 10 -	Commitments and Contingencies

The Company is a participant in various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material effect on the financial position, results of operations, or cash flows of the Company.

Hartman Commercial Properties REIT and Subsidiary
Notes to Consolidated Financial Statements (Unaudited)

March 31, 2005

Note 11 -	Segment Information

The operating segments presented are the segments of the Company for which separate financial information is available, and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. The Company evaluated the performance of its operating segments based on net operating income that is defined as total revenues less operating expenses and ad valorem taxes. Management does not consider gains or losses from the sale of property in evaluating ongoing operating performance.

The retail segment is engaged in the acquisition, development and management of real estate, primarily anchored neighborhood and community shopping centers located in the Houston, Texas and San Antonio, Texas metropolitan areas. The customer base includes supermarkets and other retailers who generally sell basic necessity-type commodities. The office/warehouse segment is engaged in the acquisition, development and management of office and warehouse centers located in the Houston, Texas metropolitan area and has a diverse customer base. The office segment is engaged in the acquisition, development and management of commercial office space. Included in “Other” are corporate related items, insignificant operations and costs that are not allocated to the reportable segments.

Information concerning the Company’s reportable segments for the three months ended March 31 is as follows:

	Retail	Office/ Warehouse	Office	Other	Total

2005
Revenues	$3,558,815	$2,136,840	$538,652	$78,333	$ 6,312,640
Net operating income	2,238,434	1,352,836	310,307	74,209	3,975,786
Total assets	74,899,654	49,134,211	12,729,306	9,165,458	145,928,629
Capital expenditures	143,530	82,464	5,572,000	-	5,797,994

2004
Revenues	$2,861,699	2,094,660	$420,492	$109,575	$ 5,486,426
Net operating income	1,900,008	1,322,807	216,610	101,580	3,541,005
Total assets	66,118,555	49,972,314	7,285,913	22,125,863	145,502,645
Capital expenditures	140,613	100,623	21,313	-	262,549

Net operating income reconciles to income before minority interests shown on the consolidated statements of income for the three months ended March 31 as follows:

	2005	2004

Total segment operating income	$ 3,975,786	$ 3,541,005
Less:
Depreciation and amortization	1,366,606	1,234,320
Interest	770,060	568,550
General and administrative	317,439	353,328

Income before minority interests	1,521,681	1,384,807

Minority interests in Operating Partnership	(697,237)	(645,689)

Net income	$ 824,444	$ 739,118

APPENDIX A
PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Hartman Commercial Properties REIT. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Hartman Commercial Properties REIT intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in the Hartman Commercial Properties REIT will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Allen R. Hartman is the President of our advisor and was general partner, owner of the general partner and/or president or manager of the general partner of the Prior Real Estate Programs and is the founder of the Hartman Commercial Properties REIT and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Hartman was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

            Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

            Table II - Compensation to Sponsor (in Dollars)

            Table III - Annual Operating Results of Prior Real Estate Programs

            Table IV - Results of Completed Programs

 Table V - Results of Sales or Disposals of Property has been omitted, since there have been no sales or disposals of any properties within the most recent three years by any real estate program sponsored by our affiliates.

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Hartman Commercial Properties REIT has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2004, except for Hartman Income Properties XVIII, Ltd. and Hartman 3100 Weslayan Acquisitions LP, which are as of March 31, 2005.

	Houston R.E. Income Properties, Ltd.	Houston R.E. Income Properties VIII, Ltd.	Houston R.E. Income Properties IX, Ltd.	Houston R.E. Income Properties X, Ltd.	Houston R.E. Income Properties XI, Ltd.

Dollar amount offered	$2,138,500	$2,210,000	$2,550,000	$5,000,000	$5,000,000

Dollar amount raised	$2,028,000	$2,210,000	$2,550,000	$4,770,000	$4,810,000

Less offering expenses:
Selling commissions and discounts retained by affiliates	12.0%	12.0%	10.5%	10.5%	10.5%
Organizational expenses	8.0%	8.0%	5.5%	4.5%	4.5%

Reserve for operations	15.5%	10.0%	—	—	—
Percent available for investment	64.5%	70.0%	84.0%	85.0%	85.0%

Acquisition costs:
Prepaid items and fees related to purchase of property	5.2%	2.2%	3.0%	—	—
Cash down payment	41.80%	52.00%	43.1%	57.00%	81.00%
Acquisition fees	—	—	—	4.00%	4.00%

Other	17.5%	15.8%	32.7%	24.0%	—

Total acquisition costs	64.5%	70.0%	78.8%	85.0%	85.0%
Percent leverage	87.60%	82.00%	84.0%	38.60%	33.33%

Date offering began	03/15/90	10/31/90	01/01/92	10/01/92	03/21/94

Length of offering (months)	7	5	5	15	12

Months to invest 90% of amount available for investment	6	4	3.5	14	9

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (continued)

	Houston R.E. Income Properties XII, Ltd.	Houston R.E. Income Properties XIV, Ltd.	Houston R.E. Income Properties XV, Ltd.	Hartman Commercial Properties REIT	Houston R.E. Income Properties XVI, Ltd.

Dollar amount offered	$10,000,000	$10,000,000	$10,000,000	$25,000,000	$25,000,000

Dollar amount raised	$9,982,000	$10,000,000	$9,948,500	$24,817,451	$25,000,000

Less offering expenses:
Selling commissions and discounts retained by affiliates	10.5%	10.0%	9.0%	8.0%	8.0%
Organizational expenses	4.5%	3.0%	2.0%	2.0%	4.0%

Reserve for operations	—	—	—	—	—

Percent available for investment	85.0%	87.0%	89.0%	90.0%	88.0%

Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—	—	—
Cash down payment	81.00%	84.00%	87.00%	86.00%	84.00%
Acquisition fees	4.00%	3.00%	2.00%	4.00%	4.00%

Other

Total acquisition costs	85.0%	87.0%	89.0%	90.0%	88.0%

Percent leverage	39.20%	23.70%	21.65%	35.31%	23.18%

Date offering began	07/01/95	04/01/97	09/08/98	5/21/99	07/01/01

Length of offering (months)	18	12	8	19	17

Months to invest 90% of amount available for investment	12	9	14	19	17

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (continued)

	Houston R.E. Income Properties XVII, Ltd.	Hartman Income Properties XVIII, Ltd. (Note 1)	Hartman Gulf Plaza Acquisitions LP	Hartman 3100 Weslayan Acquisitions LP (Note 1)

Dollar amount offered	$25,000,000	$25,000,000	$7,050,000	$3,820,000

Dollar amount raised	$24,984,900	$15,648,249	$7,050,000	$3,820,000

Less offering expenses:
Selling commissions and discounts retained by affiliates	8.0%	8.0%	9.0%	8.0%
Organizational expenses	4.0%	4.0%	4.0%	4.0%

Reserve for operations	—	—	—	—

Percent available for investment	88.0%	88.0%	87.0%	88.0%

Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—	—
Cash down payment	84.00%	84.00%	80.62%	80.50%
Acquisition fees	4.00%	4.00%	6.38%	7.50%

Other

Total acquisition costs	88.0%	88.0%	87.0%	88.0%

Percent leverage	26.11%	—	54.15%	54.9%

Date offering began	11/15/02	11/25/03	2/04/04	8/30/04

Length of offering (months)	12	16	5	5

Months to invest 90% of amount available for investment	13	16	5	5
___________________
Note 1:  Hartman Income Properties XVIII, Ltd. and Hartman 3100 Weslayan Acquisitions LP as of 3/31/05

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR

The following sets forth the compensation received by affiliates of Hartman Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been initiated since March 1990. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Hartman Commercial Properties REIT. All figures are as of December 31, 2004, except for Hartman Income Properties XVIII, Ltd. and Hartman 3100 Weslayan Acquisitions LP, which are as of March 31, 2005.

	Houston R.E. Income Properties, Ltd.	Houston R.E. Income Properties VIII, Ltd.	Houston R.E. Income Properties IX, Ltd.	Houston R.E. Income Properties X, Ltd.	Houston R.E. Income Properties XI, Ltd.

Date offering commenced	03/15/90	10/31/90	01/01/92	10/01/92	03/21/94

Dollar amount raised	$2,028,000	$2,210,000	$2,550,000	$4,770,000	$4,810,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	213,850	221,000	267,750	502,162	505,050
Organizational expenses	213,790	220,940	140,250	406,513	216,450
Acquisition fees
Real estate commissions	—	—	—	—	—
Advisory fees	—	—	192,400	192,400	192,400
Other fees (Note 1)	375,000	350,000	832,907	1,143,750	—

Dollar amount of cash generated from operations before deducting payments to sponsor	2,497,784	3,285,654	3,664,956	3,412,552	4,624,691

Amount paid to sponsor from operations:
Property management fees	299,255	404,816	617,208	372,121	369,226
Partnership management fees	117,653	150,741	230,005	123,193	73,843
Leasing commissions	176,163	87,494	503,415	267,405	391,207

Other	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing	—	—	—	—	—
___________________
Note 1:  Turnkey improvement costs.

Past performance is not necessarily indicative of future performance.

 TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (continued)

	Houston R.E. Income Properties XII, Ltd.	Houston R.E. Income Properties XIV, Ltd.	Houston R.E. Income Properties XV, Ltd.	Hartman Commercial Properties REIT	Houston R.E. Income Properties XVI, Ltd.

Date offering commenced	07/01/95	04/01/97	09/08/98	07/01/99	07/01/01

Dollar amount raised	$10,000,000	$10,000,000	$9,948,500	$24,817,451	$25,000,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	1,050,000	1,000,000	895,365	—	—
Organizational expenses	450,000	300,000	198,970	438,027	859,604
Acquisition fees
Real estate commissions	—	—	—	—	—
Advisory fees	400,000	300,000	198,970	992,698	1,000,000
Other fees (Note 1)	—	—	—	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	4,723,075	8,651,348	1,337,692	51,602,226	7,180,723

Amount paid to sponsor from operations:
Property management fees	429,768	659,184	112,879	4,431,795	692,269
Partnership management fees	85,958	131,837	21,668	886,359	138,454
Leasing commissions	386,366	1,028,756	437,836	4,311,700	941,879

Other	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing	—	—	—	—	—

___________________
Note 1:  Turnkey improvement costs.

Past performance is not necessarily indicative of future performance.

 TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (continued)
	Houston R.E. Income Properties XVII, Ltd.	Hartman Income Properties XVIII, Ltd. (Note 2)	Hartman Gulf Plaza Acquisitions LP	Hartman 3100 Weslayan Acquisitions LP (Note 2)

Date offering commenced	11/15/02	11/25/03	2/04/04	8/30/04

Dollar amount raised	$24,984,900	$15,648,249	$7,050,000	$3,820,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	—	—	—	—
Organizational expenses	868,213	552,595	282,000	152,800
Acquisition fees
Real estate commissions	—	—	—	—
Advisory fees	999,396	625,930	450,000	286,500
Other fees (Note 1)	—	—	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	5,275,638	534,866	273,224	169,969

Amount paid to sponsor from operations:
Property management fees	386,969	37,514	51,987	12,766
Partnership management fees	77,394	2,897	—	—
Leasing commissions	282,186	23,373	—	—

Other	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor	—	—	—	—

Amount paid to sponsor from property sales and refinancing	—	—	—	—

___________________
Note 1:  Turnkey improvement costs.
Note 2:  Hartman Income Properties XVIII, Ltd. and Hartman 3100 Weslayan Acquisitions LP as of 3/31/05

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following sets forth the compensation received by affiliates of Hartman Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been initiated since March 1990. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Hartman Commercial Properties REIT.

Houston R.E. Income Properties, Ltd.

	1990	1991	1992	1993	1994	1995	1996	1997	1998	1999(1)

Gross revenues	$254,247	$469,696	$578,693	$575,185	$652,326	$760,170	$805,536	$836,259	$930,336	—

Profit (loss) on sale of properties	31,443	(46,287)	18,399	14,481	64,476	45,198	76,589	115,493	92,051	—

Less:
Operating expenses	212,345	253,093	275,381	261,152	344,089	366,704	369,970	365,770	433,489	—
Interest expense	84,510	111,827	113,560	106,765	123,814	122,109	113,867	84,993	87,308	—
Depreciation	19,564	26,263	28,140	29,768	31,271	31,872	51,920	34,934	35,657	—

Net income - GAAP basis	(30,729)	32,226	180,011	191,981	217,628	284,683	346,368	466,055	465,933	—

Taxable income
- from operations	—	—	—	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—	—	—	—

Cash generated
- from operations	9,326	32,226	180,011	290,883	77,678	321,791	377,070	481,380	134,348	—
- from gain on sale	—	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—	—	—	—	—
Less: Cash distributions to investors
- from operating cash flow	43,265	159,795	218,400	246,810	237,120	175,590	167,564	150,130	308,441	106,314
- from sales and refinancing	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	(127,569)	(38,389)	44,073	(159,442)	146,201	209,506	331,250	(174,093)	(106,314)
Less:
Special items	—	—	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	(127,569)	(38,389)	44,073	(159,442)	146,201	209,506	331,250	(174,093)	(106,314)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(14.81)	15.73	87.88	90.04	106.23	139.00	177.62	236.60	244.52	—
- from recapture	—	—	—	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—	—	—	—	—
- from return of capital	31.27	79.88	107.69	116.92	116.92	86.31	82.63	74.04	318.47	—
Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—	—
- from operations	31.27	79.88	107.69	116.92	116.92	86.31	82.63	74.04	318.47	—
- other	—	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%	100%	100%	100%	—
____________________
(1)  In 1999, the properties were merged into the Hartman REIT Operating Partnership.

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties VIII, Ltd.

	1990	1991	1992	1993	1994	1995

Gross revenues	$ 116,478	$ 498,934	$ 642,587	$ 666,489	$ 735,130	$ 703,201

Profit on sale of properties	—	—	—	—	—	—

Less:
Operating expenses	23,994	205,313	210,669	247,256	209,863	238,920
Interest expense	29,652	318,732	306,524	301,137	291,136	273,609
Depreciation	17,079	82,299	83,135	84,829	86,011	86,819

Net income - GAAP basis	45,753	(107,410)	42,259	33,267	148,120	103,853

Taxable income
- from operations	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—

Cash generated
- from operations	45,753	(107,410)	42,259	226,191	136,862	178,135
- from gain on sale	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	—	39,212	204,789	178,593	111,246	55,250
- from sales and refinancing	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	(146,622)	(162,530)	47,598	25,616	122,885
Less:
Special items	—	—	—	—	—	—
Cash generated (deficiency after cash distributions and special items	—	(146,622)	(162,530)	47,598	25,616	122,885

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	8.08	(45.73)	22.77	14.08	65.00	55.04
- from recapture	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—
- from return of capital	—	60.65	76.92	80.85	50.35	25.00
Source (on cash basis)
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
- from operations	—	60.65	76.92	80.85	50.35	25.00
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties VIII, Ltd. (continued)

	1996	1997	1998	1999	2000	2001	2002

Gross revenues	$ 692,764	$ 768,623	$ 782,005	$ 758,771	$ 791,003	$ 866,079	—

Profit on sale of properties	—	—	—	—	—	—	—

Less:
Operating expenses	228,161	221,079	294,831	242,861	307,907	298,754	—
Interest expense	206,803	194,810	188,191	177,024	181,134	156,497	—
Depreciation	86,970	87,410	87,513	88,890	89,921	89,423	—

Net income - GAAP basis	170,830	265,324	211,470	249,996	212,041	321,405	—

Taxable income
- from operations	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—

Cash generated
- from operations	260,350	363,686	343,095	241,478	347,055	452,795	—
- from gain on sale	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	160,745	229,287	190,613	187,850	237,575	232,050	60,775
- from sales and refinancing	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	99,605	134,399	152,482	53,628	109,480	220,745	(60,775)
Less:
Special items	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	99,605	134,399	152,482	53,628	109,480	220,745	(60,775)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	79.62	108.15	90.50	124.00	95.92	126.45	—
- from recapture	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—	—
- from return of capital	72.50	103.77	86.23	85.00	107.50	105.00	—
Source (on cash basis)
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations	72.50	103.77	86.23	85.00	107.50	105.00	—
- other	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%	—

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties IX, Ltd.

	1992	1993	1994	1995	1996	1997

Gross revenues	$ 874,732	$ 1,109,588	$ 1,174,911	$ 1,169,649	$ 1,109,390	$ 1,163,547

Profit on sale of properties	—	—	—	—	—	—

Less:
Operating expenses	472,929	539,007	609,792	786,970	548,397	603,052
Interest expense	203,869	268,648	258,665	—	245,864	265,773
Depreciation	78,908	131,103	133,392	136,060	138,541	142,100

Net income - GAAP basis	119,026	170,830	173,062	246,619	176,588	152,622

Taxable income
- from operations	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—

Cash generated
- from operations	119,026	346,001	310,701	433,235	345,164	306,967
- from gain on sale	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	129,417	273,340	297,056	305,988	280,491	216,750
- from sales and refinancing	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	72,661	13,645	127,247	64,673	90,217
Less:
Special items	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	72,661	13,645	127,247	64,673	90,217

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	56.88	64.04	75.96	93.12	55.68	55.04
- from recapture	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—
- from return of capital	61.04	110.00	117.52	120.00	110.00	85.00
Source (on cash basis)
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
- from operations	61.04	110.00	117.52	120.00	110.00	85.00
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties IX, Ltd. (continued)

	1998	1999	2000	2001	2002

Gross revenues	$ 1,338,032	$ 1,369,210	$ 1,357,544	$ 1,536,352	—

Profit on sale of properties	—	—	—	—	—

Less:
Operating expenses	547,984	752,250	656,137	701,469	—
Interest expense	230,872	226,168	238,753	214,302	—
Depreciation	144,326	148,642	151,103	150,710	—

Net income - GAAP basis	414,850	242,150	311,551	469,871	—

Taxable income
- from operations	—	—	—	—	—
- from gain on sale	—	—	—	—	—

Cash generated
- from operations	577,399	419,024	559,218	675,746	—
- from gain on sale	—	—	—	—	—
- from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	313,125	330,750	363,375	382,500	95,625
- from sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions	264,274	88,275	195,843	293,246	(95,625)
Less:
Special items	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	264,274	88,275	195,843	293,246	(95,625)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	143.08	80.00	94.20	126.72	—
- from recapture	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—
- from return of capital	122.48	130.00	142.50	150.00	—
Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations	122.48	130.00	142.50	150.00	—
- other	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	—

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties X, Ltd.

	1992	1993	1994	1995	1996	1997	1998	1999	2000(1)

Gross revenues	$64,090	$262,416	$953,872	$1,339,237	$1,171,931	$1,151,283	$1,273,330	$1,361,484	—

Profit on sale of properties	—	—	—	—	—	—	—	—	—

Less:
Operating expenses	21,329	162,890	406,017	594,749	503,991	478,593	610,936	498,928	—
Interest expense	1,422	11,173	144,953	139,356	137,158	132,135	142,214	116,714	—
Depreciation	6,459	32,812	104,549	117,725	174,940	244,650	126,013	144,125	—

Net income - GAAP basis	34,880	55,541	298,353	487,407	355,842	295,905	394,167	601,717	—

Taxable income
- from operations	—	—	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—	—	—

Cash generated
- from operations	—	169,951	385,545	637,006	371,281	900,971	600,774	765,387	—
- from gain on sale	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	—	92,936	394,583	290,423	432,353	433,238	472,775	483,129	131,175
- from sales and refinancing	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	77,015	(9,038)	346,583	(61,072)	467,733	127,999	282,258	(131,175)
Less:
Special items	—	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	77,015	(9,038)	346,583	(61,072)	467,733	127,999	282,258	(131,175)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	44.96	33.16	—	—	—	—	—	—	—
- from recapture	—	—	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	67.50	61.80	90.64	90.64	98.64	130.00	—
- from return of capital	—	72.52	20.00	—	—	—	—	—	—
Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
- from operations	—	72.52	87.50	61.80	90.64	90.64	98.64	130.00	—
- other	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%	100%	100%	—
___________
(1)  In 2000, the properties were merged into the Hartman REIT Operating Partnership.

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties XI, Ltd.

	1994	1995	1996	1997	1998	1999	2000	2001	2002

Gross revenues	$314,988	$1,254,423	$1,615,413	$1,587,600	$1,760,587	$402,699	$413,785	$538,294	$ —

Profit on sale of properties	—	—	—	—	—	—	—	—	—

Less:
Operating expenses	107,392	422,428	538,134	668,586	705,717	201,850	236,034	222,276	—
Interest expense	11,821	149,042	164,236	167,573	171,189	86,157	90,186	80,286	—
Depreciation	28,858	128,636	158,652	159,936	165,270	50,505	52,350	54,363	—

Net income - GAAP basis	166,917	554,317	754,391	591,505	718,411	64,187	35,215	181,369	—

Taxable income
- from operations	—	—	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—	—	—

Cash generated
- from operations	431,804	655,535	921,755	833,117	420,764	115,433	134,497	267,153	—
- from gain on sale	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	79,619	516,798	762,652	723,145	789,417	116,090	219,615	116,025	38,675
- from sales and refinancing	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	352,185	138,737	159,103	109,972	(368,653)	(657)	(85,118)	151,128	(38,675)
Less:
Special items	—	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	352,185	138,737	159,103	109,972	(368,653)	(657)	(85,118)	151,128	(38,675)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	71.60	—	—	—	—	—	—	—	—
- from recapture	—	—	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—	—	—	—
- from return of capital	45.46	110.00	150.10	145.70	164.12	141.64	129.06	126.30	—
Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
- from operations	45.46	110.00	150.10	145.70	164.12	141.64	129.06	126.30	—
- other	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	12.9%	12.9%	12.9%	—

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties XII, Ltd.

	1996	1997	1998	1999	2000	2001	2002

Gross revenues	$470,838	$1,664,779	$3,186,920	$3,167,907	$922,017	$747,159	$ —

Profit on sale of properties	—	—	—	—	—	—	—

Less:
Operating expenses	253,642	642,294	1,430,053	1,430,780	2,673	2,673	—
Interest expense	6,274	57,684	522,561	485,501	—	—	—
Depreciation	39,410	238,389	388,435	379,830	—	—	—

Net income - GAAP basis	171,512	726,412	845,871	871,796	919,344	744,486	—

Taxable income
- from operations	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—

Cash generated
- from operations	246,620	1,088,431	1,234,306	1,251,626	827,887	979,099	247,710
- from gain on sale	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	238,922	846,508	1,133,853	1,184,776	980,559	982,099	247,710
- from sales and refinancing	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,698	241,923	100,453	66,850	(152,672)	(3,000)	—
Less:
Special items	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	7,698	241,923	100,453	66,850	(152,672)	(3,000)	—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	47.56	72.68	84.20	90.72	75.06	75.26	—
- from recapture	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—	—
- from return of capital	80.49	100.06	113.58	117.82	94.04	94.19	23.76
Source (on cash basis)
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations	80.49	100.06	113.58	117.82	94.04	94.19	23.76
- other	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%	—

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties XIV, Ltd.

	1997	1998	1999	2000	2001	2002	2003	2004

Gross revenues	$145,601	$1,727,551	$3,422,423	$3,041,089	$3,240,421	$1,348,874	$1,111,166	$1,336,278

Profit on sale of properties	—	—	—	—	—	—	—	—

Less:
Operating expenses	56,776	931,274	1,380,468	1,395,816	1,554,992	492,893	497,894	400,236
Interest expense	19,220	7,756	405,690	713,388	549,683	146,656	110,387	139,959
Depreciation	42,278	216,627	324,574	372,682	356,014	109,508	520,759	184,271

Net income - GAAP basis	27,327	571,894	1,311,691	559,203	779,732	599,816	(17,874)	611,812

Taxable income
- from operations	—	—	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—	—	—

Cash generated
- from operations	69,605	780,980	1,277,243	1,296,845	1,328,463	765,051	485,096	804,452
- from gain on sale	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancings

Less: Cash distributions to investors
- from operating cash flow	3,261	719,794	1,072,500	1,275,000	1,050,000	739,207	803,001	862,007
- from sales and refinancing	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	66,344	61,186	204,743	21,845	278,463	25,844	(317,905)	(57,555)
Less:
Special items	—	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	66,344	61,186	204,743	21,845	278,463	25,844	(317,905)	(57,555)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:	—	—	—	—	—	—	—	—
Ordinary income (loss)
- from operations	15.72	58.68	130.24	66.41	21.60	63.07	3.65	58.31
- from recapture	—	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—	—	—	3.65	62.59
- from return of capital	4.60	90.25	107.48	127.50	105.00	73.92	76.65	23.61
Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—
- from operations	4.60	90.25	107.48	127.50	105.00	73.92	80.30	86.20
- other	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Hartman Commercial Properties REIT

	1999	2000	2001	2002	2003	2004

Gross revenues	$5,009,497	$9,625,758	$11,703,737	$20,755,026	$20,972,951	$23,483,657

Profit on sale of properties	—	—	—	—	—	—

Less:
Operating expenses	2,019,411	4,117,011	5,296,787	8,733,708	9,411,679	10,419,357
Interest expense	731,919	1,271,194	812,029	1,573,270	1,323,378	2,664,135
Depreciation	848,167	1,593,779	1,922,247	3,550,325	3,728,925	3,986,136

Income before minority interests	1,410,000	2,643,774	3,672,674	6,897,723	6,508,969	6,414,029

Taxable income
- from operations	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—

Cash generated (before minority interests)
- from operations	—	4,715,981	3,118,723	10,586,046	8,988,436	9,530,561
- from gain on sale	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
Cash generated from operations, sales and refinancings	—	4,715,981	3,118,723	10,586,046	8,988,436	9,530,561

Less: Cash distributions to investors
- from operating cash flow (1)	—	3,872,158	4,638,118	8,435,644	8,972,948	8,972,946
- from sales and refinancing	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	843,823	(1,519,395)	2,150,402	15,488	557,615
Less:
Special items	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	843,823	(1,519,395)	2,150,402	15,488	557,615

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	—	—	—	—
- from recapture	—	—	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	69.44	72.47	57.27	81.92	24.84	67.70
- from return of capital	22.06	23.03	23.98	14.33	75.16	32.30
Source (on cash basis)
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
- from operations	91.50	95.50	81.25	96.25	100.00	100.00
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%	100%
__________
(1)   Includes distributions to unit holders in Hartman REIT Operating Partnership, L.P.

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties XV, Ltd.

	1999	2000	2001	2002

Gross revenues	$71,535	$681,067	$1,488,560	—

Profit on sale of properties	—	—	—	—

Less:
Operating expenses	117,309	604,150	661,692	—
Interest expense	—	150,085	179,999	—
Depreciation	20,784	188,607	199,552	—

Net income - GAAP basis	(66,558)	(261,775)	447,317	—

Taxable income
- from operations	—	—	—	—
- from gain on sale	—	—	—	—

Cash generated
- from operations	44,228	(52,126)	773,208	—
- from gain on sale	—	—	—	—
- from refinancing	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	560,392	796,500	795,876	198,969
- from sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions	(516,164)	(848,626)	(22,668)	(198,969)
Less:
Special items	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(516,164)	(848,626)	(22,668)	(198,969)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(4.09)	(25.31)	31.90	—
- from recapture	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—
- from return of capital	80.00	80.00	80.00	—
Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	80.00	80.00	80.00	—
- other	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	—

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E. Income Properties XVI, Ltd.

	2001	2002	2003	2004

Gross revenues	$41,808	$2,155,030	$5,651,238	$7,392,193

Profit on sale of properties	—	—	—	—

Less:
Operating expenses	42,793	1,147,886	3,387,789	5,100,950
Interest expense	—	—	138,429	447,505
Depreciation	3,193	155,825	1,367,496	1,456,791

Net income - GAAP basis	(4,178)	851,320	757,525	386,926

Taxable income
- from operations	—	—	—	—
- from gain on sale	—	—	—	—

Cash generated
- from operations	(2,846)	1,135,306	2,358,097	1,917,564
- from gain on sale	—	—	—	—
- from refinancing	—	—	—	—
Cash generated from operations, sales and refinancings	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	1,395	664,674	1,984,113	2,187,623
- from sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions	(4,241)	470,632	373,984	(270,059)
Less:
Special items	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(4,241)	470,632	373,984	(270,059)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(0.98)	34.05	24.54	29.15
- from recapture	—	—	—	—

Cash distributions to investors:
Source (on tax basis)
- from investment income	—	—	—	—
- from return of capital	20.00	80.00	80.00	87.50
Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	20.00	80.00	80.00	87.50
- other	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Houston R.E Income Properties XVII, Ltd.

	2002	2003	2004

Gross revenues	$129	$3,102,598	$6,602,741

Profit on sale of properties	—	—	—

Less:
Operating expenses	29	1,032,296	4,064,464
Interest expense	—	—	216,964
Depreciation	—	260,143	1,647,586
Minority Interest	—	—	4,381

Net income - GAAP basis	100	1,810,159	669,346

Taxable income
- from operations	—	—	—
- from gain on sale	—	—	—

Cash generated
- from operations	100	2,253,033	2,276,057
- from gain on sale	—	—	—
- from refinancing	—	—	—
Cash generated from operations, sales and refinancings	100	2,253,033	2,276,057

Less: Cash distributions to investors
- from operating cash flow	—	452,819	1,976,780
- from sales and refinancing	—	—	—

Cash generated (deficiency) after cash distributions	100	1,800,215	299,277
Less:
Special items	—	—	—
Cash generated (deficiency) after cash distributions and special items	100	1,800,215	299,277

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	0.14	35.16	5.45
- from recapture	—	73.01	3.53

Cash distributions to investors
Source (on tax basis)
- from investment income	—	33.26	8.99
- from return of capital	—	—	—
Source (on cash basis)
- from sales	—	—	—
- from refinancing	—	—	—
- from operations	—	33.26	8.99
- other	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Hartman Income Properties XVIII, Ltd.

2004
Gross revenues	$439,267
Profit on sale of properties	—
Less:
Operating expenses	1,032,296
Interest expense	—
Depreciation	260,143
Net income - GAAP basis	1,810,159
Taxable income
- from operations	—
- from gain on sale	—
Cash generated
- from operations	2,253,033
- from gain on sale	—
- from refinancing	—
Cash generated from operations, sales and refinancings	—
Less: Cash distributions to investors
- from operating cash flow	452,819
- from sales and refinancing	—
Cash generated (deficiency) after cash distributions	1,800,215
Less:
Special items	—
Cash generated (deficiency) after cash distributions and special items	1,800,215
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(.80)
- from recapture	—
Cash distributions to investors
Source (on tax basis)
- from investment income	(.80)
- from return of capital	8.28
Source (on cash basis)
- from sales	—
- from refinancing	—
- from operations	7.49
- other	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

Past performance is not necessarily indicative of future performance.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since March 1990 and which had similar or identical investment objectives to those of Hartman Commercial Properties REIT. All figures are from the inception of the program to the date the program was completed.

	Houston R.E. Income Properties Ltd. (1)	Houston R.E. Income Properties VIII, Ltd.(1)	Houston R.E. Income Properties IX, Ltd. (1)	Houston R.E. Income Properties X, Ltd. (1)

Dollar amount raised	$ 2,028,000	$ 2,210,000	$ 2,550,000	$ 4,770,000

Number of properties purchased	2	1	1	3

Date of closing of offering	10/31/90	3/31/91	5/31/92	12/31/93

Date of first sale of property	N/A	N/A	N/A	N/A

Date of final sale of property	N/A	N/A	N/A	N/A

Tax and Distribution Data Per $1,000 Investment
Federal income tax results through:	12/31/98	12/31/01	12/31/01	12/31/99
Ordinary income (loss)
- from operations	$ 1,062	$ 768	$ 971	$ 529
- from recapture

Capital gain (loss)	—	—	—	—

Deferred gain

Capital	—	—	—	—
Ordinary	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	894	768	971	529
- Return of capital	—	86	200	38

Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Operations	—	—	—	—
- Other	—	—	—	—

Receivable on net purchase money financing	—	—	—	—

(1)   Programs were terminated by merging into Hartman REIT Operating Partnership, L.P.

Past performance is not necessarily indicative of future performance.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS (continued)

	Houston R.E. Income Properties XI Ltd. (1)	Houston R.E. Income Properties XII, Ltd.(1)	Houston R.E. Income Properties XV, Ltd. (1)

Dollar amount raised	$ 4,810,000	$9,982,000	$ 9,948,500

Number of properties purchased	4	6	1

Date of closing of offering	3/31/95	12/31/96	5/31/99

Date of first sale of property	N/A	N/A	N/A

Date of final sale of property	N/A	N/A	N/A

Tax and Distribution Data Per $1,000 Investment
Federal income tax results through:	12/31/01	12/31/01	12/31/01
Ordinary income (loss)
- from operations	$ 635	$ 426	$ 3
- from recapture

Capital gain (loss)	—	—	—

Deferred gain

Capital	—	—	—
Ordinary	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	635	426	12
- Return of capital	11	180	224

Source (on cash basis)
- Sales	—	—	—
- Refinancing	—	—	—
- Operations	—	—	—
- Other	—	—	—

Receivable on net purchase money financing	—	—	—

(1)  Programs were terminated by merging into Hartman REIT Operating Partnership, L.P.

Past performance is not necessarily indicative of future performance.

APPENDIX B
SUBSCRIPTION AGREEMENT

Hartman Commercial Properties REIT

THIS SUBSCRIPTION AGREEMENT is made and entered into between Hartman Commercial Properties REIT, a Maryland real estate investment trust (the “Company”), and the investor whose signature appears below (“Investor”).

1.     Subscription Amount and Payment. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company’s $.001 par value per share common shares (the “Shares”) set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank, N.A., Hartman Commercial Properties REIT of the subscription price for the Shares. The subscription price shall be $10 per Share.

2.     Acceptance by the Company. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.      Disclosures by the Company.

Prospective investors are hereby advised of the following:

•	All prospective investors are urged to carefully read the prospectus of the Company dated June 27, 2005, as supplemented to date (the “Prospectus”).

•	Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

•	The assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus.

•	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

•	There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

4.     Purchase Information.

________________ _________________ # of Shares Total $ Invested (# Shares x $10 = Total $ Invested) Minimum purchase: $1,000 or 100 Shares	Except for Custodial Accounts, Make Investment Check Payable to: Wells Fargo Bank, N.A., Hartman Commercial Properties REIT
☐ Initial Investment (Minimum $1,000) ☐ Additional Investment (Minimum $250) State in which sale was made: ___________________

5.     Type of Ownership.

☐ Individual
☐ IRA Type: ________________________
☐ Joint Tenants with Right of Survivorship
☐ Community Property
☐ Tenants in Common
☐ UGMA State of ______________________
☐ UTMA State of ______________________
☐ Other Qualified Plan: ☐ MPPP ☐ Profit Sharing ☐ Keogh ☐ TRUST/TRUST TYPE: ________________________ (Please specify, i.e., Family, Living, Revocable, etc.) ☐ OTHER: _________________________________

6.     Registration and Contact Information.

Please print name(s) in which Shares are to be registered. Include trust name, if applicable, if IRA or a qualified plan, include both investor and custodian names and Taxpayer I.D. numbers. If this is a legal entity, check this box ☐

Name                                                                                                                                                                                     FEIN or Social Security Number
-	-
Additional Name (if applicable)                                                                                                                                        FEIN or Social Security Number
-	-

Mailing Address (St. or P.O. Box):

City	State	Zip Code

Distribution Address:

City	State	Zip Code

Home Telephone No.	( )	Business Telephone No.	( )

Email Address (Optional)	Country of Citizenship

7. Subscriber Signatures.

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

(a)	I have received the Prospectus.	_______ Initials	_______ Initials
(b)
I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under “Suitability Standards.”
		_______ Initials	_______ Initials
(c)
If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

		_______ Initials	_______ Initials
(d)	If I am a resident of California, Kansas, Ohio, or Oklahoma, this investment does not exceed 10.0% of my liquid net worth.	_______ Initials	_______ Initials
(e)	I am purchasing the Shares for my own account.	_______ Initials	_______ Initials
(f)	I acknowledge that there is no public market for the Shares.	_______ Initials	_______ Initials
(g)
I am in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.
		_____ Initials	______ Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

_________________________________ Signature of Investor or Trustee	_________________________________ Signature of Joint Owner, if applicable	________________ Date

8.     Dividends.
(Please check one of the following.)
☐ I prefer to participate in the Dividend Reinvestment Plan.
☐ I prefer dividends be paid to me at my address listed under Section 6.

9.     Broker-Dealer or Independent Investment Adviser.

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Company. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer or Investment Adviser Name (Name of Entity)	Telephone No.	( )

Broker-Dealer or Investment Adviser Signature	Date

Broker-Dealer or Investment Adviser Account Number

Individual Representative Name	Telephone No.	( )

Rep. Street Address or P.O. Box

City	State	Zip Code

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:
A. ☐Through D.H. Hill Securities, LLP or its affiliates by a registered representative or principal of D.H. Hill Securities, LLP, who is an affiliate of Hartman Commercial Properties REIT.
B. ☐ Through D.H. Hill Securities, LLP or its affiliates by a registered representative or principal of D.H. Hill Securities, LLP, who is not an affiliate of Hartman Commercial Properties
          REIT.
C. ☐ Through a participating Broker-Dealer - indicate the correct commission rate below:
_____ (1) Full commission
_____ (2) Waiver of selling commission, purchased through affiliated investment adviser
_____ (3) Waiver of selling commission; purchase is for participating Broker-Dealer or its retirement plan, or for a representative of participating Broker-Dealer or his or her retirement plan or family members
D. ☐ Through investment adviser unaffiliated with a Broker-Dealer - Certification of Client Suitability form must be attached.

Date
Representative Signature

For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to “Wells Fargo Bank, N.A., Hartman Commercial Properties REIT” to:

FOR INTERNAL USE ONLY:
Accepted by: Hartman Commercial Properties REIT By: _________________________________ Name: ____________________________ Title: _____________________________	Date: ______________________________ Amount: ______________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)
to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)
by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)
by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)
by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

INSTRUCTIONS TO
HARTMAN COMMERCIAL PROPERTIES REIT
SUBSCRIPTION AGREEMENT

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 4 of Subscription Agreement)

•	A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.

•
A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS FARGO BANK, N.A., HARTMAN COMMERCIAL PROPERTIES REIT.” FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

•	Investors who have satisfied the minimum purchase requirements in connection with previous investments in the Company may invest as little as $250 (25 Shares), except for residents of Oregon.

•	Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made.

Type of Ownership. (Section 5 of Subscription Agreement)

•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration and Contact Information. (Section 6 of Subscription Agreement)

•	Please enter the exact name in which the Shares are to be held.

-	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

-	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

-	Trusts should include the name of the trustee.

•
All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes). By signing in Section 7, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

•
FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER’S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

•	WITH THE SUBMISSION OF THE SUBSCRIPTION AGREEMENT, EACH INVESTOR MUST ENCLOSE A MANUALLY SIGNED COPY OF A COMPLETED IRS FORM W-9. A BLANK FORM W-9 IS ATTACHED HERETO AS ANNEX A.

Subscriber Signatures. (Section 7 of Subscription Agreement)

•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:

-	Individual: One signature required.

-	Joint Tenants with Right of Survivorship: All parties must sign.

-	Tenants In Common: All parties must sign.

-	Community Property: Only one investor’s signature required.

-	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

-	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

-
Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

-
Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board’s resolution authorizing the investment.

-
IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

-	Keogh (HR 10): Same rules as those applicable to IRAs.

-
Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

•	PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Dividends. (Section 8 of Subscription Agreement)

•	By electing the Dividend Reinvestment Plan, the investor elects to reinvest all of the dividends otherwise payable to such investor in Shares of the Company.

•
Each investor who elects the Dividend Reinvestment Plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

Broker-Dealer or Independent Investment Adviser. (Section 9 of Subscription Agreement)

•	This Section is to be completed by the investor’s Registered Representative. Please complete all requested broker-dealer information, including suitability certification.

•
Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

IF THE SUBSCRIBER IS AN ENTITY, THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to D.H. Hill Securities, LLP, Att’n: Supervisory Officer, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL D.H. HILL SECURITIES, LLP AT (713) 467-2222.

ANNEX A

IRS FORM W-9

Form W-9 (Rev. January 2003) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name
Business name, if different from above
	☐ Individual/ ☐ Corporation ☐ Partnership ☐ Other Check appropriate box: Sole proprietor	☐ Exempt from backup withholding
	Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)
Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN).
However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note: If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.
Social security number
☐☐☐☐☐☐☐☐☐
or Employer identification number
☐☐☐☐☐☐☐☐☐
Part II Certification

Under penalties of perjury, I certify that:
1.     The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has  notified me that I am no longer subject to backup withholding, and
3.     I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here	Signature of U.S. person w	Date w

Purpose of Form
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee.
Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Foreign person. If you are a foreign person, use the appropriate Form W-8 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:
1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as anonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Cat. No. 10231X	Form W-9 (Rev. 1-2003)

Form W-9 (Rev. 1-2003)	Page 2
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 30% of such payments (29% after December 31, 2003; 28% after December 31, 2005). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup
withholding if:

1. You do not furnish your TIN to the requester, or
2. You do not certify your TIN when required (see the Part II instructions on page 4 for details), or
3. The IRS tells the requester that you furnished an incorrect TIN, or
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
Certain payees and payments are exempt from backup withholding. See the instructions below and the separate
Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note: You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.)

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.
Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
2. The United States or any of its agencies or instrumentalities;
3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or
5. An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
6. A corporation;
7. A foreign central bank of issue;
8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

Form W-9 (Rev. 1-2003)	Page 3

9. A futures commission merchant registered with the Commodity Futures Trading Commission;
10. A real estate investment trust;
11. An entity registered at all times during the tax year under the Investment Company Act of 1940;
12. A common trust fund operated by a bank under section 584(a);
13. A financial institution;
14. A middleman known in the investment community as a nominee or custodian; or
15. A trust exempt from tax under section 664 or described in section 4947.
The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

Part I. Taxpayer Identification
Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note: See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5,
Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

If the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt recipients 1 through 7 [2]
[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Form W-9 (Rev. 1-2003)	Page 4
Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.
For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.
1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have  previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
	For this type of account:	Give name and SSN of:
1. Individual
2. Two or more individuals (joint  account)

3. Custodian account of a minor  (Uniform Gift to Minors Act)
4. a. The usual revocable  savings trust (grantor is also
         trustee)
     b. So-called trust account  that is not a legal or valid  trust under state law
5. Sole proprietorship or single- owner LLC
The individual The actual owner of the account or, if combined funds, the first individual on the account [1] The minor [2] The grantor-trustee [1] The actual owner [1] The owner [3]
	For this type of account:	Give name and EIN of:
6.    Sole proprietorship or single-owner LLC
7.    A valid trust, estate, or pension trust
8.    Corporate or LLC electing corporate status on Form 8832
9.    Association, club, religious, charitable,
        educational, or other tax-exempt
        organization
10.  Partnership or multi-member LLC
11.  A broker or registered  nominee
12.  Account with the Department of
        Agriculture in the name of a  public
       entity (such as a  state or local
       government, school district
       or prison) that  receives agricultural
       program  payments
The owner [3] Legal entity [4] The corporation The organization The partnership The broker or nominee The public entity
[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

[4] List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

APPENDIX C
DIVIDEND REINVESTMENT PLAN

Hartman Commercial Properties REIT, a Maryland real estate investment trust (the “Company”), has adopted a dividend reinvestment program (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Shares authorized for issuance under the Plan is 1,000,000.

2. Participants. “Participants” are our existing shareholders, persons who receive our shares upon conversion of OP units and purchasers of Common Shares issued in the offering covered by the Company’s Registration Statement on Form S-11 (file no. 333-111674) (the “Offering”) who elect to participate in the Plan.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. No dealer manager fee or sales commissions will be paid in connection with purchases under the Plan.

4. Procedure for Participation. Qualifying shareholders may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid quarterly and are calculated with a daily record and Distribution declaration date.

5. Purchase of Shares. Participants will acquire Common Shares at a price equal to the higher of $9.50 per share or 95.0% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. Participants in the Plan may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the Plan to the extent such purchase would cause it to exceed the Aggregate Share Ownership Limit (unless exempted by the Company’s board of directors). A shareholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the Offering outside of the Plan at prices below $9.50 per share.

6. Taxation of Distributions. The reinvestment of Distributions in the Plan does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

7. Share Certificates. The shares issuable under the Plan shall be uncertificated until the board of directors determines otherwise.

8. Voting of Plan Shares. In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the Plan. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer in the Offering in order for the dealer manager or participating broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

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10. Termination by Participant. A Participant may terminate participation in the Plan at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be distributed to the shareholder in cash.

11. Amendment or Termination of Plan by the Company. The board of trustees of the Company may amend or terminate the Plan for any reason upon ten (10) days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. This Plan shall be governed by the laws of the State of Maryland.

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Prospectus
Up to 11,000,000 Common Shares Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	149
Conflicts of Interest	60
Dilution	43
Description of Real Estate and Operating Data	82
Description of Shares	128
Estimated Use of Proceeds	41
Experts	149
Federal Income Tax Considerations	110
Financial Information	F-1
Investment by Tax-Exempt Entities and ERISA Considerations	124
Investment Objectives and Criteria	70
Legal Matters	149
Management	45
Management Compensation	55
Management’s Discussion and Analysis of Financial Condition and Results of Operations	92
Ownership of Shares	59
Plan of Distribution	145
Prior Performance Summary	107
Prior Performance Tables	A-1
Prospectus Summary	9
Questions and Answers About This Offering	1
Risk Factors	17
Selected Financial Data	91
Suitability Standards	1
Summary of Dividend Reinvestment Plan	140
Supplemental Sales Material	148
The Operating Partnership Agreement	142

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

D.H. HILL SECURITIES, LLP

June 27, 2005